Prospectus Supplement dated July 26, 2001 (To Prospectus Dated July 26, 2001)

                                  $650,410,000
                    Mortgage Loan Asset Backed Certificates,
                                  Series 2001-2
                       Saxon Asset Securities Trust 2001-2
        Principal and interest payable monthly, beginning in August 2001

               Saxon Mortgage, Inc.             Saxon Asset Securities Company
            Seller and Master Servicer                     Depositor


         The trust will issue:

         o        nine classes of senior certificates; and

         o        seven classes of subordinated certificates.

         For a description of the certificates offered by this prospectus supplement, see "Offered Certificates" in this prospectus supplement.
                                ________________

         The assets of the trust will include two groups of mortgage loans secured by one-to-four family residential properties. One group will consist of fixed rate, first or second mortgage loans. The other group will consist of adjustable rate, first mortgage loans. The trust will also hold cash for the purchase of subsequent mortgage loans on or before August 31, 2001.

         The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

                                ________________

         An investment in the offered certificates (and in particular the class A-IO, class X-IO and subordinate certificates) involves significant risks. You should carefully consider the risk factors beginning on page S-10 of this prospectus supplement and page 3 of the prospectus.

                                ________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

         The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale. The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, and upon request Clearstream and the Euroclear System on or about August 2, 2001.

Greenwich Capital Markets, Inc.
                        Credit Suisse First Boston
                                             First Union Securities, Inc.
                                                                       JPMorgan

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

         The offered certificates are not being offered in any state where the offer is not permitted.

         The depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         The offered certificates are described in two separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, and

         o this prospectus supplement, which describes the specific terms of your certificates.

         This prospectus supplement does not contain complete information about the offering of these securities. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

         This prospectus supplement describes the terms of the offered certificates and the mortgage loans in greater detail than our prospectus, and may provide information that differs from our prospectus. If the description of the terms of your certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

         Saxon Asset Securities Company's principal offices are located at 4880 Cox Road, Glen Allen, Virginia 23060 and its phone number is (804) 967-7400.

                                 _______________

         This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material, including tables, under the headings "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                 TABLE OF CONTENTS

               Prospectus Supplement
               ---------------------

Offered Certificates..............................S-4

Summary of Terms..................................S-5

Risk Factors.....................................S-10

Recent Developments..............................S-15

The Mortgage Loan Pool...........................S-15

Prepayment and Yield
   Considerations................................S-25

Description of The Offered
   Certificates..................................S-37

The Trust Agreement..............................S-45

Material Federal Income Tax Consequences.........S-50

ERISA Considerations.............................S-52

Ratings..........................................S-56

Legal Investment Considerations..................S-57

Use of Proceeds..................................S-57

Legal Matters....................................S-57

Underwriting.....................................S-57

Glossary.........................................S-60

Appendix A: Pool Information.....................A-1

                    Prospectus
                    ----------

Important Notice About Information
Presented in this Prospectus and
the Prospectus Supplement.........................2

Risk Factors......................................3

Description of the Certificates...................9

Registration of the Offered

Securities.......................................10

Maturity, Prepayment and Yield
Considerations...................................22

The Trusts.......................................25

Credit Enhancement...............................34

Origination of Mortgage Loans....................41

Servicing of Mortgage Loans......................43

The Agreement....................................53

Material Legal Aspects of
Mortgage Loans...................................57

The Depositor....................................68

Use of Proceeds..................................69

Material Federal Income Tax
Consequences.....................................69

State and Local Tax Considerations..............104

ERISA Considerations............................105

Legal Investment Matters........................108

Plan of Distribution............................109

Available Information...........................110

Incorporation of Certain Documents
by Reference....................................111

               OFFERED CERTIFICATES

         The trust will issue the following classes of certificates that are being offered by this prospectus supplement and the accompanying prospectus.

                        Initial                                                    Final
                      Certificate                                                Scheduled
                       Principal                               Ratings          Distribution
 Class                  Balance                Coupon         Moody's/S&P          Date(2)              Type(4)
--------              ------------        ----------------    -----------       ------------         -------------
AF-1(1)               $111,500,000        0.12% plus LIBOR      Aaa/AAA           June 2016          Variable Rate
                                                                                                       Sequential
AF-2(1)                 37,100,000                  5.130%      Aaa/AAA           June 2016            Fixed Rate
                                                                                                       Sequential
AF-3(1)                 53,200,000                  5.564%      Aaa/AAA          August 2016           Fixed Rate
                                                                                                       Sequential
AF-4(1)                 32,800,000                  6.190%      Aaa/AAA          August 2022           Fixed Rate
                                                                                                       Sequential
AF-5(1)                 38,862,000                  6.670%      Aaa/AAA           March 2029           Fixed Rate
                                                                                                       Sequential
AF-6(1)                 26,000,000                  6.312%      Aaa/AAA           June 2016        Fixed Rate Lockout

AV-1(1)                185,000,000        0.23% plus LIBOR      Aaa/AAA            May 2031          Variable Rate
                                                                                                      Pass-Through
AV-2(1)                 74,891,000        0.24% plus LIBOR      Aaa/AAA            May 2031          Variable Rate
                                                                                                      Pass-Through
A-IO(3)                   Notional                  6.250%      Aaa/AAA         February 2004        Fixed Rate IO

M-1(1)                  45,529,000        0.53% plus LIBOR       Aa2/AA           March 2031         Variable Rate
                                                                                                       Mezzanine
M-2(1)                  26,016,000        0.85% plus LIBOR        A2/A           January 2031        Variable Rate
                                                                                                       Mezzanine
B-1(1)                  19,512,000        1.60% plus LIBOR      Baa2/BBB         August 2031         Variable Rate
                                                                                                      Subordinate
X-IO(3)                   Notional                     (5)      Aaa/AAA          August 2031           Stepped IO

______________________________________
(1) The pass-through rates are subject to a cap. After the clean-up call date, the pass-through rates on the class AF-5 and Class AF-6 certificates increase by 0.50% and the spread over one month LIBOR for the Class AF-1, Class AV-1, Class AV-2, Class M-1, Class M-2 and Class B-1 certificates increases to 0.240%, 0.460%, 0.480%, 0.795%, 1.275%
         and 2.400%, respectively.
(2) Calculated as described herein under "Prepayment and Yield Considerations." The actual final distribution date of the offered certificates may be substantially earlier or later than the final scheduled distribution date.
(3)      These classes will not receive any principal payments.
(4) Each class which includes the letter "F" in its designation is referred to herein as a group I certificate; each class which includes a "V" in its designation is referred to herein as a group II certificate.
(5) The Class X-IO certificates will accrue interest on their notional amount at the stepped rate described in this prospectus supplement.

                                SUMMARY OF TERMS

         This summary highlights selected information from this document. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the offered certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

         o This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Trust

         The issuer of the certificates is Saxon Asset Securities Trust 2001-2. The trust was created for the sole purpose of issuing the certificates. The certificates represent individual ownership interests in the trust and are not the obligation of any other entity. Neither the certificates nor the mortgage loans will be insured by any governmental agency or instrumentality.

Seller

         Saxon Mortgage, Inc., the parent of the depositor.

Depositor

         Saxon Asset Securities Company

Master Servicer

         Saxon Mortgage, Inc.

Servicer

         Meritech Mortgage Services, Inc., an affiliate of the seller and the depositor.

Trustee and Calculation Agent

         Bankers Trust Company

Cut Off Date

         As of the close of business on July 1, 2001 for the mortgage loans to be sold to the trust on the closing date.

Closing Date

         On or about August 2, 2001.

Offered Certificates

         As described in this prospectus supplement, the trust will be divided into two groups, group I and group II, respectively. The mortgage loans in group I bear interest at fixed rates; the mortgage loans in group II bear interest at variable rates. In general, the trust will distribute collections on the mortgage loans in group I to the group I senior certificates and collections on mortgage loans in group II to the group II senior certificates. Additionally, distributions on the group II mortgage loans will be subdivided as described in this prospectus supplement.

         The subordinate certificates and the class A-IO and class X-IO certificates will be entitled to distributions from both mortgage pools.

Distribution Date

         The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day. The first distribution date will be August 27, 2001.

Pass-Through Rates

o Pass-through rates on the group I senior certificates (other than the class AF-1 certificates) and on the class A-IO and X-IO certificates are fixed as described herein and are shown on page S-4. The pass-through rates for the group I senior certificates will be capped as described in this prospectus supplement.

o For the group I senior certificates (other than the class AF-1 certificates) and the class A-IO and class X-IO Certificates, the amount of interest distributable on each distribution date is the interest accrued during the month immediately preceding the month in which that distribution date occurs. All calculations are made on the basis of a 360-day year consisting of twelve 30 day months (30/360).

o Pass-through rates on the group II senior certificates and the class AF-1, class M-1, class M-2 and class B-1 certificates adjust on each distribution date, generally to one month LIBOR plus the spread shown on page S-4 for each class.

o Pass-through rates on any distribution date for the group II senior certificates and the class AF-1, class M-1, class M-2 and class B-1 certificates will be subject to a cap described in this prospectus supplement.

o Whenever a pass-through rate for a certificate is capped, any shortfall in interest on that certificate resulting from the application of the cap will be carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest as more fully described in this prospectus supplement.

o For the group II senior certificates and the class AF-1, class M-1, class M-2 and class B-1 certificates interest accrues on each distribution date from and including the prior distribution date (or from the closing date, in the case of the first distribution date) to and excluding that distribution date. All calculations are made on the basis of an actual number of days in each monthly accrual period and a year of 360 days (actual/360).

o The class A-IO and class X-IO certificates will not receive any principal payments. Interest on the class X-IO certificates will be subordinate to the payment of other amounts as described in this prospectus supplement.

Interest Distributions

         On each distribution date, the trust will distribute interest and 60% of prepayment penalties owed by borrowers, to the extent collected, in the following order:

o Out of collections from the related loan group, all interest due the related class A certificates (including the allocable portion due the class A-IO certificates);

o in combination with such remaining amounts from the other mortgage loan group, to the payment of the subordinate certificates in the order of priority described in this prospectus supplement; and

o any remaining amounts will be applied as described under "Excess Interest" below.

Excess Interest

         On each distribution date, the trust will generally distribute any excess interest and remaining pledged prepayment penalties described above in the following order:

o to the certificates, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

o to the subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any carryover amount) on the related certificates and amounts in repayment of any realized losses previously allocated to those certificates;

o to the certificates, in order of seniority, any applicable carryover amount; and

o    to the class C and class R certificates, any remainder.

Principal Distributions

         On each distribution date, the trust will distribute principal collected for a group to the related certificates as described under "Description of the Offered Certificates--Distributions" herein.

Credit Enhancement

         Credit enhancement refers to various mechanisms that are intended to protect owners of classes of certificates against losses due to defaults on the mortgage loans.

         The certificates have the benefit of the following types of credit enhancement:

o the use of excess interest (including a portion of pledged prepayment penalties) to distribute principal to a limited extent to create over-collateralization, to pay in limited circumstances shortfalls in payments due to certificates and to reimburse certificates for losses;

o the subordination of distributions on the subordinate certificates to the required distributions on the more senior certificates; and

o the allocation of realized losses on the mortgage loans first to the subordinate certificates.

Mortgage Loans

         The mortgage loans in the trust were or will be originated or acquired in accordance with the seller's program for non-conforming credits. We refer you to "Risk Factors - Non-Conforming Underwriting Standards" in this prospectus supplement for additional information.

         The mortgage loans in the trust are separated into two groups, each containing mortgage loans secured by one-to-four family residential properties:

o    Group I consists of fixed rate, first or second lien mortgage loans.

o Group II consists of adjustable rate, first lien mortgage loans. Group II will be subdivided into two subgroups, subgroup IIA and subgroup IIB. The mortgage loans included in subgroup IIA will have balances conforming to the purchase guidelines of Fannie Mae and Freddie Mac.

Pre-Funding Feature

         The trust may purchase additional mortgage loans on or before August 31, 2001 for inclusion in either group of loans. At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered certificates, approximately $29,000,000, which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group I, and approximately $15,000,000, which may be applied to the purchase of subsequent adjustable rate mortgage loans for inclusion in group II (which amounts will be allocated between the applicable subgroups). Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in the other group. If those funds are not completely used by August 31, 2001, any remaining pre-funding amounts will be distributed as principal prepayments on the group I certificates, to the extent the remaining funds had been allocated for the purchase of fixed rate mortgage loans, and on the group II certificates, to the extent the remaining funds had been allocated to the purchase of adjustable rate mortgage loans. This distribution will be made on the September 25, 2001 distribution date.

         At the closing date, funds will also be deposited in a capitalized interest account for use as needed during the pre-funding period to ensure that all required interest distributions are made on the offered certificates.

Optional Termination

         The master servicer has the right to exercise a clean-up call on any distribution date on which the sum of the aggregate principal balance of the mortgage loans has declined to less than 10% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date and the amount initially deposited in the pre-funding account. Exercise of this clean-up call will result in the early retirement of your certificates.

Realized Losses

         If the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, the trust will incur a realized loss.

         If on any distribution date, the aggregate certificate principal balance of the certificates exceeds the aggregate principal balance of the mortgage loans, the trust will generally reduce the certificate principal balances of the subordinate certificates in reverse order of seniority, beginning with the class B-1 certificates, then the class M-2 certificates, then the class M-1 certificates, except that the certificate principal balances of the class A certificates will not be reduced on account of realized losses. After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates.

Private Certificates

         The class P, class C and class R certificates are not being offered by this prospectus supplement or the accompanying prospectus. The class C and class R certificates represent the most junior ownership interests in the assets of the trust.

Denominations

         The trust will issue the offered certificates in book-entry form in minimum denominations of $1,000 in original principal amount and integral multiples.

Statistical Mortgage Loan Data

         As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust as of the closing date was available. Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date. After the closing date additional mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until August 31, 2001. The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.

         Detailed tabular information regarding the mortgage loans identified to be included in the trust is set forth in Appendix A hereto. See "Risk Factors - Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement" and "The Mortgage Loan Pool -- Characteristics of the Mortgage Loans" herein.

                                  RISK FACTORS

         You should consider the following risk factors and the information set forth under "Risk Factors" in the accompanying prospectus before you purchase any of the offered certificates.

Mortgage                Generally, the pass-through rates on the class AF-1
interest rates          certificates, the group II senior certificates and the
may limit pass-         subordinate certificates adjust monthly based upon one
through rates           month LIBOR. However, the group II mortgage interest
of certain              rates adjust periodically based upon various indices
class                   beginning at a specified period after origination, and
                        the group I mortgage loans have fixed rates.

                        o In a rising interest rate environment, the pass-through rates on the class AF-1 certificates, the group II senior certificates and the subordinate certificates may rise before the interest rates on the group II mortgage loans and may rise above the fixed rates on the group I mortgage loans, as applicable.

                        o One month LIBOR may respond to different economic and market factors that differ from those affecting the other indices. It could rise while the other indices are stable or are falling. Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

                        In any of these interest rate environments, the pass-through rates on the class AF-1 certificates, the group II senior certificates and the subordinate certificates may be limited by application of the Net WAC Cap. The Net WAC Cap is described in this prospectus supplement and is calculated on the basis of the mortgage loans in both mortgage loan groups. As a result, the composition of the mortgage rates in both group I and group II will determine the Net WAC Cap. If, on any distribution date, the pass-through rate on the class AF-1 certificates, any group II senior certificate or any subordinate certificate is so limited, a carryover amount will result. This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest at the capped rate. On any distribution date, the trust will repay any carryover amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose. There can be no assurance that such amounts will be sufficient to repay such carryover amounts. The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.

                        The otherwise fixed pass-through rates of the remaining group I senior certificates are similarly capped at the Net WAC Cap, which as described above is calculated based on the net mortgage rates of the mortgage loans in both groups. To the extent mortgage loans bearing net interest rates above the pass-through rates of those classes prepay, the Net WAC Cap will be reduced and the pass-through rates of those classes of certificates may be capped. On any distribution date, the trust will repay any carryover amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose. There can be no assurance that such amounts will be sufficient to repay such carryover amounts. The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.

Mechanics of the trust   Under the interest distribution mechanics of the trust:
place risk of loss
principally on           o    Class M-1 certificates receive distributions only
subordinate                   after required distributions to the class A
certificates                  certificates;

                         o Class M-2 certificates receive distributions only after required distributions to the class A and class M-1 certificates; and

                         o Class B-1 certificates receive distributions only after required distributions to the class A, class M-1 and class M-2 certificates.

                         If the trust does not have sufficient funds to distribute interest to all classes of certificates, the shortfall will be borne by the certificates in reverse order of seniority.

                         If the trust disposes of a mortgage loan at a loss, the aggregate certificate principal balances of the certificates may exceed the aggregate principal balance of the mortgage loans. In that event, the trust will generally reduce the certificate principal balances of the class B-1 certificates, and then the remaining classes in reverse order of seniority, provided that the certificate principal balances of the senior certificates will not be so reduced.

                         Investors in the subordinate certificates are urged to consider that the performance of such certificates will be affected by the payment experience of both mortgage pools, since distributions on such certificates are determined on the basis of both pools.

                         You should fully consider the subordination risks associated with an investment in the class M-1, class M-2 or class B-1 certificates. These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

Owners of class A-IO     The class A-IO and class X-IO certificates are entitled
and class X-IO           to distributions of interest only and are not entitled
certificates may         to distributions of principal. In addition, interest is
not recover              calculated on the class A-IO certificates on the basis
their initial            of a scheduled notional principal balance which is
investments              reduced to zero after the thirty-first distribution
                         date after the closing date. Following such date, the class A-IO certificates will not be entitled to further distributions of interest. Interest on the class X-IO certificates is calculated on the basis of the outstanding aggregate principal balance of the mortgage loans. The yield to investors in the class A-IO and class X-IO certificates will be sensitive to high rates of principal payments (including prepayments) on the mortgage loans, which could affect the ability of investors in such classes to recover their initial investments. See "Prepayment and Yield Considerations -
                         The Class A-IO and Class X-IO Certificates."

Loan characteristics     This prospectus supplement describes only a portion of
of the mortgage pool     the mortgage loans to be sold to the trust on the
may vary from the        closing date. The additional mortgage loans to be
characteristics          delivered on the closing date may have characteristics
of the identified        that differ somewhat from the identified mortgage loans
mortgage loans           described in this prospectus supplement. In addition,
disclosed in this        subsequent mortgage loans to be purchased by the trust
prospectus supplement    after the closing date with amounts on deposit in the
                         pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement. However, each of the subsequent mortgage loans must satisfy the criteria described under "The Mortgage Loan Pool - Conveyance of
                         Subsequent Mortgage Loans" herein. The trust will file a current report on Form 8-K after the termination of the pre-funding period following the final purchase of additional and subsequent mortgage loans by the trust.
                         The current report on Form 8-K will include the same type of information regarding the additional and subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.

There is a risk of       The seller anticipates that the trust will use
early prepayment         substantially all of the funds in the pre-funding
of principal             account to purchase subsequent mortgage loans for the
associated with the      trust. However, if the principal amount of eligible
pre-funding account      subsequent mortgage loans available during the
                         pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust. This could result in a prepayment of principal to holders of certificates as described in this prospectus supplement, which could adversely affect the yield of such certificates to the extent they were purchased at a premium. The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.

Effect of Performance    The rating assigned to your class of certificates will
of Mortgage Loans on     depend on the performance of the mortgage loans in both
Ratings of the           pools. Therefore, since the subordinate certificates
Certificates             provide credit support for the group I and group II
                         senior certificates, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pool.

The following characteristics of the mortgage loans may increase risk of loss:

Non-conforming           As a general matter, the seller originated or purchased
underwriting standards   or will originate or purchase the mortgage loans in
                         accordance with its mortgage loan program for non-conforming credits -- a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie
                         Mae or Freddie Mac guidelines.

                         The mortgage loans may experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic               The mortgaged premises for approximately 23.84% of the
concentration            identified group I mortgage loans and approximately
                         31.31% of the identified group II mortgage loans are located in California. An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in California could adversely affect the values of the mortgaged premises located in California and increase the risk of loss on the related mortgage loans.

Second liens             Approximately 3.72% of the aggregate scheduled
                         principal balance of identified group I mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage. The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.

Balloon loans            Approximately 49.53% of the aggregate scheduled
                         principal balances of identified group I mortgage loans are "balloon loans" that provide for the payment of the unamortized principal balance in a single payment at maturity. If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

High loan-to-value       Mortgage loans with high loan-to-value ratios may
ratios increase risk     present a greater risk of loss than mortgages with
of loss                  loan-to-value ratios of 80% or below. Approximately
                         31.90% of the identified group I mortgage loans and 43.11% of the identified group II mortgage loans based on aggregate cut off date principal balances had original combined loan-to-value ratios in excess of 80%.

Other legal              Federal and state laws, public policy and general
considerations           principles of equity relating to the considerations
                         protection of consumers, unfair and deceptive practices and debt collection practices:

                         o regulate interest rates and other charges on mortgage loans;

                         o  require certain disclosures to borrowers;

                         o  require licensing of the seller and the
                            other originators; and

                         o regulate generally the origination, servicing and collection process for the mortgage loans.

                         Violations of these laws:

                         o may limit the ability of the trust to collect on the mortgage loans;

                         o may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

                         o could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

                         The seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust. If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard    Standard hazard insurance policies do not insure
insurance                against physical damage arising from earth movement,
                         including earthquakes, landslides and mudflows.

Insolvency of seller     The seller believes that the transfers of the mortgage
could cause              loans by the seller to the depositor and by the
payment delays           depositor to the trust constitute sales by the seller
                         to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding. Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales. Even if this argument proves unsuccessful, delays in distributions could result.

                         The trustee, the depositor and the rating agencies rating the offered certificates will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

                               RECENT DEVELOPMENTS

         On July 6, 2001, Saxon Capital Acquisition Corp. acquired a majority of the capital stock of Saxon Capital, Inc., the indirect parent of the seller, depositor and servicer. Prior to the stock acquisition, Saxon Capital, Inc. was an indirect subsidiary of Dominion Resources, Inc.

                             THE MORTGAGE LOAN POOL

General

         The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus. As a general matter, the seller's mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines. Mortgage loans originated or purchased under the seller's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

         The mortgaged premises consist of residential properties which may be detached or attached:

         o   one-to-four family dwellings;

         o   condominium units;

         o   townhouses;

         o   manufactured housing; and

         o   units in a planned unit development.

         The mortgaged premises may be owner-occupied or non-owner-occupied investment properties. Owner-occupied properties include second and vacation homes. The mortgage loans are or will be secured by first and second mortgages on the mortgaged premises.

         This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date. Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of July 1, 2001, the statistical cut off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date. Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans. The trust may purchase subsequent mortgage loans after the closing date until August 31, 2001. See "-Conveyance of Subsequent Mortgage Loans" herein. The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans. See "-Additional Information" herein.

         The identified mortgage loans satisfy certain criteria including:

         o   a remaining term to stated maturity of no more than 360 months;

         o   a mortgage interest rate of at least 5.33% with respect to group I;
             and

         o   a mortgage interest rate of at least 6.25% with respect to group
             II.

         None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%. In addition, substantially all of the identified mortgage loans were originated less than six months prior to the statistical cut off date. Each mortgage loan in the trust will be assigned to one of the two groups comprised of fixed rate mortgage loans, in the case of group I, and adjustable rate mortgage loans, in the case of group II. In the case of group II, the mortgage loans have been subdivided into two subgroups: subgroup IIA and subgroup IIB. Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group I and group II and will be selected using generally the same criteria used to select the identified mortgage loans. In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.

         Of the identified mortgage loans, 2,347 mortgage loans representing approximately 85.85% of the aggregate principal balance of the mortgage loans in group I as of the statistical cut off date and 1,618 mortgage loans in group II representing approximately 84.20% of the aggregate principal balance of the mortgage loans in group II as of the statistical cut off date contain prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related note (the "Prepayment Penalty Period"), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note. In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge. The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the table entitled "Prepayment Penalty Types" herein. A specified percentage of prepayment penalties owed by borrowers will be distributed to holders of the offered certificates to the extent and in the manner described under "Description of the Offered Certificates - Distribution of Interest."

         All the identified mortgage loans in group II as of the statistical cut off date are subject to:

         o   periodic interest rate adjustment caps;

         o   lifetime interest rate ceilings; and

         o   lifetime interest rate floors.

         Substantially all of the identified mortgage loans in group II had interest rates which were not fully indexed as of the statistical cut off date. This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date. Group II mortgage loans have interest rate factors that fall into the following categories:

         o Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal; and

         o 5/25 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 2/28 LIBOR mortgage loans bear interest initially at a rate fixed at origination for five, three and two years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR.

It is expected that additional and subsequent mortgage loans included in group II will not have materially different interest rate features.

         Detailed information on the mortgage loans is included in Appendix A hereto. Such information is approximate and is based solely on the aggregate principal balance of the identified mortgage loans as of the statistical cut off date. This information does not include information about additional mortgage loans that are expected to be delivered on the closing date or subsequent mortgage loans to be purchased after the closing date. Totals may not add completely to 100% because of rounding. All the calculations represent a percent of the given group.

Conveyance of Subsequent Mortgage Loans

         The depositor will deliver additional mortgage loans on the closing date that are not included in the mortgage loan pool on which the statistical information in this prospectus supplement was based. In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $29,000,000 in aggregate scheduled principal balance of mortgage loans for addition to group I and $15,000,000 in aggregate scheduled principal balance for addition to group II (to be allocated between the subgroups). Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group I and group II will change after the acquisition by the trust of these additional mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of group I or group II (or either subgroup within group II).

         The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

         o no subsequent mortgage loan will be selected in a manner adverse to the interests of certificateholders;

         o the addition of subsequent mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the certificates;

         o each subsequent mortgage loan will be underwritten in accordance with the seller's underwriting guidelines;

         o no subsequent mortgage loan may have a remaining term to maturity exceeding 360 months;

         o no subsequent mortgage loan may have a loan-to-value ratio greater than 100%;

         o no subsequent mortgage loan added to group II may be a junior mortgage loan;

         o each subsequent mortgage loan included in subgroup IIA will conform with agency loan balance requirements; and

         o each subsequent mortgage loan added to group I must be a fixed rate mortgage loan and each subsequent mortgage loan added to group II must be an adjustable rate mortgage loan.

         Following the purchase of all of the subsequent mortgage loans by the trust, the pool of mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

         o a weighted average mortgage interest rate of at least 9.75% for group I and 10.00% for group II;

         o a weighted average combined loan-to-value ratio of not more than 76% for group I;

         o a weighted average loan-to-value ratio of not more than 80% for group II;

         o no more than 73% of the principal balance of mortgage loans for group I will be cash out refinancing loans;

         o in the case of group I, at least 75% of the mortgage loans (based on principal balance) will have credit grades of A- or better, and, in the case of group II, at least 67% of the mortgage loans (based on principal balance) will have credit grades of A- or better;

         o at least 78% of the mortgage loans (based on principal balance) in group I will have been originated pursuant to a full documentation program; and

         o the weighted average credit score will be no less than 605 for mortgage loans in group I and 576 for mortgage loans in group II.

Additional Information

         The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the statistical cut off date, except where otherwise specifically indicated. The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period. In addition, the depositor may remove mortgage loans prior to closing

         o as a result of incomplete documentation or non-compliance with representations and warranties or

         o if the depositor believes that removal is necessary or appropriate.

         The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the trust agreement creating the trust. The seller believes that the information set forth in this prospectus supplement with respect to group I and group II is representative of the characteristics of the respective group as it will be constituted at the closing date.

         The depositor will file a current report on Form 8-K with the Commission, together with the trust agreement, within fifteen days after the initial issuance of the offered certificates. The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans. The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K. The underwriters of the offered certificates prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading "Prepayment and Yield Considerations" herein. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Underwriting Standards

         The seller's underwriting philosophy is to analyze the overall situation of the borrower and to take into account compensating factors which may be used to offset certain areas of weakness. Specific compensating factors include:

         o    loan-to-value ratio;

         o    mortgage payment history;

         o    disposable income;

         o    employment stability; and

         o    number of years at residence.

         The seller underwrites each loan individually. The seller bases its underwriting decision on the risk profile of the loan, even in instances where the seller purchases a group of mortgage loans in bulk. In some of these bulk purchases, the seller engages contract underwriters to underwrite individual mortgage loans under the direct supervision of the seller's senior underwriting staff.

         The seller customarily employs underwriting guidelines to aid in assessing:

         o the borrower's ability and willingness to repay a loan according to its terms; and

         o whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

         The seller has established classifications with respect to the credit profile of the borrower. The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower. The seller generally offers borrowers with less favorable credit ratings loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

         The seller's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require a qualified appraisal of the mortgaged property which conforms to Fannie Mae and Freddie Mac standards. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of building a similar home. The appraisal may be no more than 180 days old on the day the loan is originated. In most instances, the seller will also require a field review appraisal for properties that have a value of $300,000 to $500,000 and a second full appraisal for properties that have a value over $500,000.

         The seller has four loan documentation programs:

         o Full Documentation -- underwriter review of the borrower's credit report, handwritten loan application, property appraisal, and the documents that are provided to verify employment and bank deposits, such as W-2's and pay stubs, or signed tax returns for the past two years;

         o Limited Documentation -- only available for self-employed borrowers; six months of personal and/or business bank statements are acceptable documentation of the borrower's stated cash flow; loan-to value ratios of 80% to 90% require two years of personal bank statements;

         o Stated Income -- the borrower's income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified. The seller does, however, verify the existence of the business and employment; and the self-employed business must have been in existence for at least two years; and

         o No Ratio -- specifically created for borrowers that want to be qualified based primarily on their equity positions in their homes and their individual credit profiles.

The seller may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending on the economic conditions of a particular market.

         The seller has developed two primary underwriting programs:

         o Traditional Underwriting Program (1st & 2nd lien mortgage loans) -- generally, all secondary credit items receive a full underwriting review prior to issuing an approval.

         The seller's general guidelines for the Traditional Underwriting Program are set forth below:


         A+                   A                A-                 B                 C                  D

                                                 Mortgage History

No late payments     Maximum of one      Maximum of two    Maximum of four    Maximum of five    Maximum of six
                     30-day late payment 30-day late       30-day late        30-day and one     30-day, two
                                         payments in last  payments or two    60-day late        60-day and one
                                         12 months         30-day and one     payments or four   90-day late
                                         (maximum of one   60-day late        30-day and one     payments
                                         30-day late       payments in last   90-day late
                                         payment if LTV    12 months          payments in last
                                         is greater than                      12 months
                                         85%)

                                                 Secondary Credit

Maximum of three     Maximum of three   Maximum of three   Maximum of four      Discretionary       Discretionary
30-day late          30-day late        30-day late        30-day and one
payments on          payments on        payments on        60-day late
revolving credit;    revolving credit;  revolving          payments on
two 30-day late      three 30-day late  credit;  three     revolving credit;
payment on           payments on        30-day late        three 30-day and
installment credit   installment credit payments on        one 60-day late
                                        installment        payments on
                                        credit (isolated   installment
                                        60-day late        credit (isolated
                                        payments           90-day late
                                        acceptable)        payments
                                                           acceptable)

                                                Bankruptcy Filings

Chapters 7 & 13 -    Chapter 7 -        Chapter 7 -        Chapter 7 -        Chapter 7 -        Chapter 7 & 13 -
Discharged 2 years   Discharged 2 years Discharged 2 years Discharged 1 1/2   Discharged 1 year  1 day from
(re-established      Chapter 13 -       Chapter 13 -1      years              Chapter 13 -1 day  discharge
credit since the     Discharged 1 year  year from date of  Chapter 13 -1      after discharge
discharge)           (re-established    filing with proof  year from date of  with proof paid
                     credit since       paid as agreed     filing with proof  as agreed
                     discharge)         (must be           paid as agreed
                                        discharged)        (must be
                                                           discharged)

                                               Debt-To-Income Ratio

  32%/42%                  45%             50%                50%               55%                60%


                               Maximum Loan-To-Value (1st lien mortgage loans only)

  95% (over 80%            90%             95% (over 90%      85%               80%                70%
  requiresMI)                              requires MI)


                         Maximum Combined Loan-To-Value (2nd lien mortgage loans only)(1)

     N/A             100% - Owner          N/A              85% - Owner         N/A                N/A
                     Occupied                               Occupied
                     80% - Non Owner                        75% - Non Owner
                     Occupied                               Occupied

(1) The combined loan to value ratios (CLTVs) shown above are relevant for second lien mortgage loans only. The CLTV of a second lien mortgage loan is equal to the ratio (expressed as a percentage) of (x) the sum of (i) the original scheduled principal balance of a second lien mortgage loan and
     (ii) the outstanding balance of the first lien at the time of second lien origination over (y) the fair market value of the mortgaged property at the time of origination. The fair market value is equal to the appraised value or, in the case of purchases, the lower of (i) the purchase price and (ii) the appraised value.

     o The Score Plus Underwriting Program (1st lien mortgage loans only) -- generally, a borrower's secondary credit (excluding mortgage, foreclosure and bankruptcy histories) is evaluated by credit score. Accordingly, credit score minimums apply for each credit grade.

         The seller's general guidelines for the Score Plus Underwriting Program are set forth below:

         A+                   A                  A-               B                 C                 D

                                                 Mortgage History

No late payments     Maximum of one      Maximum of two    Maximum of four    Maximum of five         N/A
                     30-day late payment 30-day late       30-day late        30-day and one
                                         payments in last  payments or two    60-day late
                                         12 months         30-day and one     payments or four
                                                           60-day late        30-day and one
                                                           payments in last   90-day late
                                                           12 months          payments in last
                                                                              12 months

                                                 Secondary Credit

Minimum Credit Score   Minimum Credit     Minimum Credit     Minimum Credit     Minimum Credit        N/A
        660                Score              Score              Score              Score
                            620                580                560                550

                                                Bankruptcy Filings

Chapters 7 & 13 -    Chapter 7 -        Chapter 7 -        Chapter 7 -        Chapter 7 -             N/A
Discharged 2 years   Discharged 2 years Discharged 2 years Discharged 1.5     Discharged 2 years
(re-established      Chapter 13 -       Chapter 13 -2      years              Chapter 13 -1
credit since the     Discharged 2       years from date    Chapter 13 -1.5    year from date of
discharge)           years              of filing with     years from date    filing with proof
                     (re-established    proof paid as      of filing with     paid as agreed
                     credit since       agreed (must be    proof paid as      (must be
                     discharge)         discharged)        agreed (must be    discharged)
                                                           discharged)

                                               Debt-To-Income Ratio

    45<-90% LTV            45%             50%                50%               55%                   N/A
    42%>90% LTV

                               Maximum Loan-To-Value (1st lien mortgage loans only)

      100%                 95%             90%                85%               75%                   N/A


                                                    Foreclosure

    >=5 Yrs              >=5 Yrs        >=3 Yrs             >=3 Yrs           >=3 Yrs                 N/A

Servicing of the Mortgage Loans

         General. Meritech Mortgage Services, Inc., an affiliate of the depositor, will service the mortgage loans. The servicer began its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc., before September 1994. The principal offices of the servicer are located in Fort Worth, Texas. The servicer is a HUD-approved originator and is approved by and in good standing with Fannie Mae and Freddie Mac. The servicer will provide customary servicing functions with respect to the mortgage loans. Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it. The servicer must obtain approval of the master servicer with respect to some of its servicing activities. In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties. See "Servicing of Mortgage Loans" in the prospectus.

         As of June 30, 2001, the servicer serviced a portfolio of approximately 66,575 one-to-four family conventional residential mortgage loans totaling approximately $6.32 billion. The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer's conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

                                                       Percentage of Total Portfolio
                       -----------------------------------------------------------------------------------------------
                        June 30, 2001     December 31, 2000   December 31, 1999   December 31, 1998  December 31, 1997
                       ----------------   -----------------   -----------------   -----------------  -----------------
                       By No.    By        By No.    By        By No.    By       By No.     By       By No.    By
                        of       Dollar     of       Dollar     of       Dollar    of        Dollar    of       Dollar
                       Loans     Amount    Loans     Amount    Loans     Amount   Loans      Amount   Loans     Amount
                       -----     ------    -----     ------    -----     ------   -----      ------   -----     ------
Period of
Delinquency
31-60 days              6.59%     6.71%     6.86%     6.91%     5.62%     5.48%   6.48%      6.36%     5.82%     6.25%
61-90 days              1.83%     1.89%     1.69%     1.76%     1.67%     1.62%   1.28%      1.34%     1.61%     1.49%
91 days or more         3.36%     3.22%     3.04%     2.94%     1.96%     1.97%   1.46%      1.60%     1.37%     1.20%
Total Delinquency(1)   11.78%    11.82%    11.60%    11.62%     9.25%     9.07%   9.22%      9.30%     8.80%     8.94%

Loans in foreclosure    4.02%     4.03%     3.92%     4.00%     2.88%     3.04%   2.03%      2.45%     2.07%     1.47%

_________________________________________________
(1)Totals may not sum due to rounding.

         These statistics represent the recent experience of the servicer. There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable. In addition, these statistics are based on all the one-to-four family residential mortgage loans in the servicer's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in the servicer's servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust's mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer's one-to-four family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

         o   the value of real estate securing the mortgage loans; and

         o   the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchase

         The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each distribution date. A due period is the period from and including the second day of a month to and including the first day of the following month. In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation. The servicer must pay certain insurance premiums and ongoing expenses. The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

         The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance.

Advances and Month End Interest

         Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer believes that the advance is non-recoverable. Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

         o    late collections in respect of such loan;

         o    insurance proceeds in respect of such loan; and

         o    net liquidation proceeds in respect of such loan.

Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement. If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance. The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the trust agreement for the trust. If so specified in the Trust Agreement, the servicer may be terminated upon the occurrence of one or more specified events (including performance of the mortgage loans). See "Servicing of Mortgage Loans -- Advances" in the prospectus.

         In addition, the servicer must deposit in its custodial account on or before each remittance date (the 21st day of each month or the preceding business day if the 21st day is not a business day) an amount equal to month end interest with respect to the preceding prepayment period (the period from and including the 18th day of a month to and including the 17th day of the following month), but only to the extent of the servicing fee payable with respect to the remittance date. Month end interest means, with respect to any mortgage loan prepaid in full during a prepayment period, the difference between the interest that would have been paid on the mortgage loan through the last day of the month in which liquidation or prepayment occurred and interest actually received by the servicer with respect to the mortgage loan, in each case net of the servicing fee, except that month end interest does not accrue with respect to a prepayment of a mortgage loan during the period from the first day of a month through the last day of the prepayment period ending during the month. If the servicer fails to deposit month end interest as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

The Master Servicer

         Saxon Mortgage, Inc., will act as master servicer of the mortgage loans. The master servicer has limited experience master servicing mortgage loans. The master servicer will:

         o    supervise the servicing of the mortgage loans;

         o provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

         o make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

         o    appoint a successor servicer if a servicer is terminated.

         The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans on the first day of the due period with respect to each distribution date. The master servicer will pay the trustee its monthly fees out of the master servicing fee.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered certificates will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

         o    payments in full prior to stated maturity;

         o    liquidations due to defaults;

         o    casualties and condemnations; and

         o    repurchases of mortgage loans by the depositor.

         If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than that investor's anticipated yield. If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to that investor will be lower than such investor's anticipated yield.

         The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

         o    the age of the mortgage loans;

         o    the geographic locations of the properties securing the loans;

         o    the extent of the mortgagors' equity in the properties;

         o changes in the mortgagors' housing needs, job or employment status; and

         o    the credit quality of the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor's determination.

         The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a certificate until each dollar of principal of that certificate will be distributed to the investor. The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid. These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

         The class AF-6 certificates will not be entitled to distributions of principal, either scheduled or unscheduled, until the August 2004 distribution date, except as otherwise described in this prospectus supplement. After that date, the relative entitlement of the class AF-6 certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-6 Distribution Amount. See "Description of the Offered Certificates - Distributions" herein.

         As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the offered certificates to create limited overcollateralization. See "Description of the Offered Certificates --Excess Interest" herein. The level of Excess Interest available on any distribution date will be influenced by, among other things:

         o The overcollateralization level of the mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal balances of the certificates;

         o The loss experience of the mortgage loans. For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

         o The extent to which the Weighted Average Net Rate of the loans in both groups exceeds the weighted average of the pass-through rates of the offered certificates; and

         o The amount of prepayment penalties paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest distributable at any time or in the aggregate.

Mandatory Prepayment

         Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first distribution date after the end of the pre-funding period will be applied as a prepayment of principal on the certificates as described in this prospectus supplement under the heading "Description of the Offered Certificate - Distributions" herein. The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans. It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount. Consequently, certificateholders will receive some prepayment of principal. See "Description of the Offered Certificates - Pre-Funding Account and Capitalized Interest Account".

Prepayments and Yields for Offered Certificates

         All the mortgage loans in group I are or will be fixed rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         All the mortgage loans in group II are or will be adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience. The class AV-1 certificates will generally reflect the prepayment experience of the subgroup IIA mortgage loans and the class AV-2 certificates will generally reflect the prepayment experience of the subgroup IIB mortgage loans. The final scheduled distribution date for the class AF-1, class AF-2, class AF-3, class AF-4, class AF-5, class AF-6, class AV-1, class AV-2, class M-1, class M-2 and class B-1 certificates is the date on which the certificate principal balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied to build overcollaterization. The final scheduled distribution date for the class A-IO certificates is the thirty-first distribution date following the Closing Date.

         The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because:

         o prepayments are likely to occur which will be distributed in reduction of the related certificate principal balances, and

         o the master servicer will have the right to purchase all of the mortgage loans on any distribution date when the aggregate principal balance of the mortgage loans has declined to less than 10% of the sum of:

              o the aggregate principal balance of the initial mortgage loans as of the cut off date, and

              o  any amounts initially deposited in the pre-funding account.

         The actual final distribution date with respect to each class of the offered certificates will also be affected by the default and recovery experience of the mortgage loans. The actual final distribution date of the offered certificates may be earlier or later than the final scheduled distribution date.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption. A separate prepayment assumption has been calculated for each group and represents an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period. 100% of the prepayment assumption for group I (Scenario IV for group I) assumes prepayment rates of 2.20% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately 2.20% per annum in each month thereafter up to and including the tenth month. Beginning in the tenth month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for group I assumes a constant prepayment rate of 22% per annum. 100% of the prepayment assumption for group II (Scenario IV for group II) assumes prepayment rates of 4.00% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately 1.4762% per annum in each month thereafter up to and including the twenty-second month. Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for group II assumes a constant prepayment rate of 35% per annum. As used in the tables below, 0% prepayment assumption (Scenario I for each group below) assumes prepayment rates equal to 0% of the prepayment assumption. No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

         The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

         o the mortgage loans of the related groups prepay at the indicated percentage of the related prepayment assumption;

         o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in August 2001, in accordance with the payment priorities set forth in this prospectus supplement;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

         o scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in August 2001, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in July 2001, and include 30 days' interest thereon;

         o    the level of six month LIBOR remains constant at 3.72125%;

         o the pass-through rates for the group II certificates are based on constant one month LIBOR of 3.79250%;

         o    the closing date for the offered certificates is August 2, 2001;

         o prior to the conveyance of the subsequent mortgage loans to the trust, an amount equal to $250,000 is transferred to the asset proceeds account during the pre-funding period from the capitalized interest account;

         o no interest is received with respect to subsequent mortgage loans during the pre-funding period;

         o the prepayment charge has been calculated as 80% of the indicated number of months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

         o the mortgage interest rate for each mortgage loan in group II is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

              o    the assumed level of the applicable index and

              o    the respective gross margin;

         o for purposes of the "Weighted Average Life-- Optional Termination" in the tables, the offered certificates are redeemed on the clean-up call date;

         o credit enhancement percentages for each group were derived from the certificate principal balances of the offered certificates set forth in this prospectus supplement; and

         o each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

         The actual amount of pre-funding account proceeds at the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

                                                         Initial Group I Mortgage Loans

                                                                                  Original
                                                    Original      Remaining     Amortization
                    Current            Gross        Term to        Term to        Term to    Servicing     Remaining   Prepayment
  Amortization      Balance             WAC         Maturity      Maturity        Maturity      Fee      Prepay Term    Months of
   Methodology        ($)               (%)         (months)      (months)        (months)      (%)        (months)     Interest
  ------------   -------------        -------       --------      --------        --------   ---------     --------     --------
      Level       8,089,217.57        10.4476         174            173            174       0.5521          0          0.0000
      Level      15,797,195.10         9.5886         170            169            170       0.5241         50          5.4978
      Level       1,069,260.42        11.4218         240            239            240       0.5512          0          0.0000
      Level       4,541,519.73        10.4892         240            239            240       0.5228         45          5.6671
      Level         135,720.86         8.7500         300            300            300       0.5000          0          0.0000
      Level         584,203.96         9.8718         300            298            300       0.5000         50          5.3519
      Level      23,688,053.96         9.4601         360            359            360       0.5000          0          0.0000
      Level     106,248,533.11         9.6309         360            358            360       0.5000         47          5.6797
     Balloon     11,909,688.85        10.2958         180            178            360       0.5320          0          0.0000
     Balloon    145,239,350.17         9.9016         180            179            360       0.5111         50          5.9549

                                                       Subsequent Group I Mortgage Loans

                                                                                  Original
                                                    Original      Remaining     Amortization
                    Current             Gross       Term to        Term to        Term to    Servicing     Remaining   Prepayment
  Amortization      Balance              WAC        Maturity      Maturity        Maturity      Fee      Prepay Term    Months of
   Methodology        ($)                (%)        (months)      (months)        (months)      (%)        (months)     Interest
   -----------   -------------         -------      --------      --------        --------   ---------     --------     --------

      Level         787,988.28         10.4476        174            174            174        0.5521         0          0.0000
      Level       1,538,839.13          9.5886        170            170            170        0.5241        51          5.4978
      Level         104,158.98         11.4218        240            240            240        0.5512         0          0.0000
      Level         442,399.31         10.4892        240            240            240        0.5228        46          5.6671
      Level          13,220.86          8.7500        300            300            300        0.5000         0          0.0000
      Level          56,908.58          9.8718        300            300            300        0.5000        52          5.3519
      Level       2,307,504.85          9.4601        360            360            360        0.5000         0          0.0000
      Level      10,349,900.67          9.6309        360            360            360        0.5000        49          5.6797
     Balloon      1,160,148.69         10.2958        180            180            360        0.5320         0          0.0000
     Balloon     14,148,080.96          9.9016        180            180            360        0.5111        51          5.9549


                                                 Initial Subgroup IIA Mortgage Loans
                                                 Original
                         Original   Remaining  Amortization                                          WA
  Current      Gross     Term to     Term to      Term to    Servicing   Gross       Maximum       Minimum       Next       Reset
  Balance       WAC      Maturity   Maturity     Maturity       Fee      Margin   Mortgage Rate Mortgage Rate   Reset     Frequency
    ($)         (%)      (months)   (months)     (months)       (%)       (%)          (%)           (%)       (months)   (months)
-------------  -------   --------   --------     --------    ----------  ------   ------------- -------------  --------   ---------
21,493,846.40  10.0819     360         359          360         0.5000    5.8883      16.7736      9.5381         23           6
95,838,875.59  10.1309     360         358          360         0.5000    5.9097      16.8288      9.8244         22           6
 3,330,426.64   9.9871     360         358          360         0.5000    5.7918      16.5705      9.2117         34           6
75,244,680.40  10.2977     360         358          360         0.5000    5.8835      17.0492      9.8252         34           6
    60,853.68   9.9900     360         357          360         0.5000    6.6000      16.9900      9.9900         57           6
    52,248.68  11.6250     360         306          360         0.5000    5.9120      17.5000     10.5000          6           6

                 Initial   Periodic     Remaining
  Current       Periodic     Rate        Prepay    Prepayment
  Balance       Rate Cap     Cap         Term      Months of
    ($)            (%)       (%)        (months)    Interest
-------------   --------   --------     --------    ---------
21,493,846.40     1.1153    1.0014        0         0.0000
95,838,875.59     1.4075    1.0629       30         5.9142
 3,330,426.64     1.2368    1.0064        0         0.0000
75,244,680.40     1.2650    1.0781       36         5.8993
    60,853.68     3.0000    1.0000       57         6.0000
    52,248.68     1.0000    1.0000        0         0.0000



                                               Subsequent Subgroup IIA Mortgage Loans
                                                 Original
                         Original   Remaining  Amortization                                          WA
  Current      Gross     Term to     Term to      Term to    Servicing   Gross       Maximum       Minimum       Next       Reset
  Balance       WAC      Maturity   Maturity     Maturity       Fee      Margin   Mortgage Rate Mortgage Rate   Reset     Frequency
    ($)         (%)      (months)   (months)     (months)       (%)       (%)          (%)           (%)       (months)   (months)
-------------  -------   --------   --------     --------    ----------  ------   ------------- -------------  --------   ---------
2,093,762.32   10.0819     360         360          360         0.5000    5.8883      16.7736      9.5381         24           6
9,335,873.30   10.1309     360         360          360         0.5000    5.9097      16.8288      9.8244         24           6
  324,424.10    9.9871     360         360          360         0.5000    5.7918      16.5705      9.2117         36           6
7,329,747.96   10.2977     360         360          360         0.5000    5.8835      17.0492      9.8252         36           6
    5,927.89    9.9900     360         360          360         0.5000    6.6000      16.9900      9.9900         60           6
    5,089.66   11.6250     360         360          360         0.5000    5.9120      17.5000     10.5000          6           6

                  Initial   Periodic     Remaining
  Current        Periodic     Rate        Prepay    Prepayment
  Balance        Rate Cap     Cap         Term      Months of
    ($)             (%)       (%)        (months)    Interest
-------------    --------   --------     --------    ---------
2,093,762.32       1.1153      1.0014        0         0.0000
9,335,873.30       1.4075      1.0629       32         5.9142
  324,424.10       1.2368      1.0064        0         0.0000
7,329,747.96       1.2650      1.0781       38         5.8993
    5,927.89       3.0000      1.0000       60         6.0000
    5,089.66       1.0000      1.0000        0         0.0000



                                                 Initial Subgroup IIB Mortgage Loans
                                                 Original
                         Original   Remaining  Amortization                                          WA
  Current      Gross     Term to     Term to      Term to    Servicing   Gross       Maximum       Minimum       Next       Reset
  Balance       WAC      Maturity   Maturity     Maturity       Fee      Margin   Mortgage Rate Mortgage Rate   Reset     Frequency
    ($)         (%)      (months)   (months)     (months)       (%)       (%)          (%)           (%)       (months)   (months)
-------------  -------   --------   --------     --------    ----------  ------   ------------- -------------  --------   ---------
15,351,083.85   9.2620     360         359          360         0.5000    5.3634      15.8237      8.5841         23           6
32,477,334.88   9.7556     360         359          360         0.5000    5.5570      16.3838      9.1218         23           6
 2,577,505.78    9.6780    360         358          360         0.5000    5.8477      16.5062      9.2126         34           6
28,242,878.46   9.7023     360         359          360         0.5000    5.5399      16.3011      8.8945         34           6
   703,651.22    9.7736    360         357          360         0.5000    5.8415      16.7736      9.7736          3           6


                   Initial   Periodic     Remaining
  Current         Periodic     Rate        Prepay    Prepayment
  Balance         Rate Cap     Cap         Term      Months of
    ($)              (%)       (%)        (months)    Interest
-------------     --------   --------     --------    ---------
15,351,083.85       1.0725      1.0000        0         0.0000
32,477,334.88       1.3409      1.0659       29         5.9539
 2,577,505.78       1.2663      1.0000        0         0.0000
28,242,878.46       1.2824      1.1346       38         5.9066
   703,651.22       1.0000      1.0000        0         0.0000


                                               Subsequent Subgroup IIB Mortgage Loans
                                                 Original
                         Original   Remaining  Amortization                                          WA
  Current      Gross     Term to     Term to      Term to    Servicing   Gross       Maximum       Minimum       Next       Reset
  Balance       WAC      Maturity   Maturity     Maturity       Fee      Margin   Mortgage Rate Mortgage Rate   Reset     Frequency
    ($)         (%)      (months)   (months)     (months)       (%)       (%)          (%)           (%)       (months)   (months)
-------------  -------   --------   --------     --------    ----------  ------   ------------- -------------  --------   ---------
1,495,382.46    9.2620     360         360          360         0.5000    5.3634      15.8237      8.5841         24           6
3,163,687.82    9.7556     360         360          360         0.5000    5.5570      16.3838      9.1218         24           6
  251,080.44    9.6780     360         360          360         0.5000    5.8477      16.5062      9.2126         36           6
2,751,200.21    9.7023     360         360          360         0.5000    5.5399      16.3011      8.8945         36           6
   68,544.20    9.7736     360         360          360         0.5000    5.8415      16.7736      9.7736          6           6

                   Initial   Periodic     Remaining
  Current         Periodic     Rate        Prepay    Prepayment
  Balance         Rate Cap     Cap         Term      Months of
    ($)              (%)       (%)        (months)    Interest
-------------     --------   --------     --------    ---------
1,495,382.46        1.0725      1.0000        0         0.0000
3,163,687.82        1.3409      1.0659       30         5.9539
  251,080.44        1.2663      1.0000        0         0.0000
2,751,200.21        1.2824      1.1346       39         5.9066
   68,544.20        1.0000      1.0000        0         0.0000

                                               PREPAYMENT SCENARIOS

                     Scenario I   Scenario II  Scenario III  Scenario IV    Scenario V   Scenario VI  Scenario VII
Group I Prepayment
Assumption:                0%           50%          75%         100%          125%         150%          175%
Group II
Prepayment
Assumption:                0%           50%          75%         100%          125%         150%          175%

         The following tables set forth the approximate percentages of the initial principal amount of the offered certificates that would be outstanding after each of the dates shown assuming the Clean-up Call is not exercised, and the approximate weighted average life in years of the offered certificates, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

         PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                             Class AF-1 Scenario                                              Class AF-2 Scenario
               -------------------------------------------------              ---------------------------------------------------
                  I     II    III    IV     V     VI     VII                      I     II    III     IV     V     VI     VII
                  -     --    ---    --     -     --     ---                      -     --    ---     --     -     --     ---
Initial                                                           Initial
Percent......    100%   100%   100%   100%  100%   100%   100%    Percent.....  100%   100%   100%   100%   100%  100%    100%
7/25/2002....     89%   66%    54%    41%   29%    16%     3%     7/25/2002...  100%   100%  100%   100%   100%   100%  100%
7/25/2003....     86%   32%     6%     0%    0%     0%     0%     7/25/2003...  100%   100%  100%     46%     0%    0%      0%
7/25/2004....     83%    2%     0%     0%    0%     0%     0%     7/25/2004...  100%   100%     1%     0%     0%    0%      0%
7/25/2005....     80%    0%     0%     0%    0%     0%     0%     7/25/2005...  100%    31%     0%     0%     0%    0%      0%
7/25/2006....     76%    0%     0%     0%    0%     0%     0%     7/25/2006...  100%     0%     0%     0%     0%    0%      0%
7/25/2007....     73%    0%     0%     0%    0%     0%     0%     7/25/2007...  100%     0%     0%     0%     0%    0%      0%
7/25/2008....     68%    0%     0%     0%    0%     0%     0%     7/25/2008...  100%     0%     0%     0%     0%    0%      0%
7/25/2009....     65%    0%     0%     0%    0%     0%     0%     7/25/2009...  100%     0%     0%     0%     0%    0%      0%
7/25/2010....     61%    0%     0%     0%    0%     0%     0%     7/25/2010...  100%     0%     0%     0%     0%    0%      0%
7/25/2011....     56%    0%     0%     0%    0%     0%     0%     7/25/2011...  100%     0%     0%     0%     0%    0%      0%
7/25/2012....     51%    0%     0%     0%    0%     0%     0%     7/25/2012...  100%     0%     0%     0%     0%    0%      0%
7/25/2013....     45%    0%     0%     0%    0%     0%     0%     7/25/2013...  100%     0%     0%     0%     0%    0%      0%
7/25/2014....     38%    0%     0%     0%    0%     0%     0%     7/25/2014...  100%     0%     0%     0%     0%    0%      0%
7/25/2015....     31%    0%     0%     0%    0%     0%     0%     7/25/2015...  100%     0%     0%     0%     0%    0%      0%
7/25/2016....      0%    0%     0%     0%    0%     0%     0%     7/25/2016...     0%    0%     0%     0%     0%    0%      0%
Weighted                                                          Weighted
Average                                                           Average
Life(1)......                                                     Life(1).....
Maturity.....    9.63  1.52   1.12   0.90  0.77   0.68   0.61     Maturity....  14.90  3.77   2.59   2.00   1.64  1.39    1.21
Optional                                                          Optional
Termination..    9.63  1.52   1.12   0.90  0.77   0.68   0.61     Termination.  14.90  3.77   2.59   2.00   1.64  1.39    1.21

                             Class AF-3 Scenario                                              Class AF-4 Scenario
               -------------------------------------------------               ---------------------------------------------------
                  I     II     III    IV     V     VI     VII                      I     II     III    IV     V     VI     VII
                  -     --     ---    --     -     --     ---                      -     --     ---    --     -     --     ---
Initial                                                            Initial
Percent......    100%   100%   100%  100%   100%   100%   100%     Percent......  100%   100%   100%  100%   100%   100%   100%
7/25/2002....    100%   100%   100%  100%   100%   100%   100%     7/25/2002....  100%   100%   100%  100%   100%   100%   100%
7/25/2003....    100%   100%   100%  100%    83%    37%     0%     7/25/2003....  100%   100%   100%  100%   100%   100%    91%
7/25/2004....    100%   100%   100%   36%     0%     0%     0%     7/25/2004....  100%   100%   100%  100%    64%     0%     0%
7/25/2005....    100%   100%    50%    0%     0%     0%     0%     7/25/2005....  100%   100%   100%  100%    35%     0%     0%
7/25/2006....    100%    77%    15%    0%     0%     0%     0%     7/25/2006....  100%   100%   100%   45%     0%     0%     0%
7/25/2007....    100%    52%     0%    0%     0%     0%     0%     7/25/2007....  100%   100%    82%    7%     0%     0%     0%
7/25/2008....    100%    30%     0%    0%     0%     0%     0%     7/25/2008....  100%   100%    49%    0%     0%     0%     0%
7/25/2009....    100%    17%     0%    0%     0%     0%     0%     7/25/2009....  100%   100%    34%    0%     0%     0%     0%
7/25/2010....    100%     3%     0%    0%     0%     0%     0%     7/25/2010....  100%   100%    16%    0%     0%     0%     0%
7/25/2011....    100%     0%     0%    0%     0%     0%     0%     7/25/2011....  100%    84%     0%    0%     0%     0%     0%
7/25/2012....    100%     0%     0%    0%     0%     0%     0%     7/25/2012....  100%    63%     0%    0%     0%     0%     0%
7/25/2013....    100%     0%     0%    0%     0%     0%     0%     7/25/2013....  100%    43%     0%    0%     0%     0%     0%
7/25/2014....    100%     0%     0%    0%     0%     0%     0%     7/25/2014....  100%    25%     0%    0%     0%     0%     0%
7/25/2015....    100%     0%     0%    0%     0%     0%     0%     7/25/2015....  100%     8%     0%    0%     0%     0%     0%
7/25/2016....      2%     0%     0%    0%     0%     0%     0%     7/25/2016....  100%     0%     0%    0%     0%     0%     0%
7/25/2017....      0%     0%     0%    0%     0%     0%     0%     7/25/2017....   53%     0%     0%    0%     0%     0%     0%
Weighted                                                           7/25/2018....   39%     0%     0%    0%     0%     0%     0%
Average
Life(1)......
                                                                   7/25/2019....   24%     0%     0%    0%     0%     0%     0%
Maturity.....    14.90  6.35   4.11  3.00   2.31   1.94   1.67     7/25/2020....   13%     0%     0%    0%     0%     0%     0%
Optional                                                           7/25/2021....    0%     0%     0%    0%     0%     0%     0%
Termination..    14.90  6.35   4.11  3.00   2.31   1.94   1.67
                                                                   Weighted
                                                                   Average
                                                                   Life(1)
                                                                   Maturity..... 16.64  11.74   7.36  5.00   3.67   2.60   2.21
                                                                   Optional
                                                                   Termination.. 16.64  11.74   7.36  5.00   3.67   2.60   2.21

(1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

                                PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                             Class AF-5 Scenario                                             Class AF-6 Scenario
                 ---------------------------------------------                   ---------------------------------------------
                  0%     50%    75%   100%  125%   150%   175%                    0%     50%   75%   100%   125%  150%    175%
                 ----   ----   ----  ----   ----   ----   ----                   ----   ----   ----  ----   ----   ----   ----
Initial                                                             Initial
Percent......    100%  100%   100%   100%  100%   100%   100%       Percent....  100%  100%   100%   100%   100%  100%    100%
7/25/2002....    100%  100%   100%   100%  100%   100%   100%     7/25/2002....  100%  100%   100%   100%   100%  100%    100%
7/25/2003....    100%  100%   100%   100%  100%   100%   100%     7/25/2003....  100%  100%   100%   100%   100%  100%    100%
7/25/2004....    100%  100%   100%   100%  100%    84%     0%     7/25/2004....  100%  100%   100%   100%   100%  100%     98%
7/25/2005....    100%  100%   100%   100%  100%    84%     0%     7/25/2005....   99%   93%    91%    92%    94%  100%     98%
7/25/2006....    100%  100%   100%   100%   87%    51%     0%     7/25/2006....   99%   86%    84%    82%    82%   86%     98%
7/25/2007....    100%  100%   100%   100%   63%    29%     0%     7/25/2007....   97%   78%    72%    68%    65%   60%     59%
7/25/2008....    100%  100%   100%    84%   46%    18%     0%     7/25/2008....   95%   69%    60%    53%    48%   38%     35%
7/25/2009....    100%  100%   100%    77%   43%    18%     0%     7/25/2009....   89%   47%    35%    26%    16%   14%     18%
7/25/2010....    100%  100%   100%    66%   34%    15%     0%     7/25/2010....   83%   32%    20%    13%     5%    4%      5%
7/25/2011....    100%  100%    98%    53%   25%     8%     0%     7/25/2011....   76%   22%    12%     5%     2%    0%      0%
7/25/2012....    100%  100%    85%    40%   17%     2%     0%     7/25/2012....   70%   15%     7%     2%     1%    0%      0%
7/25/2013....    100%  100%    72%    30%   10%     0%     0%     7/25/2013....   62%   10%     4%     1%     0%    0%      0%
7/25/2014....    100%  100%    58%    23%    4%     0%     0%     7/25/2014....   55%    7%     2%     0%     0%    0%      0%
7/25/2015....    100%  100%    46%    17%    0%     0%     0%     7/25/2015....   48%    4%     1%     0%     0%    0%      0%
7/25/2016....    100%   57%    22%     2%    0%     0%     0%     7/25/2016....    0%    0%     0%     0%     0%    0%      0%
7/25/2017....    100%   47%    15%     0%    0%     0%     0%     7/25/2017....    0%    0%     0%     0%     0%    0%      0%
                                                                  Weighted
                                                                  Average
7/25/2018....    100%   43%    10%     0%    0%     0%     0%     Life(1)......
7/25/2019....    100%   37%     6%     0%    0%     0%     0%
7/25/2020....    100%   30%     2%     0%    0%     0%     0%     Maturity..... 12.42  8.11   7.36   6.92   6.62  6.50    6.62
7/25/2021....    100%   25%     0%     0%    0%     0%     0%     Optional
                                                                  Termination.. 12.42  8.11   7.20   6.50   5.65  4.92    4.12
7/25/2022....     90%   20%     0%     0%    0%     0%     0%
7/25/2023....     78%   15%     0%     0%    0%     0%     0%
7/25/2024....     66%   10%     0%     0%    0%     0%     0%
7/25/2025....     52%    6%     0%     0%    0%     0%     0%
7/25/2026....     37%    3%     0%     0%    0%     0%     0%
7/25/2027....     20%    0%     0%     0%    0%     0%     0%
7/25/2028....      2%    0%     0%     0%    0%     0%     0%
7/25/2029....      0%    0%     0%     0%    0%     0%     0%
Weighted
Average
Life(1)......
Maturity.....   23.97  17.58 13.70  10.48  7.85   5.68   2.77
Optional
Termination..   23.97  14.73 10.30   7.54  5.77   4.51   2.77

                              Class AV-1 Scenario                                             Class AV-2 Scenario
                 ---------------------------------------------                   ---------------------------------------------
                  0%     50%    75%  100%   125%   150%   175%                    0%     50%    75%  100%   125%   150%   175%
                 ----   ----   ----  ----   ----   ----   ----                   ----   ----   ----  ----   ----   ----   ----
Initial                                                            Initial
Percent......    100%   100%   100%  100%   100%   100%   100%     Percent ....  100%   100%   100%  100%   100%   100%   100%
7/25/2002....     97%    88%    84%   80%    76%    71%    67%     7/25/2002...   97%    89%    85%   81%    77%    73%    69%
7/25/2003....     97%    71%    60%   49%    38%    29%    19%     7/25/2003...   96%    72%    61%   50%    40%    31%    22%
7/25/2004....     96%    55%    39%   25%    13%     4%     0%     7/25/2004...   95%    56%    40%   26%    14%     5%     0%
7/25/2005....     95%    41%    26%   17%    10%     4%     0%     7/25/2005...   94%    42%    27%   18%    11%     5%     0%
7/25/2006....     94%    31%    18%   10%     4%     0%     0%     7/25/2006...   93%    31%    19%   11%     5%     1%     0%
7/25/2007....     93%    25%    13%    6%     1%     0%     0%     7/25/2007...   92%    25%    13%    6%     2%     0%     0%
7/25/2008....     92%    20%     9%    3%     0%     0%     0%     7/25/2008...   91%    20%     9%    4%     0%     0%     0%
7/25/2009....     90%    16%     6%    1%     0%     0%     0%     7/25/2009...   89%    16%     6%    2%     0%     0%     0%
7/25/2010....     89%    12%     3%    0%     0%     0%     0%     7/25/2010...   88%    13%     4%    0%     0%     0%     0%
7/25/2011....     87%    10%     2%    0%     0%     0%     0%     7/25/2011...   86%    10%     2%    0%     0%     0%     0%
7/25/2012....     85%     7%     1%    0%     0%     0%     0%     7/25/2012...   84%     8%     1%    0%     0%     0%     0%
7/25/2013....     83%     5%     0%    0%     0%     0%     0%     7/25/2013...   82%     6%     0%    0%     0%     0%     0%
7/25/2014....     81%     4%     0%    0%     0%     0%     0%     7/25/2014...   80%     4%     0%    0%     0%     0%     0%
7/25/2015....     79%     3%     0%    0%     0%     0%     0%     7/25/2015...   77%     3%     0%    0%     0%     0%     0%
7/25/2016....     76%     2%     0%    0%     0%     0%     0%     7/25/2016...   74%     2%     0%    0%     0%     0%     0%
7/25/2017....     73%     1%     0%    0%     0%     0%     0%     7/25/2017...   71%     1%     0%    0%     0%     0%     0%
7/25/2018....     70%     0%     0%    0%     0%     0%     0%     7/25/2018...   68%     0%     0%    0%     0%     0%     0%
7/25/2019....     66%     0%     0%    0%     0%     0%     0%     7/25/2019...   65%     0%     0%    0%     0%     0%     0%
7/25/2020....     64%     0%     0%    0%     0%     0%     0%     7/25/2020...   62%     0%     0%    0%     0%     0%     0%
7/25/2021....     61%     0%     0%    0%     0%     0%     0%     7/25/2021...   59%     0%     0%    0%     0%     0%     0%
7/25/2022....     57%     0%     0%    0%     0%     0%     0%     7/25/2022...   56%     0%     0%    0%     0%     0%     0%
7/25/2023....     54%     0%     0%    0%     0%     0%     0%     7/25/2023...   52%     0%     0%    0%     0%     0%     0%
7/25/2024....     50%     0%     0%    0%     0%     0%     0%     7/25/2024...   48%     0%     0%    0%     0%     0%     0%
7/25/2025....     46%     0%     0%    0%     0%     0%     0%     7/25/2025...   44%     0%     0%    0%     0%     0%     0%
7/25/2026....     41%     0%     0%    0%     0%     0%     0%     7/25/2026...   39%     0%     0%    0%     0%     0%     0%
7/25/2027....     35%     0%     0%    0%     0%     0%     0%     7/25/2027...   34%     0%     0%    0%     0%     0%     0%
7/25/2028....     30%     0%     0%    0%     0%     0%     0%     7/25/2028...   28%     0%     0%    0%     0%     0%     0%
7/25/2029....     20%     0%     0%    0%     0%     0%     0%     7/25/2029...   20%     0%     0%    0%     0%     0%     0%
7/25/2030....     10%     0%     0%    0%     0%     0%     0%     7/25/2030...   10%     0%     0%    0%     0%     0%     0%
7/25/2031....      0%     0%     0%    0%     0%     0%     0%     7/25/2031...    0%     0%     0%    0%     0%     0%     0%
Weighted                                                           Weighted
Average                                                            Average
Life(1)                                                            Life(1).....
Maturity.....    20.61  4.42   3.11  2.42   1.95   1.59   1.37     Maturity.... 20.27   4.51   3.20  2.51   2.04   1.67   1.42
Optional                                                           Optional
Termination..    20.47  4.40   3.10  2.41   1.94   1.59   1.37     Termination. 20.13   4.48   3.18  2.50   2.03   1.67   1.42

(1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

                                PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                             Class M-1 Scenario                                               Class M-2 Scenario
                 --------------------------------------------                    --------------------------------------------
                   0%   50%    75%   100%  125%   150%   175%                      0%   50%    75%   100%   125%  150%    175%
                 ----  ----   ----   ----  ----   ----   ----                    ----  ----   ----   ----   ----  ----    ----
Initial                                                             Initial
Percent......    100%  100%   100%   100%  100%   100%   100%       Percent....  100%  100%   100%   100%   100%  100%    100%
7/25/2002....    100%  100%   100%   100%  100%   100%   100%     7/25/2002....  100%  100%   100%   100%   100%  100%    100%
7/25/2003....    100%  100%   100%   100%  100%   100%   100%     7/25/2003....  100%  100%   100%   100%   100%  100%    100%
7/25/2004....    100%  100%   100%   100%  100%   100%   100%     7/25/2004....  100%  100%   100%   100%   100%  100%    100%
7/25/2005....    100%  100%    87%    64%   46%    36%    71%     7/25/2005....  100%  100%    87%    64%    46%   32%     22%
7/25/2006....    100%   98%    68%    46%   31%    20%    15%     7/25/2006....  100%   98%    68%    46%    31%   20%     12%
7/25/2007....    100%   84%    54%    34%   21%    12%     7%     7/25/2007....  100%   84%    54%    34%    21%   12%      4%
7/25/2008....    100%   71%    43%    25%   14%     8%     2%     7/25/2008....  100%   71%    43%    25%    14%    5%      0%
7/25/2009....    100%   61%    34%    18%   10%     4%     0%     7/25/2009....  100%   61%    34%    18%    10%    0%      0%
7/25/2010....    100%   52%    27%    13%    7%     0%     0%     7/25/2010....  100%   52%    27%    13%     3%    0%      0%
7/25/2011....    100%   44%    21%    10%    3%     0%     0%     7/25/2011....  100%   44%    21%    10%     0%    0%      0%
7/25/2012....    100%   38%    17%     7%    0%     0%     0%     7/25/2012....  100%   38%    17%     5%     0%    0%      0%
7/25/2013....    100%   32%    13%     5%    0%     0%     0%     7/25/2013....  100%   32%    13%     0%     0%    0%      0%
7/25/2014....    100%   27%    11%     2%    0%     0%     0%     7/25/2014....  100%   27%    11%     0%     0%    0%      0%
7/25/2015....    100%   23%     8%     0%    0%     0%     0%     7/25/2015....  100%   23%     7%     0%     0%    0%      0%
7/25/2016....    100%   12%     2%     0%    0%     0%     0%     7/25/2016....  100%   12%     0%     0%     0%    0%      0%
7/25/2017....    100%    9%     0%     0%    0%     0%     0%     7/25/2017....  100%    9%     0%     0%     0%    0%      0%
7/25/2018....    100%    8%     0%     0%    0%     0%     0%     7/25/2018....  100%    6%     0%     0%     0%    0%      0%
7/25/2019....     99%    6%     0%     0%    0%     0%     0%     7/25/2019....   99%    3%     0%     0%     0%    0%      0%
7/25/2020....     94%    5%     0%     0%    0%     0%     0%     7/25/2020....   94%    0%     0%     0%     0%    0%      0%
7/25/2021....     89%    3%     0%     0%    0%     0%     0%     7/25/2021....   89%    0%     0%     0%     0%    0%      0%
7/25/2022....     83%    1%     0%     0%    0%     0%     0%     7/25/2022....   83%    0%     0%     0%     0%    0%      0%
7/25/2023....     77%    0%     0%     0%    0%     0%     0%     7/25/2023....   77%    0%     0%     0%     0%    0%      0%
7/25/2024....     70%    0%     0%     0%    0%     0%     0%     7/25/2024....   70%    0%     0%     0%     0%    0%      0%
7/25/2025....     63%    0%     0%     0%    0%     0%     0%     7/25/2025....   63%    0%     0%     0%     0%    0%      0%
7/25/2026....     54%    0%     0%     0%    0%     0%     0%     7/25/2026....   54%    0%     0%     0%     0%    0%      0%
7/25/2027....     45%    0%     0%     0%    0%     0%     0%     7/25/2027....   45%    0%     0%     0%     0%    0%      0%
7/25/2028....     35%    0%     0%     0%    0%     0%     0%     7/25/2028....   35%    0%     0%     0%     0%    0%      0%
7/25/2029....     24%    0%     0%     0%    0%     0%     0%     7/25/2029....   24%    0%     0%     0%     0%    0%      0%
7/25/2030....     12%    0%     0%     0%    0%     0%     0%     7/25/2030....   12%    0%     0%     0%     0%    0%      0%
7/25/2031....      0%    0%     0%     0%    0%     0%     0%     7/25/2031....    0%    0%     0%     0%     0%    0%      0%
Weighted                                                          Weighted
Average                                                           Average
Life(1)......                                                     Life(1)......
Maturity.....   24.97  10.28  7.38   5.71  4.80   4.41   4.53     Maturity..... 24.96  10.13  7.35   5.59   4.63  4.11    3.89
Optional                                                          Optional
Termination..   24.81  9.85   6.82   5.18  4.37   4.07   4.06     Termination.. 24.81  9.85   6.82   5.17   4.29  3.84    3.65

                               Class B-1 Scenario
                 ---------------------------------------------
                   0%    50%    75%  100%   125%   150%   175%
                 ----   ----  -----  ----   ----   ----   ----
Initial
Percent......    100%   100%   100%  100%   100%   100%   100%
7/25/2002....    100%   100%   100%  100%   100%   100%   100%
7/25/2003....    100%   100%   100%  100%   100%   100%   100%
7/25/2004....    100%   100%   100%  100%   100%   100%   100%
7/25/2005....    100%   100%    87%   64%    46%    32%    22%
7/25/2006....    100%    98%    68%   46%    31%    18%     5%
7/25/2007....    100%    84%    54%   34%    19%     5%     0%
7/25/2008....    100%    71%    43%   25%     8%     0%     0%
7/25/2009....    100%    61%    34%   15%     0%     0%     0%
7/25/2010....    100%    52%    27%    7%     0%     0%     0%
7/25/2011....    100%    44%    20%    1%     0%     0%     0%
7/25/2012....    100%    38%    13%    0%     0%     0%     0%
7/25/2013....    100%    32%     7%    0%     0%     0%     0%
7/25/2014....    100%    27%     2%    0%     0%     0%     0%
7/25/2015....    100%    23%     0%    0%     0%     0%     0%
7/25/2016....    100%     4%     0%    0%     0%     0%     0%
7/25/2017....    100%     0%     0%    0%     0%     0%     0%
7/25/2018....    100%     0%     0%    0%     0%     0%     0%
7/25/2019....     99%     0%     0%    0%     0%     0%     0%
7/25/2020....     94%     0%     0%    0%     0%     0%     0%
7/25/2021....     89%     0%     0%    0%     0%     0%     0%
7/25/2022....     83%     0%     0%    0%     0%     0%     0%
7/25/2023....     77%     0%     0%    0%     0%     0%     0%
7/25/2024....     70%     0%     0%    0%     0%     0%     0%
7/25/2025....     63%     0%     0%    0%     0%     0%     0%
7/25/2026....     54%     0%     0%    0%     0%     0%     0%
7/25/2027....     45%     0%     0%    0%     0%     0%     0%
7/25/2028....     35%     0%     0%    0%     0%     0%     0%
7/25/2029....     24%     0%     0%    0%     0%     0%     0%
7/25/2030....      4%     0%     0%    0%     0%     0%     0%
7/25/2031....      0%     0%     0%    0%     0%     0%     0%
Weighted
Average
Life(1)
Maturity.....    24.90  9.90   7.06  5.36   4.41   3.88   3.58
Optional
Termination..    24.81  9.85   6.81  5.17   4.25   3.75   3.48


(1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

The Class A-IO and Class X-IO Certificates

         The class A-IO and class X-IO certificates are entitled to distributions of interest only and are not entitled to distributions of principal. Additionally, interest on the class A-IO certificates is calculated on the basis of scheduled notional principal balances (but in no event greater than the Assumed Principal Balance), which is reduced to zero after the thirty-first distribution date after the closing date. Following such date, the class A-IO certificates will not be entitled to further distributions of interest.

         As indicated in the table below, the yield to investors in the class A-IO and class X-IO certificates will be sensitive to a high rate of principal payments (including prepayments) on the mortgage loans, which generally can be repaid at any time (subject, in certain cases, to payment of a penalty).

         The information set forth in the following table was prepared on the basis of the modeling assumptions and the assumption that the purchase price of the class A-IO and class X-IO certificates (expressed as a percentage of their original notional principal balance) is as indicated in such table and does not include accrued interest. The assumed purchase price is not necessarily that at which actual sales will occur. Additionally, the yields set forth in the table below were calculated by determining the monthly discounted rates that, when applied to the applicable assumed stream of cash flow to be paid on such certificates, would cause the discounted present value of such assumed stream of cash flow to equal the assumed purchase price of that class plus accrued interest and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in that class when such reinvestment rates are considered.

              Sensitivity of Class A-IO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)
                             Assumed Price 11.90243%

                                       CPR
         30%           40%          50%           60%            70%
  ---------------------------------------------------------------------------
       5.750%         5.750%      5.750%        5.667%         (5.200)%
  ---------------------------------------------------------------------------


              Sensitivity of Class X-IO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)
                             Assumed Price 0.38437%

                                       CPR
         30%           35%          40%           45%            50%
  ---------------------------------------------------------------------------
       17.660%       10.159%      2.351%       (5.806)%       (14.359)%
  ---------------------------------------------------------------------------

   There is no assurance that prepayments will occur at any constant percentage or in accordance with any of the prepayment assumptions.

Payment Delay Feature

         The effective yield to the holders of group I senior certificates (other than the class AF-1 certificates) and the class A-IO and class X-IO certificates, will be lower than the yield otherwise produced by the related pass-through rate and the purchase price of those certificates because principal and interest distributions will not be payable to holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         The certificates to be issued by the trust will consist of:

         o the following group I senior certificates, all of which are offered by this prospectus supplement:

              o class AF-1, class AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 certificates;

         o the following group II senior certificates, all of which are offered by this prospectus supplement:

              o    class AV-1 and class AV-2 certificates;

         o the following interest only certificates, which are offered by this prospectus supplement:

              o    class A-IO and class X-IO certificates;

         o the following subordinate certificates, all of which are offered by this prospectus supplement:

              o    the class M-1, class M-2 and class B-1 certificates;

         o the class P, class C and class R certificates, which are not offered hereby.

         The class M-1 certificates are subordinate in right of payment to the class A certificates; the class M-2 certificates are subordinate in right of payment to the class A and class M-1 certificates; and the class B-1 certificates are subordinate in right of payment to the class A, class M-1 and class M-2 certificates, in each case to the extent described herein. The class X-IO certificates are subordinate in right of payment of interest to the extent described herein. See "--Distributions - Distributions of Principal."

         For purposes of principal and interest distributions, the class AV-1 certificates are also referred to as the "Subgroup IIA certificates" and the class AV-2 certificates are referred to as the "Subgroup IIB Certificates."

         Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered certificates appear in the Glossary at the end of this prospectus supplement.

         Persons in whose names certificates are registered in the certificate register maintained by the trustee are the holders of the certificates. For as long as the offered certificates are in book-entry form with DTC, the only holder of the offered certificates (as the term holder is used in the trust agreement) for the trust will be Cede & Co., a nominee of DTC. No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner's interest in the trust, except in the event that physical certificates are issued under limited circumstances set forth in the trust agreement. All references in this prospectus supplement and the accompanying prospectus to the holders of offered certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreement. See "Description of the Offered Certificates - Book-entry Registration of the Offered Certificates" herein.

         As described under "The Mortgage Loan Pool," the mortgage loan pool is divided into group I, which contains mortgage loans having fixed interest rates, and group II, which contains mortgage loans having adjustable interest rates. For purposes of distributions of principal and interest, the group II mortgage pool is subdivided into separate groups: subgroup IIA and subgroup IIB.

         The trust agreement for the trust requires that the trustee create an asset proceeds account and a distribution account. All funds in those accounts must be invested and reinvested, as directed by the master servicer, in permitted investments. See "The Agreement -- Administration of Accounts" in the prospectus.

         One day prior to the related distribution date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the asset proceeds account and then to the distribution account an amount equal to the interest funds and principal funds with respect to each group for that distribution date.

Distributions

         General. Distributions on each class of the certificates will be made on each distribution date to holders of record as of the last business day of the month immediately preceding the calendar month in which the distribution date occurs, or the closing date in the case of the first distribution date, in an amount equal to the product of the holder's percentage interest and the amount to be distributed to that class on the distribution date. The percentage interest represented by any certificate will be equal to the percentage obtained by dividing the certificate principal balance of the certificate by the certificate principal balance of all certificates of the same class.

         Distributions of Interest. On each distribution date, the amount of interest distributable with respect to the group I senior certificates (other than the class AF-1 certificates) and the class A-IO and class X-IO certificates is the interest which has accrued on those certificates at the related pass-through rate during the calendar month immediately preceding the calendar month in which the distribution date occurs. On each distribution date, interest distributable with respect to the group II senior certificates and the class AF-1 certificates is the interest which has accrued on those certificates at the then applicable pass-through rate from and including the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date. Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related distribution date.

         All calculations of interest on the group I senior certificates (other than the class AF-1 certificates) and on the class A-IO and class X-IO certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360). All calculations of interest on the group II senior certificates, the class M-1, class M-2, class B-1 and class AF-1 certificates will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days.

         The certificates of each group will have the benefit of Pledged Prepayment Penalties paid on mortgage loans in the related group. Prepayment penalties not allocated to certificates as Pledged Prepayment Penalties will be paid to the holder of the class P certificate.

         On each distribution date, the interest funds (and any amounts transferred from the capitalized interest account for that distribution date) and Pledged Prepayment Penalties with respect to each group will be distributed in the following order of priority:

         o first, from collections on the related group, to each class of the class A certificates for such group and the class A-IO certificates, the Current Interest and any Interest Carry Forward Amount for such class (or, in the case of the class A-IO certificates, the Allocable Portion thereof) on that distribution date; provided, however, that in the case of the class AV-1 and class AV-2 certificates, interest distributions thereon will be made solely from collections on the related subgroup of mortgage loans; and, provided, further that, in the case of the group I senior certificates, any shortfall in available amounts will be applied on a pro rata basis among such classes;

         o second, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

              o to the class M-1 certificates, the Current Interest for that class and distribution date;

              o to the class M-2 certificates, the Current Interest for that class and distribution date;

              o to the class B-1 certificates, the Current Interest for that class and distribution date;

              o to the class X-IO certificates, the Current Interest for that class and distribution date; and

              o any remainder will be treated as Excess Interest and distributed as described below under the subheading "-- Excess Interest" herein.

         No assurance can be given as to the level of Pledged Prepayment Penalties that may be available at any time. The level will vary based on the actual rate of prepayments and the waiver by the servicer of prepayment penalties under certain circumstances.

         The Pass-Through Rate for the class AF-1, class AV-1, class AV-2, class M-1, class M-2 and class B-1 Certificates will be equal to the lesser of (i) the applicable Formula Rate, and (ii) the Net WAC Cap.

         o The Formula Rate for each such class is the lesser of (i) one month LIBOR plus the applicable margin set forth on page S-4, and
              (ii) the Maximum Cap Rate.

         The Pass-Through Rate of the class AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 Certificates is the lesser of (i) the per annum rate for such class set forth on page S-4, and (ii) the Net WAC Cap.

         After the Clean-Up Call Date, the pass-through rates on the class AF-5 and class AF-6 certificates will increase by 0.50% and the spread over one month LIBOR for the class AF-1, class AV-1, class AV-2, class M-1, class M-2 and class B-1 certificates will increase to 0.240%, 0.460%, 0.480%, 0.795%, 1.275% and
2.400%, respectively.

         The Pass-Through Rate of the class A-IO Certificates is 6.250% per annum. The per annum Pass-Through Rate of the class X-IO certificates is the lesser of (i) up to and including the distribution date in July 2003, 0.275% per annum, and thereafter 0.10% per annum, and (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Pass-Through Rates of the offered certificates other than the class A-IO and class X-IO Certificates.

         o Interest will accrue on the class A-IO and class X-IO certificates on the basis of the Notional Principal Balances of such classes.

         Distributions of Principal. On each distribution date, the Principal Distribution Amount for that distribution date with respect to each group is required to be distributed as follows:

         o The Class A Principal Distribution Amount for Group I will be distributed as follows:

              o first to the class AF-6 certificates in an amount up to the Class AF-6 Distribution Amount for such date, until the certificate principal balance thereof has been reduced to zero; and second sequentially to the class AF-1, class AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided, however, that on and after any distribution date on which the certificate principal balance of the subordinate certificates has been reduced to zero, such amounts will be distributed on a pro rata basis, and not sequentially, among such classes.

         o The Class A Principal Distribution Amount for Group II will be distributed as follows:

              o Amounts constituting Principal Funds attributable to the Subgroup IIA Mortgage Loans will be distributed to the Class AV-1 Certificates until the certificate principal balance thereof has been reduced to zero; and amounts constituting Principal Funds attributable to Subgroup IIB Mortgage Loans will be distributed to the Class AV-2 Certificates until the certificate principal balance thereof has been reduced to zero; provided, that any excess interest included in the class A Principal Distribution Amount for Group II will be applied pro rata to the class

                  AV-1 and class AV-2 certificates (based on the Principal Funds received for each subgroup);

         o    In the event the certificate principal balance of one or more of
              (A) the group I senior certificates, (B) the class AV-1 certificates or (C) the class AV-2 certificates, has been reduced to zero, on each distribution date thereafter principal distributions otherwise distributable to such retired certificates will be applied to such remaining classes, pro rata, on the basis of their group or subgroup certificate principal balances (after accounting for the distributions described above). Any such distributions in respect of the group I senior certificates will be made in the order of priority described above.

         o The combined Principal Distribution Amount of both groups remaining after distributions to the senior certificates will be distributed in the following order of priority:

              o to the class M-1 certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

              o to the class M-2 certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

              o to the class B-1 certificates, the Class B-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

         Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

         o exclusively to the related class A certificates (in the manner described above) until the certificate principal balance of the class A certificates has been reduced to zero;

         o after the certificate principal balance of the class A certificates has been reduced to zero, exclusively to the class M-1 certificates until the certificate principal balance of the class M-1 certificates has been reduced to zero;

         o after the certificate principal balance of the class M-1 certificates has been reduced to zero, exclusively to the class M-2 certificates until the certificate principal balance of the class M-2 certificates has been reduced to zero; and

         o after the certificate principal balance of the class M-2 certificates has been reduced to zero, exclusively to the class B-1 certificates until the certificate principal balance of the class B-1 certificates has been reduced to zero.

         On each distribution date, the Released Principal Amount, if any, will be distributed to the holder of the class C certificates.

Excess Interest

         On each distribution date, interest funds and Pledged Prepayment Penalties from both groups not otherwise required to be distributed as described under the heading "--Distributions--Distributions of Interest" will be treated as Excess Interest and will be required to be distributed in the following order of priority until fully distributed:

         o the Group I Percentage of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group I; and the Group II Percentage of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group II;

         o to the class X-IO certificates, the Interest Carry Forward Amount for that class;

         o to the class M-1 certificates, the Interest Carry Forward Amount for that class;

         o to the class M-1 certificates, the Unpaid Realized Loss Amount for that class;

         o to the class M-2 certificates, the Interest Carry Forward Amount for that class;

         o to the class M-2 certificates, the Unpaid Realized Loss Amount for that class;

         o to the class B-1 certificates, the Interest Carry Forward Amount for that class;

         o to the class B-1 certificates, the Unpaid Realized Loss Amount for that class;

         o to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

         o from amounts in the Basis Risk Reserve Fund, to the class A certificates on a pro rata basis, any Carryover Amount applicable to the class A Certificates;

         o from amounts in the Basis Risk Reserve Fund, sequentially, to the class M-1, class M-2 and class B-1 certificates, in that order, any Carryover Amount applicable to the class M-1, class M-2 and class B-1 certificates; and

         o    to the class C and class R certificates, the remaining amount.

         The level of Excess Interest will depend on, among other things:

         o    the rate at which prepayment penalties are collected;

         o    the overcollateralization level of the mortgage loans;

         o    the loss experience of the mortgage loans;

         o the level of one month LIBOR and the indices for the adjustable rate mortgage loans; and

         o the extent to which the weighted average of the net rates of the loans in both loan groups exceeds the weighted average of the pass through rates of the offered certificates.

No assurance can be given as to the levels of Excess Interest at any time. For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see "Prepayment and Yield Considerations--General."

Realized Losses

         If, on any distribution date, the aggregate certificate principal balance of the certificates (after giving effect to all distributions to be made on that distribution date) exceeds the aggregate principal balance of the mortgage loans, the certificate principal balance of the subordinate certificates (but not the class A certificates) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

         o first, to the class B-1 certificates, until the certificate principal balance of that class has been reduced to zero;

         o second, to the class M-2 certificates, until the certificate principal balance of that class has been reduced to zero; and

         o third, to the class M-1 certificates, until the certificate principal balance of that class has been reduced to zero.

         If the certificate principal balance of a class of subordinate certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the certificate principal balance so reduced. On subsequent distribution dates, however, as described above, Excess Interest, if any, will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

         Although the certificate principal balance of class A certificates will not be reduced on account of Realized Losses even if the certificate principal balances of all the subordinate certificates have been reduced to zero, the amount available to be distributed to the class A certificates as principal may be less than the certificate principal balances of the class A certificates.

Pre-Funding Account and Capitalized Interest Account

         On the closing date, the seller will deposit approximately $44,000,000 into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the group I certificates and group II certificates, as applicable. Approximately $29,000,000 of the original pre-funded amount will be used to acquire group I subsequent mortgage loans and approximately $15,000,000 of the original pre-funded amount will be used to acquire group II subsequent mortgage loans (which shall be allocated by subgroup), in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

         o the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

         o    August 31, 2001.

         The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the trust agreement for the trust. Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of group I certificates and group II certificates, respectively, on the first distribution date thereafter as a prepayment of principal in reduction of the related certificate principal balances. This will result in an unscheduled distribution of principal in respect of the related certificates on that date.

         On the closing date, the seller will deposit an amount equal to 1/6th of the Weighted Average Net Rate on the mortgage loans in the related group times the amount on deposit in the pre-funding account (excluding any interest or other investment earnings) into a separate capitalized interest account to be maintained in the name of the trustee for the benefit of holders of the group I certificates and group II certificates, as applicable. Amounts on deposit in the capitalized interest account will be applied during the pre-funding period to the extent necessary to ensure that the full amount of interest required to be distributed to holders of the related classes of offered certificates is distributed. Amounts remaining in the capitalized interest account, excluding interest and any other investment earnings, after the end of the pre-funding period will be paid to the seller.

         Amounts on deposit in the pre-funding account and the capitalized interest account will be invested in permitted investments. All interest and any other investment earnings on amounts on deposit in the pre-funding account and the capitalized interest account will be paid to the seller. Neither the pre-funding account nor the capitalized interest account will be assets of any REMIC established under the trust agreement for the trust. For federal income tax purposes, the pre-funding account and the capitalized interest account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account and the capitalized account will be taxable to, the seller.

Calculation Agent

         The master servicer has appointed Bankers Trust Company to serve as calculation agent for the trust. As calculation agent, Bankers Trust Company will be responsible for calculating and distributing to holders of certificates all amounts of principal and interest due on each distribution date.

Calculation of One Month LIBOR

         On each interest determination date, which is the second business day preceding each distribution date, the calculation agent, as agent of the master servicer, will determine one month LIBOR.

         One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period

(commencing on the first day of that accrual period). The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

         Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Certificates

         The offered certificates will be book-entry certificates. Beneficial owners may elect to hold their book-entry certificates directly through DTC in the United States or upon request Clearstream Banking, societe anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants. The book-entry certificates will be issued in one or more certificates per class of offered certificates which in the aggregate equal the principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. See "Description of the Certificates -- Book-Entry Procedures" and "-- Global Clearance, Settlement and Tax Documentation Procedures" in the prospectus.

                               THE TRUST AGREEMENT

         The certificates will be issued in accordance with a trust agreement to be dated as of July 1, 2001, among the depositor, the master servicer and the trustee. In addition to the provisions of the trust agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the trust agreement. See also "The Agreement -- The Trustee," "-- Administration of Accounts," "-- Events of Default and Remedies," "-- Amendment" and "-- Termination" in the prospectus.

Formation of the Trust

         On the closing date, the depositor will create and establish the trust under the trust agreement and will sell without recourse the initial mortgage loans to the trust, and the trust will issue the certificates under the terms of the trust agreement. During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans. The prospectus contains important additional information regarding the terms and conditions of the certificates. The depositor will provide to any prospective or actual holder of offered certificates, upon written request, a copy of the trust agreement without exhibits. Requests should be addressed to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060, Attention: Secretary.

         The trust will consist of:

         o   the mortgage loans;

         o prepayment penalties to the extent described in this prospectus supplement;

         o those assets that are held in any account held for the benefit of the certificateholders;

         o any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

         o the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the trust agreement;

         o certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans; and

         o    the servicing agreement.

         The offered certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Reports to Certificateholders

         On each distribution date, the master servicer will report or cause to be reported to each holder of an offered certificate, by posting to the trustee's website (http://www.apps.gis.deutsche-bank.com/invr) or other means of reporting described in the trust agreement:

         o with respect to each class of offered certificates based on a certificate in the original principal amount of $1,000:

              o   the amount of the distribution on the distribution date;

              o   the amount of the distribution allocable to interest;

              o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the distribution date;

         o the principal balance after giving effect to any distribution allocable to principal; and

         o    any Interest Carry Forward Amount;

         o the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

         o the Realized Losses for each group for the related period and cumulatively since the cut off date;

         o    the largest mortgage loan balance outstanding in each group;

         o the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust, in each case for the related prepayment period;

         o the servicing fees and master servicing fees allocable to each group;

         o    one month LIBOR on the most recent interest determination date;

         o    the pass-through rates for any class, if subject to a cap; and

         o for each distribution date during the pre-funding period, the amount, if any, on deposit in the pre-funding account and the capitalized interest account, stated separately.

Certificateholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations department at (800) 735-7777.

Delivery and Substitution of Mortgage Loans

         The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter. Under the limited circumstances specified in the trust agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above. See "The Trusts -- The Mortgage Loans -- General," and "-- Substitution of Mortgage Loans" in the prospectus.

The Trustee

         Bankers Trust Company will act as trustee of the trust. The mailing address of the trustee's Corporate Trust Office is 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Saxon 2001-2 (SX0102), and its telephone number is (714) 247-6000.

Voting Rights

         The voting rights of the trust will be allocated as follows:

         o    1% to the class A-IO certificates;

         o    1% to the class X-IO certificates;

         o 96% to the classes of offered certificates (other than the class A-IO and class X-IO certificates) in proportion to their respective outstanding certificate principal balances; and

         o    1% to each of the class C and class R certificates.

Termination

         The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

         o the final payment or other liquidation, or any related advance, of the last mortgage loan;

         o the disposition of all property acquired in respect of any mortgage loan remaining in the trust; and

         o at any time when a qualified tax liquidation of the trust is effected as described below under "--Termination Upon Loss of REMIC Status."

         By the Master Servicer. At its option, the master servicer may, on any distribution date when the aggregate principal balance of the mortgage loans is less than 10% of the sum of:

         o the aggregate principal balances of the initial mortgage loans as of the cut off date; and

         o    any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans plus one month's interest computed as provided in the trust agreement. The date on which this optional repurchase is made is known as the clean-up call date.

         Termination Upon Loss of REMIC Status. Following a final determination by the IRS or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of the appeal from which no further appeal may be taken, to the effect that any REMIC established under the trust agreement does not and will no longer qualify as a REMIC according to Section 860D of the Code, at any time on or after the date which is 30 calendar days following that final determination, holders of a majority in percentage interests represented by the offered certificates then outstanding may direct the trustee on behalf of the trust to adopt a plan of complete liquidation.

Sale of Mortgage Loans

         In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

         o the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

         o the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

         o each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

         o if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

         o except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

         o if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan note on or before the closing date and the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file again prior to the first anniversary of the closing date.

         On the closing date, the depositor will also assign to the trustee all the depositor's right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties. Such representations and warranties include, among others, in the case of Subgroup IIA, that (i) no Mortgage Loan in Subgroup IIA was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law,
(ii) no proceeds from any Mortgage Loan in Subgroup IIA were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each Mortgage Loans in Subgroup IIA its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any Mortgage Loan in Subgroup IIA for a period in excess of five years following origination. Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the certificates, the discovering party will promptly notify the depositor and the seller. The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or to substitute a qualified substitute mortgage loan.

Events of Default

         The master servicer will have the right to direct the termination of the servicer if the servicer breaches its servicing agreement. In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the servicing agreement, including the obligation to make advances. See "The Mortgage Loan Pool -Advances and Month End Interest" herein. If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer. See "Servicing of Mortgage Loans" in the prospectus.

Governing Law

         The trust agreement and each certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The trust agreement provides that the trust, exclusive of the assets held in the pre-funding account, the capitalized interest account, and the Basis Risk Reserve Fund and prepayment penalties other than the Pledged Prepayment Penalties received on the Mortgage Loans, will comprise three REMICs organized in a tiered structure: REMIC 1 and REMIC 2 (each, a "Lower Tier REMIC") and REMIC 3 (the "Upper Tier REMIC"). REMIC 1 will issue uncertificated regular interests to be held by REMIC 2, and REMIC 2 will issue uncertificated regular interests to be held by REMIC 3. Each of the Lower Tier REMICs (REMIC 1 and REMIC 2) and the Upper Tier REMIC (REMIC 3) will designate a single class of interests as the residual interest in that REMIC. The class R certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

         Each class of offered certificates and the class C certificate will represent beneficial ownership of a corresponding class of regular interests issued by the Upper Tier REMIC. In addition, each of the offered certificates, other than the class A-IO and class X-IO certificates, will represent a beneficial interest in the right to receive payments from the Basis Risk Reserve Fund.

         Upon the issuance of the offered certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the holder of the Class C certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the holders of the offered certificates to receive payments from the Basis Risk Reserve Fund represent, for federal income tax purposes, interests in an interest rate cap contract.

Tax Treatment of the Offered Certificates

         A holder of a class of offered certificates, other than the class A-IO and class X-IO certificates, will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper Tier REMIC and an interest in a limited recourse interest rate cap contract (the "Cap Contract"). A holder of an offered certificate must allocate its purchase price for the offered certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract components will have nominal value.

         Upon the sale, exchange, or other disposition of an offered certificate, the holder must allocate the amount realized between the components of the offered certificate based on the relative fair market values of those components at the time of sale. Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the cap contract component should be capital gain or loss, and gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of an offered certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the holder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the offered certificate over (2) the amount actually included in such holder's income.

         Interest on the regular interest component of an offered certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the class A-IO and class X-IO certificates will be issued with original issue discount ("OID") and the regular interest components of the other offered certificates could be issued with OID. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100 % of the Prepayment Assumption for both group I and group II. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

Status of the Offered Certificates

         The regular interest components of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the regular interest component of an offered certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of the offered certificates will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

The Cap Contract Components

         As indicated above, a portion of the purchase price paid by a holder to acquire an offered certificate will be attributable to the Cap Contract component of such certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

         Any payments made to a holder from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

         Any employee benefit plan that proposes to purchase the offered certificates should consult with its counsel with respect to the potential consequences of such investment under the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

         ERISA imposes certain requirements on employee benefit plans that are subject to ERISA ("ERISA Plans"), and on persons who are fiduciaries with respect to such plans. A person who exercises discretionary authority or control with respect to the management of assets of an ERISA Plan will be considered a fiduciary of that plan under ERISA. In accordance with ERISA's general fiduciary standards, before investment in the certificates, an ERISA Plan fiduciary should determine whether the investment is permitted under the governing plan instruments and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

         ERISA and the Code also prohibit various transactions involving the assets of ERISA Plans and other retirement plans and arrangements, including individual retirement accounts and annuities ("Plans"), and persons referred to as parties in interest under ERISA or disqualified persons under the Code. A prohibited transaction could subject disqualified persons to excise taxes and impose other liabilities on ERISA Plan fiduciaries.

         On September 6, 1990 the U.S. Department of Labor ("DOL") granted to Greenwich Capital Markets, Inc., an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-59 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. The Exemption has since been amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and Prohibited Transaction Exemption 2000-58, 65 Fed. Re. 67765 (Nov. 13, 2000).

         For purposes of the discussion under this heading, the term underwriter includes:

         o the underwriters named on the cover page of this prospectus supplement;

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any of those underwriters; and

         o any member of the underwriting syndicate or selling group with respect to the offered certificates.

         As amended, the Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the offered certificates to be eligible for exemptive relief:

         o the acquisition of the offered certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the rights and interests evidenced by the offered certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust, unless the issuer holds only certain types of assets, such as secured mortgage obligations;

         o the offered certificates at the time of acquisition by the Plan must be rated in one of the three or, in certain transactions, four highest generic rating categories by the following national credit rating agencies: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

         o the trustee cannot be an affiliate of any member of a restricted group consisting of any underwriter, the depositor, the master servicer, the servicer, any sub-servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans in the trust as of the date of initial issuance of the offered certificates (the "Restricted Group");

         o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the offered certificates; the sum of all payment made to and retained by the depositor under the assignment of the mortgage loans to the trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the servicer and any subservicer must represent not more than reasonable compensation for that person's services under the trust agreement and reimbursement of that person's reasonable expenses in connection with the person's duties as master servicer, servicer or subservicer;

         o the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

         o with respect to any investment pool, the following three conditions must be met:

              o the investment pool may consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

              o certificates evidencing interests in the other investment pools have been rated in one of the three or, in certain transactions, four highest generic rating categories by one of the specified national credit rating agencies for at least one year prior to a Plan's acquisition of certificates; and

              o certificates evidencing interests in the other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

         o the documents establishing the trust and governing the transaction include certain provisions intended to protect the assets of the trust from creditors of the depositor.

         The Exemption, as amended, also extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a specified pre-funding period following the closing date, instead of requiring that all of those obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         o the ratio of the amount allocated to the pre-funding account to purchase mortgage loans which have not yet been identified to the total principal amount of the certificates being offered must not exceed 25%;

         o all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a national credit rating agency;

         o the transfer of additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a national credit rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust;

         o the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date; o in order to ensure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust:

              o the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

              o an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each national credit rating agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures that applied to the obligations transferred to the trust as of the closing date;

         o the pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or trust agreement or if an event of default occurs;

         o amounts transferred to the pre-funding account and/or capitalized interest account used in connection with pre-funding may be invested only in certain permitted investments;

         o    the related prospectus or prospectus supplement must describe:

              o the pre-funding account and/or capitalized interest account used in connection with the pre-funding account;

              o   the duration of the pre-funding period;

              o the percentage and/or dollar amount of the pre-funding limit for the trust; and

              o that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

         o the trustee of the trust (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities, and liabilities as a fiduciary under ERISA. The trustee as the legal owner of the obligations in the trust must enforce all the rights created in favor of certificateholders of such trust, including Plans.

         There have been sufficient obligations identified prior to the closing date so that these obligations, if transferred to the trust after the closing date, in exchange for amounts credited to the pre-funding account, would result in a ratio that is within the pre-funding limit. In addition, these obligations would meet the same terms and conditions for eligibility as the original obligations used to create the trust and the other conditions required under the amendment to the Exemption.

         The Exemption will not apply to a Plan's investment in offered certificates if the Plan fiduciary responsible for the decision to invest in offered certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the mortgage loans or an affiliate of the mortgagor or obligor, unless:

          o in the case of an acquisition in connection with the initial issuance of any certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

         o the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of the class at the time of acquisition;

         o immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

         o    the Plan is not sponsored by any member of the Restricted Group.

         Before purchasing offered certificates, a fiduciary of a Plan should itself confirm:

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.

         ERISA Plan fiduciaries or other persons considering the purchase of an offered certificate on behalf of an insurance company general account also should consult their legal advisors regarding the effect of John Hancock Mut. Life Ins. Co. v Harris Trust and Sav. Bank, 510 U.S. 86 (1993), and the general account regulations promulgated by the DOL. In John Hancock, the Untied States Supreme Court held that, under some circumstances, assets held in an insurance company's general account may be deemed to be assets of ERISA Plans that were issued policies supported by that general account.

         The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA. This new section provides that assets underlying general account policies issued before December 31, 1998 will be considered assets of an ERISA Plan to the extent the criteria set forth in the DOL general account regulations are satisfied.

         The general account regulations provide that, when an ERISA Plan acquires a policy issued by an insurance company that is supported by assets of the insurance company's general account, the assets of the ERISA Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive ratings as set forth on page S-4.

         The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Carryover Amount will be paid.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

         The ratings assigned by S&P and Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled. S&P's and Moody's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. S&P's and Moody's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal payments on the offered certificates resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final distribution dates of the offered certificates. The ratings on the offered certificates do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

                         LEGAL INVESTMENT CONSIDERATIONS

         Upon the termination of the pre-funding period, the class AV-1 and class AV-2 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.

                                 USE OF PROCEEDS

         The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered certificates. Net proceeds from the sale of the offered certificates less the original pre-funded amount and the amount deposited in the capitalized interest account will represent, together with the private certificates, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

                                  LEGAL MATTERS

         Legal matters relating to the validity of the issuance of the certificates will be passed upon for the depositor and the seller by McKee Nelson LLP. Legal matters relating to the validity of the offered certificates will be passed upon for the underwriters by Hunton & Williams.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement for the sale of the offered certificates, the depositor has agreed to cause the trust to sell and the underwriters named below have severally agreed to purchase the principal amount of offered certificates set forth below.

                           Greenwich           Credit Suisse
                            Capital             First Boston           First Union          J.P. Morgan
  Class                  Markets, Inc.          Corporation           Securities, Inc.     Securities Inc.
  -----                  -------------          -----------           ----------------     ---------------
  AF-1                    $27,875,000           $27,875,000             $27,875,000          $27,875,000
  AF-2                      9,275,000             9,275,000               9,275,000            9,275,000
  AF-3                     13,300,000            13,300,000              13,300,000           13,300,000
  AF-4                      8,200,000             8,200,000               8,200,000            8,200,000
  AF-5                      9,715,500             9,715,500               9,715,500            9,715,500
  AF-6                      6,500,000             6,500,000               6,500,000            6,500,000
  AV-1                     46,250,000            46,250,000              46,250,000           46,250,000
  AV-2                     18,722,750            18,722,750              18,722,750           18,722,750
  A-IO                     95,614,000               --                     --                    --
  M-1                      11,382,250            11,382,250              11,382,250           11,382,250
  M-2                       6,504,000             6,504,000               6,504,000            6,504,000
  B-1                       4,878,000             4,878,000               4,878,000            4,878,000

         The underwriters have advised the depositor that they propose to offer the offered certificates for sale from time to time in one or more negotiated transactions or otherwise

         o    at market prices prevailing at the time of sale,

         o    at prices related to those market prices or

         o    at negotiated prices.

         The depositor intends initially to retain the class X-IO certificates and a portion of the class A-IO certificates but may offer such certificates for sale from time to time in the future.

         Offers are subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery and acceptance by the underwriters and to certain other conditions. The underwriters may sell offered certificates to or through dealers, and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters or purchasers of the offered certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters. Any discounts or commissions received by dealers or underwriters and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         The depositor expects to receive net proceeds (including accrued interest) of approximately $661,628,187 before deducting expenses payable by it in connection with the offered certificates.

         The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933.

         There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the offered certificates offered by that underwriter but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

         Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

                                    GLOSSARY

         An "accrual period" means, with respect to any distribution date, for the class AF-1, class AV-1, class AV-2, class M-1, class M-2, and class B-1 certificates, the period from the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date. An "accrual period" means, with respect to any distribution date, for the class AF-2, class AF-3, class AF-4, class AF-5, class AF-6, class A-IO and class X-IO certificates, the calendar month immediately preceding the month of such distribution date.

         "Allocable Portion" for each group and distribution date is equal to the (i) certificate principal balance of the class A certificates of such group; divided by (ii) the sum of the certificate principal balance of the class A certificates of both groups.

         "Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the certificate principal balance of the class (less Excess Interest and any other available amounts previously distributed in repayment thereof).

         "Assumed Principal Balance," as of any date, is the aggregate principal balance of the mortgage loans plus applicable amounts on deposit in the pre-funding account, in each case as of the end of the related collection period (or, in the case of any calculation made as of the cut-off date, amounts on deposit in the prefunding account on the closing date).

         "Basis Risk Payment" means, for any distribution date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Carryover Amounts for such distribution date and (ii) any Required Reserve Fund Deposit for such Distribution Date, provided however, the amount of the Basis Risk Payment for any distribution date cannot exceed the amount of Excess Interest for such date.

         "Basis Risk Reserve Fund" means a fund created under the trust agreement and held as part of the trust, but not as part of any REMIC created under the trust agreement, to provide a source for payments of Carryover Amounts. The Basis Risk Reserve Fund will initially be funded with a deposit of $1,000.

         "Carryover Amount" means with respect to any distribution date and any class of offered certificates, other than the class A-IO and class X-IO certificates, the sum of (i) the excess of the interest calculated at the pass-through rate applicable to such Class for such date determined without regard to the Net WAC Cap over the amount of interest calculated at the Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior distribution dates together with accrued interest thereon at the applicable pass-through rate determined without regard to the Net WAC Cap. The Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Carryover Amount.

         The "certificate principal balance" of each class of certificates, as of any distribution date, is the aggregate principal amount of the certificates of that class on the closing date as reduced by:

         o all amounts distributed on previous distribution dates in reduction of the certificate principal balance thereof, and

         o in the case of a subordinate certificate, reductions in the certificate principal balance thereof as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Realized Loss Amount will not further reduce the certificate principal balance of that class.

         "Class A Principal Distribution Amount" for each group on any distribution date is the Class A Principal Allocation Percentage for such group of the Senior Principal Distribution Amount on such date.

         "Class A Principal Allocation Percentage" for any distribution date is the percentage equivalent of a fraction, the numerator of which is the related Principal Funds for such group and the denominator of which is the Principal Funds for both loan groups.

         "Class AF-6 Distribution Amount" for any distribution date, is the product of:

          o a fraction, the numerator of which is the class AF-6 certificate principal balance and the denominator of which is the certificate principal balance of the classes AF-1, AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 certificates, in each case immediately prior to the distribution date,

          o the Class A Principal Distribution Amount with respect to group I for the distribution date and

          o the applicable percentage for the distribution date set forth in the following table:

                     Distribution Date                 Percentage
                     -----------------                 ----------
                  August 2001     -  July 2004             0%
                  August 2004     -  July 2006            45%
                  August 2006     -  July 2007            80%
                  August 2007     -  July 2008           100%
                  August 2008 and thereafter             300%

         "Class B-1 Principal Distribution Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

         o   the sum of

             o the class A certificate principal balance (after giving effect to distributions on that date),

             o the class M-1 certificate principal balance (after giving effect to distributions on that date),

             o the class M-2 certificate principal balance (after giving effect to distributions on that date), and the class B-1 certificate principal balance immediately prior to the distribution date over

         o   the lesser of

             o 95.50% of the Assumed Principal Balance on the preceding due date and

             o the Assumed Principal Balance on the preceding due date less 0.50% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

         "Class M-1 Principal Distribution Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

         o   the sum of

             o the class A certificate principal balance (after giving effect to distributions on that date) and

             o the class M-1 certificate principal balance immediately prior to the distribution date over

         o   the lesser of

             o 81.50% of the Assumed Principal Balance on the preceding due date and

             o the Assumed Principal Balance on the preceding due date less 0.50% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

         "Class M-2 Principal Distribution Amount," with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

         o   the sum of

             o the class A certificate principal balance (after giving effect to distributions on that date),

             o the class M-1 certificate principal balance (after giving effect to distributions on that date), and

             o the class M-2 certificate principal balance immediately prior to the distribution date over

         o   the lesser of

             o 89.50% of the Assumed Principal Balance on the preceding due date and

             o the Assumed Principal Balance on the preceding due date less 0.50% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

         "Clean-Up Call Date" is any distribution date when the Assumed Principal Balance is less than 10% of the Assumed Principal Balance on the closing date.

         "CPR" is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans. The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         "Current Interest," with respect to each class of the certificates and each distribution date, is the interest accrued on the certificate principal balance of the class (or, in the case of the class A-IO or class X-IO certificates, the related Notional Principal Balance) immediately prior to the distribution date during the applicable accrual period at the applicable pass-through rate as reduced, on a pro rata basis, by any Net Prepayment Interest Shortfalls for such date.

         A "due period" is the period from and including the second day of a month to and including the first day of the following month.

         "Excess Interest" any distribution date means, unless the context otherwise requires, interest funds and Pledged Prepayment Penalties remaining after the payment of all related interest distributions.

         "Extra Principal Distribution Amount," with respect to any distribution date is the lesser of (i) Excess Interest, if any, and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal to the certificates on such date).

         "Group I Percentage" for any distribution date is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for Group I and the denominator of which is the Principal Funds for Group I and Group II.

         "Group II Percentage" for any distribution date is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for Group II and the denominator of which is the Principal Funds for Group I and Group II.

         "Interest Carry Forward Amount," with respect to each class of the certificates and each distribution date, is the sum of

         o   the excess of

             o Current Interest for the class with respect to prior distribution dates (excluding any Carryover Amount) over

             o the amount actually distributed to the class with respect to Current Interest on those prior distribution dates and

         o    interest on the excess at the applicable pass-through rate.

         "Interest funds" with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

         o all scheduled interest collected by the servicer during the related due period less the related servicing fee and master servicing fee;

         o    all advances relating to interest;

         o    all month end interest; and

         o liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period.

         "Maximum Cap Rate" as to any Distribution Date is a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each Group II Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each Group I Mortgage Loan had an interest rate equal to its stated fixed rate.

         "Net Prepayment Interest Shortfalls" for any distribution date the excess of (a) any interest shortfalls resulting from the prepayments of the Mortgage Loans, over (b) any compensating interest payments made by the servicer or master servicer.

         "Net WAC Cap" as to any Distribution Date, is a per annum rate equal to:

         o    The Weighted Average Net Rate of the Mortgage Loans less:

         o The Pass-Through Rate for the class A-IO certificates for such Distribution Date multiplied by a fraction equal to:

              o the Notional Principal Balance of the class A-IO certificates prior to such Distribution Date divided by;

              o   the Assumed Principal Balance.

              o In the case of the class AF-1 certificates, the group II senior certificates, and the subordinate certificates, other than the class X-IO certificates, the Net WAC Cap derived under the above described formula will be adjusted to reflect an actual/360 day count convention.

         The "Notional Principal Balance" of the class A-IO certificates, as of any distribution date, is equal to the lesser of the amount set forth below or the Assumed Principal Balance for such distribution date:

              Distribution Date                           Notional Amount
              -----------------                           ---------------
                 1 -   6                                   $148,228,000
                 7 -  12                                    142,700,000
                13 -  18                                    135,806,000
                19 -  21                                    124,683,000
                22 -  24                                    109,464,000
                25 -  27                                     79,806,000
                28 -  31                                     68,748,000
                32 and thereafter                                     0


         The "Notional Principal Balance" of the class X-IO certificates as of any distribution date is the Assumed Principal Balance as of such date.

         "Overcollateralization Amount" for each distribution date is the excess of the Assumed Principal Balance on that distribution date over the aggregate certificate principal balance of the certificates after giving effect to principal distributions on that distribution date.

         "Pledged Prepayment Penalties" for any distribution date and any group is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected for the group during the related Prepayment Period and (y) 60% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the trust agreement for that group and the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior distribution dates for that group.

         "Prepayment Penalty Period" has the meaning set forth in this prospectus supplement under the heading "The Mortgage Loan Pool--Characteristics of the Mortgage Loans."

         "Prepayment Period" with respect to each distribution date is the period beginning on the 18th day of the month immediately preceding the month in which such distribution date occurs (or, in the case of the first distribution date, the cut-off date) and ending on the 17th day of the month in which such distribution date occurs.

         "Principal Distribution Amount," with respect to each group and distribution date, is the excess of

         o   the sum of

             o    the Principal Funds for that distribution date and group and

             o the Group I or Group II Percentage, as applicable, of any Extra Principal Distribution Amount for that distribution date over

         o the Group I or Group II Percentage, as applicable, of the Released Principal Amount for that distribution date.

         "Principal Funds" with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

         o the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

         o prepayments of principal collected by the servicer in the applicable prepayment period;

         o the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

         o any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

         o all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

         "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the liquidation proceeds with respect to that loan that are allocated to principal.

         "Released Principal Amount" as to any distribution date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal to the certificates) on that distribution date exceeds the Required
Overcollateralization Amount for that distribution date.

         The "Required Overcollateralization Amount" for each distribution date is

         o prior to the Stepdown Date, 2.25% of the Assumed Principal Balance as of the cut off date and

         o on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

              o   the lesser of

                  o 2.25% of the Assumed Principal Balance as of the cut off date and

                  o 4.50% of the Assumed Principal Balance on the preceding due date and

              o 0.50% of the Assumed Principal Balance as of the cut off date and

         o if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding distribution date.

         "Required Reserve Fund Deposit" means, for any distribution date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the class X-IO certificates for such date, and (b) the weighted average of the rates on the offered certificates, other than the class A-IO and class X-IO certificates, is less than 0.25%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal 0.50% of the Assumed Principal Balance for such date, and, for any other distribution date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $1,000.

         "Senior Credit Enhancement Percentage" as of any distribution date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the subordinate certificates for such distribution date and the Overcollateralization Amount for such distribution date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such distribution date.

         "Senior Principal Distribution Amount" is

         o with respect to any distribution date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the aggregate Principal Distribution Amount for the distribution date and

         o with respect to any distribution date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

              o the class A certificate principal balance immediately prior to the distribution date over

              o   the lesser of

                  o 67.5% of the Assumed Principal Balance on the preceding due date and

                  o the Assumed Principal Balance on the preceding due date less 0.50% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

         "Stepdown Date," is the earlier to occur of:

         o    the later to occur of

              o   the distribution date in August 2004 and

              o the first distribution date on which the class A certificate principal balance is less than or equal to 67.5% of the Assumed Principal Balance on such due date and

         o the distribution date after the certificate principal balance of the class A certificates has been reduced to zero.

         A "Trigger Event," with respect to each distribution date after the Stepdown Date, exists if

         o    the quotient, expressed as a percentage, of

              o the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and

              o the Assumed Principal Balance as of the preceding master servicer remittance date equals or exceeds 50% of the Senior Credit Enhancement Percentage.

         "Unpaid Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, is the excess of

         o    Applied Realized Loss Amounts with respect to the class over

         o the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous distribution dates.

         "Weighted Average Net Rate" is the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable.


                                            Appendix A:
                                          Pool Information

                                       Group I Mortgage Loans
     -----------------------------------------------------------------------------------------


  Total Scheduled Principal Balance:      $286,393,593
  Number of Loans:                               2,779

                                             Average               Minimum               Maximum

  Scheduled Principal Balance:                $103,056             $10,000               $998,845

                                          Weighted Average         Minimum               Maximum

  Gross Coupon:                                 9.804%              5.330%                 16.281%
  Service Fee:                                  0.509%              0.500%                  0.750%
  Net Coupon:                                   9.295%              4.830%                 15.781%

  Combined Original LTV:                        74.62%              13.21%                 100.00%
  Original LTV:                                 72.06%               4.92%                 100.00%
  Credit Score:                                   614                 439                     806

  Original Term (mos):                            254                  60                     360
  Remaining Term (mos):                           253                  57                     360
  Seasoning (mos):                                  2                   0                      12
  Remaining Amortization Term (mos):              342                  57                     360

                                                                     Earliest               Latest

  First Payment Date:                                             August 1, 2000        August 11, 2001
  Maturity Date:                                                   April 1, 2006          July 11, 2031


                                        Current Scheduled Principal Balance

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                Current Scheduled                       Number of        as of the Cut-off    Principal Balance as
                Principal Balance                    Mortgage Loans             Date           of the Cut-off Date
    -----------------------------------------        --------------      -----------------    --------------------
    $10,000.00   to    25,000.00.............                143         $    3,001,137.56             1.05%
     25,000.01   to    50,000.00.............                707             26,693,670.96             9.32
     50,000.01   to    75,000.00.............                725             44,829,104.64            15.65
     75,000.01   to   100,000.00.............                372             32,286,586.91            11.27
    100,000.01   to   125,000.00.............                227             25,282,584.10             8.83
    125,000.01   to   150,000.00.............                138             18,828,133.76             6.57
    150,000.01   to   175,000.00.............                102             16,653,999.56             5.82
    175,000.01   to   200,000.00.............                 68             12,949,980.84             4.52
    200,000.01   to   225,000.00.............                 40              8,506,349.94             2.97
    225,000.01   to   250,000.00.............                 31              7,403,098.63             2.58
    250,000.01   to   275,000.00.............                 19              4,975,477.01             1.74
    275,000.01   to   300,000.00.............                 32              9,270,842.61             3.24
    300,000.01   to   325,000.00.............                 22              6,867,530.11             2.40
    325,000.01   to   350,000.00.............                 31             10,555,618.14             3.69
    350,000.01   to   375,000.00.............                 26              9,397,777.44             3.28
    375,000.01   to   400,000.00.............                 18              6,976,093.89             2.44
    400,000.01   to   425,000.00.............                  4              1,663,472.85             0.58
    425,000.01   to   450,000.00.............                 10              4,406,161.15             1.54
    450,000.01   to   475,000.00.............                  7              3,228,283.60             1.13
    475,000.01   to   500,000.00.............                 18              8,817,692.42             3.08
    500,000.01   to   525,000.00.............                 10              5,089,875.91             1.78
    525,000.01   to   550,000.00.............                  6              3,244,730.33             1.13
    550,000.01   to   575,000.00.............                  2              1,115,459.61             0.39
    575,000.01   to   600,000.00.............                 14              8,365,721.85             2.92
    600,000.01   to   625,000.00.............                  1                613,444.93             0.21
    700,000.01   to   725,000.00.............                  1                720,000.00             0.25
    750,000.01   to   775,000.00.............                  1                750,442.74             0.26
    925,000.01   to   950,000.00.............                  1                944,219.93             0.33
    950,000.01   to   975,000.00.............                  1                958,411.72             0.33
    975,000.01   to   998,845.14.............                  2              1,997,690.28             0.70
                                                           -----           ---------------           ------
     Total...................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======

                                          Current Mortgage Interest Rates

                                                                               Total            Percentage of
                                                                             Scheduled         Mortgage Loans
                                                                         Principal Balance   by Total Scheduled
                 Current Mortgage                       Number of        as of the Cut-off  Principal Balance as
                Interest Rates (%)                   Mortgage Loans             Date         of the Cut-off Date
      ---------------------------------------        --------------     ------------------  --------------------
      5.330  to    5.500.....................                3           $  1,234,864.44             0.43%
      5.501  to    5.750.....................               11              3,724,308.71             1.30
      5.751  to    6.000.....................               27             10,604,252.25             3.70
      6.001  to    6.250.....................               24              8,988,751.03             3.14
      6.251  to    6.500.....................               16              5,209,513.55             1.82
      6.501  to    6.750.....................               12              5,265,432.48             1.84
      6.751  to    7.000.....................               10              3,606,804.76             1.26
      7.001  to    7.250.....................                6              2,190,698.01             0.76
      7.251  to    7.500.....................               13              3,388,136.10             1.18
      7.501  to    7.750.....................               21              4,006,764.86             1.40
      7.751  to    8.000.....................               18              3,742,946.43             1.31
      8.001  to    8.250.....................               24              5,171,224.02             1.81
      8.251  to    8.500.....................               29              5,582,453.74             1.95
      8.501  to    8.750.....................               54              9,515,614.28             3.32
      8.751  to    9.000.....................               63              9,600,731.91             3.35
      9.001  to    9.250.....................              139             17,110,071.80             5.97
      9.251  to    9.500.....................              173             18,803,984.66             6.57
      9.501  to    9.750.....................              169             17,171,041.27             6.00
      9.751  to   10.000.....................              242             24,313,412.69             8.49
     10.001  to   10.250.....................              109             10,255,334.13             3.58
     10.251  to   10.500.....................              168             16,160,503.54             5.64
     10.501  to   10.750.....................              152             13,070,631.02             4.56
     10.751  to   11.000.....................              189             16,513,964.24             5.77
     11.001  to   11.250.....................              101              7,520,334.94             2.63
     11.251  to   11.500.....................              122             10,165,393.94             3.55
     11.501  to   11.750.....................              125              9,312,059.96             3.25
     11.751  to   12.000.....................              159              9,869,480.72             3.45
     12.001  to   12.250.....................               73              4,666,682.74             1.63
     12.251  to   12.500.....................              105              6,462,238.62             2.26
     12.501  to   12.750.....................               91              5,123,822.87             1.79
     12.751  to   13.000.....................               77              4,700,624.39             1.64
     13.001  to   13.250.....................               53              3,004,499.56             1.05
     13.251  to   13.500.....................               62              3,167,900.90             1.11
     13.501  to   13.750.....................               44              2,765,205.99             0.97
     13.751  to   14.000.....................               42              2,019,873.23             0.71
     14.001  to   14.250.....................               21                896,466.61             0.31
     14.251  to   14.500.....................               13                637,721.50             0.22
     14.501  to   14.750.....................                5                257,023.32             0.09
     14.751  to   15.000.....................                8                330,401.61             0.12
     15.001  to   15.250.....................                1                 21,958.87             0.01
     15.251  to   15.500.....................                1                 31,200.00             0.01
     15.501  to   15.750.....................                1                 20,997.46             0.01
     15.751  to   16.000.....................                2                 72,779.07             0.03
     16.251  to   16.281.....................                1                115,487.20             0.04
                                                         -----           ---------------           ------
       Total.................................            2,779           $286,393,593.42           100.00%
                                                         =====           ===============           ======

                                       Original Combined Loan-to-Value Ratio

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                Original Combined                       Number of        as of the Cut-off    Principal Balance as
             Loan-to-Value Ratio (%)                 Mortgage Loans             Date           of the Cut-off Date
     ----------------------------------------        --------------     ------------------    --------------------
     13.21  to    15.00......................               3           $     79,533.79               0.03%
     15.01  to    20.00......................               3                849,182.84               0.30
     20.01  to    25.00......................              17              1,901,850.32               0.66
     25.01  to    30.00......................              23              2,578,195.54               0.90
     30.01  to    35.00......................              24              2,625,179.20               0.92
     35.01  to    40.00......................              37              4,541,844.76               1.59
     40.01  to    45.00......................              48              3,800,674.04               1.33
     45.01  to    50.00......................              59              5,469,779.73               1.91
     50.01  to    55.00......................              57              9,958,098.99               3.48
     55.01  to    60.00......................              96             12,245,978.19               4.28
     60.01  to    65.00......................             168             22,575,250.85               7.88
     65.01  to    70.00......................             245             25,839,729.25               9.02
     70.01  to    75.00......................             278             32,472,817.75              11.34
     75.01  to    80.00......................             690             70,095,149.66              24.48
     80.01  to    85.00......................             323             30,585,428.89              10.68
     85.01  to    90.00......................             508             49,893,466.02              17.42
     90.01  to    95.00......................              56              4,485,355.24               1.57
     95.01  to   100.00......................             144              6,396,078.36               2.23
                                                        -----           ---------------             ------
       Total.................................           2,779           $286,393,593.42             100.00%
                                                        =====           ===============             ======

                                       Remaining Scheduled Term to Maturity

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
             Remaining Term (Months)                 Mortgage Loans             Date           of the Cut-off Date
    -----------------------------------------        --------------      -----------------    --------------------
     57   to      60.........................                  5           $    120,532.17             0.04%
    109   to     120.........................                 48              2,367,218.50             0.83
    133   to     144.........................                  7                718,434.82             0.25
    169   to     180.........................              1,662            160,194,209.14            55.93
    229   to     240.........................                 90              5,064,221.86             1.77
    289   to     300.........................                  7                649,795.38             0.23
    337   to     348.........................                  1                 41,874.23             0.01
    349   to     360.........................                959            117,237,307.32            40.94
                                                           -----           ---------------           ------
       Total.................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======

                                            Remaining Amortization Term

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
              Remaining Amortization                    Number of        as of the Cut-off    Principal Balance as
                  Term (Months)                      Mortgage Loans             Date           of the Cut-off Date
     ----------------------------------------        --------------      -----------------    --------------------
      57   to     60.........................                  5           $    120,532.17             0.04%
     109   to    120.........................                 48              2,367,218.50             0.83
     121   to    132.........................                  1                 16,862.14             0.01
     133   to    144.........................                  7                718,434.82             0.25
     157   to    168.........................                  2                 91,645.14             0.03
     169   to    180.........................                295             18,261,754.63             6.38
     229   to    240.........................                 91              5,116,453.35             1.79
     241   to    252.........................                  1                 45,349.66             0.02
     277   to    288.........................                  1                 43,976.58             0.02
     289   to    300.........................                  7                649,795.38             0.23
     301   to    312.........................                  1                 30,908.53             0.01
     313   to    324.........................                  1                 48,944.25             0.02
     325   to    336.........................                 10                478,256.13             0.17
     337   to    348.........................                 25              1,741,333.95             0.61
     349   to    360.........................              2,284            256,662,128.19            89.62
                                                           -----           ---------------           ------
       Total.................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======

                                       Occupancy Type of Mortgaged Premises

                                                                                                    Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
                  Occupancy Type                     Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
                  --------------                     --------------     ----------------------   -------------------
  Primary Home...............................             2,603            $274,046,802.38               95.69%
  Investment.................................               160              11,012,072.05                3.85
  Second Home................................                16               1,334,718.99                0.47
                                                          -----            ---------------              ------
       Total.................................             2,779            $286,393,593.42              100.00%
                                                          =====            ===============              ======

                                                Origination Program

                                                                                                    Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
              Origination Program                    Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
              -------------------                    --------------     ----------------------   -------------------
  Full Documentation.........................             2,382            $230,291,255.12              80.41%
  Stated Documentation.......................               301              41,886,517.84              14.63
  Limited Documentation......................                85              13,164,701.94               4.60
  No Ratio Documentation.....................                11               1,051,118.52               0.37
                                                          -----            ---------------             ------
       Total.................................             2,779            $286,393,593.42             100.00%
                                                          =====            ===============             ======

                                                           A-5

                                               Mortgage Loan Purpose

                                                                                                    Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
              Mortgage Loan Purpose                  Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
              ---------------------                  --------------     ----------------------  --------------------
  Cash Out Refinance.........................             2,034            $203,009,959.08              70.88%
  Purchase...................................               514              48,706,372.70              17.01
  Refinance..................................               231              34,677,261.64              12.11
                                                          -----            ---------------             ------
       Total.................................             2,779            $286,393,593.42             100.00%
                                                          =====            ===============             ======

                                                   Property Type
                                                                                                    Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
                  Property Type                      Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
                  -------------                      --------------     ----------------------   -------------------
  Single Family..............................             2,393            $247,080,700.81              86.27%
  Two to Four Family.........................                97              10,964,122.18               3.83
  Planned Unit Development...................                82              10,325,844.40               3.61
  Condominium Low-Rise.......................                75               6,837,737.26               2.39
  Manufactured Housing.......................                90               5,468,605.42               1.91
  Single Family Attached.....................                23               3,439,204.95               1.20
  Deminimus PUD..............................                 4               1,189,709.78               0.42
  Townhouse..................................                12                 833,232.03               0.29
  Condominium High-Rise......................                 3                 254,436.59               0.09
                                                          -----            ---------------             ------
       Total.................................             2,779            $286,393,593.42             100.00%
                                                          =====            ===============             ======


                                                           A-6

                                   Geographic Distribution of Mortgaged Premises

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
                      State                          Mortgage Loans             Date           of the Cut-off Date
                      -----                          --------------      ------------------    -------------------
  Alaska....................................                 12            $  1,410,796.57             0.49%
  Arizona...................................                 15               1,327,054.14             0.46
  Arkansas..................................                102               5,782,487.67             2.02
  California................................                340              68,274,296.00            23.84
  Colorado..................................                 48               9,720,441.24             3.39
  Connecticut...............................                 37               5,464,929.26             1.91
  Delaware..................................                  5                 361,868.96             0.13
  District of Columbia......................                  3                 770,852.02             0.27
  Florida...................................                179              16,191,982.50             5.65
  Georgia...................................                167              15,897,422.55             5.55
  Hawaii....................................                 19               3,401,078.89             1.19
  Idaho.....................................                 10                 974,697.01             0.34
  Illinois..................................                 90               8,905,313.05             3.11
  Indiana...................................                105               7,017,139.39             2.45
  Iowa......................................                 37               1,862,150.97             0.65
  Kansas....................................                 17               1,234,233.63             0.43
  Kentucky..................................                 62               4,180,574.01             1.46
  Louisiana.................................                 68               4,583,542.91             1.60
  Maine.....................................                  3                 244,342.17             0.09
  Maryland..................................                 28               3,082,962.59             1.08
  Massachusetts.............................                 26               3,639,626.03             1.27
  Michigan..................................                186              13,520,872.46             4.72
  Minnesota.................................                 48               4,681,173.40             1.63
  Mississippi...............................                 77               5,675,659.85             1.98
  Missouri..................................                 41               2,876,477.17             1.00
  Montana...................................                  3                 197,187.45             0.07
  Nebraska..................................                 19               4,009,493.52             1.40
  Nevada....................................                 10               1,468,148.30             0.51
  New Hampshire.............................                  7               1,061,640.64             0.37
  New Jersey................................                 50               5,247,275.04             1.83
  New Mexico................................                 14                 883,007.89             0.31
  New York..................................                 65               6,969,465.26             2.43
  North Carolina............................                 19               1,557,471.21             0.54
  North Dakota..............................                 10                 554,387.47             0.19
  Ohio......................................                154              10,198,791.48             3.56
  Oklahoma..................................                 72               4,804,044.71             1.68
  Oregon....................................                 34               4,737,081.18             1.65
  Pennsylvania..............................                116              11,040,558.41             3.86
  Rhode Island..............................                  1                  89,917.26             0.03
  South Carolina............................                 25               2,248,106.68             0.78
  South Dakota..............................                  3                 188,071.45             0.07
  Tennessee.................................                 84               7,148,986.50             2.50
  Texas.....................................                169              14,165,383.87             4.95
  Utah......................................                 12               1,193,338.99             0.42
  Vermont...................................                  1                  41,954.64             0.01
  Virginia..................................                 90               8,354,976.60             2.92
  Washington................................                 38               5,552,335.12             1.94
  West Virginia.............................                 12                 934,232.23             0.33
  Wisconsin.................................                 45               2,630,812.20             0.92

                                                                                                  (table continued)

                                      A-7

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
                      State                          Mortgage Loans             Date           of the Cut-off Date
                      -----                          --------------      ------------------    -------------------

  Wyoming...................................                  1                  34,950.88             0.01
                                                          -----            ---------------           ------
      Total:................................              2,779            $286,393,593.42           100.00%
                                                          =====            ===============           ======

         No more than approximately 1.75% of the related mortgaged properties are located in any one postal zip code.

                                  Credit Score
                                                                              Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                   Credit Score                      Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------        --------------      -----------------     -------------------
  Not Available..............................                 39        $     2,322,475.20             0.81%
      401  to    450.........................                  8                484,385.83             0.17
      451  to    500.........................                169             12,718,741.31             4.44
      501  to    550.........................                663             57,054,699.82            19.92
      551  to    600.........................                714             69,415,226.32            24.24
      601  to    650.........................                653             63,008,272.04            22.00
      651  to    700.........................                321             31,901,856.49            11.14
      701  to    750.........................                124             22,616,600.89             7.90
      751  to    800.........................                 85             26,048,030.27             9.10
     >800....................................                  3                823,305.25             0.29
                                                           -----           ---------------           ------
       Total.................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======

                                                  Credit Grade

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                   Credit Grade                      Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------        --------------      -----------------     -------------------
  A..........................................                626         $   55,184,379.51            19.27%
  A+.........................................                340             74,510,587.53            26.02
  A-.........................................                921             89,709,613.68            31.32
  B..........................................                504             40,970,719.51            14.31
  C..........................................                317             22,382,351.77             7.82
  D..........................................                 71              3,635,941.42             1.27
                                                           -----           ---------------           ------
       Total.................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======

                                                    Delinquency

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                   Delinquency                       Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------        --------------      -----------------    --------------------
  Current....................................              2,749           $283,744,550.52            99.08%
  Delq:  30 Days.............................                 30              2,649,042.90             0.92
                                                           -----           ---------------           ------
       Total.................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======

                                                 Amortization Type

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                Amortization Type                    Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------        --------------      -----------------    --------------------
  Fully Amortizing...........................              1,414           $144,552,784.05            50.47%
  Balloon....................................              1,365            141,840,809.37            49.53
                                                           -----           ---------------           ------
       Total.................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======


                                                   Lien Position

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                  Lien Position                      Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------        --------------      -----------------     -------------------
  First Lien.................................              2,519           $275,728,113.73            96.28%
  Second Lien................................                260             10,665,479.69             3.72
                                                           -----           ---------------           ------
       Total.................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======

                                                Prepayment Penalty

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
             Prepayment Penalty Type                 Mortgage Loans             Date           of the Cut-off Date
    -----------------------------------------        --------------      -----------------     -------------------
  1 Year-5% of UPB...........................                  7         $      950,742.89             0.33%
  1 Year-6 months interest/80% of UPB........                 59              7,512,044.68             2.62
  2 Year-6 months interest/80% of UPB........                 61              6,608,000.93             2.31
  3 Year-1% of UPB...........................                 35              2,497,576.51             0.87
  3 Year-2% of UPB...........................                 15              1,700,238.17             0.59
  3 Year-3 months interest/80% of UPB........                 16              2,332,046.72             0.81
  3 Year-6 months interest/80% of UPB........                490             46,147,154.53            16.11
  3.5 Year-2% of UPB.........................                  6                663,325.58             0.23
  3.5 Year-6 months interest/80 of UPB.......                  1                 27,866.79             0.01
  4 Year-6 months interest/80% of UPB........                  6                548,587.76             0.19
  5 Year-1% of UPB...........................                 11                639,689.22             0.22
  5 Year-2 months interest/80% of UPB........                  1                 43,984.28             0.02
  5 Year-2% of UPB...........................                  8                350,899.00             0.12
  5 Year-5/4/3/2/1...........................                 73              4,626,279.60             1.62
  5 Year-6 months interest/80% of UPB........              1,433            159,588,837.78            55.72
  Miscellaneous prepayment penalty...........                125             11,637,398.98             4.06
  No prepayment penalty......................                432             40,518,920.00            14.15
                                                           -----           ---------------           ------
       Total.................................              2,779           $286,393,593.42           100.00%
                                                           =====           ===============           ======

                                              Subgroup IIA Mortgage Loans

  Total Scheduled Principal Balance:                     $176,926,106
  Number of Loans:                                              1,595

                                                           Average              Minimum                Maximum

  Scheduled Principal Balance:                             $110,925             $20,392                $320,000

                                                        Weighted Average        Minimum                Maximum

  Gross Coupon:                                                10.187%            6.375%               14.750%
  Service Fee:                                                  0.500%            0.500%                0.500%
  Net Coupon:                                                   9.687%            5.875%               14.250%

  Gross Margin:                                                 5.896%            3.125%               10.750%
  First Period Rate Cap:                                        1.318%            0.750%                3.000%
  Period Rate Cap:                                              1.061%            0.750%                3.000%
  Life Floor:                                                   9.783%            4.375%               14.750%
  Life Cap:                                                    16.903%           12.375%               21.750%

  Months to Roll (mos):                                          27                 5                    57

  Original LTV:                                                 80.26%            20.33%                95.00%
  Credit Score:                                                   576               437                   788

  Original Term (mos):                                            360               360                   360
  Remaining Term (mos):                                           358               306                   360
  Seasoning (mos):                                                  2                 0                    54
  Remaining Amortization Term (mos):                              358               240                   360

                                                                                Earliest               Latest

  First Payment Date:                                                        February 01, 1997     September 01, 2001
  Maturity Date:                                                              January 01, 2027        August 01, 2031


                                        Current Scheduled Principal Balance

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
              Current Scheduled                         Number of        as of the Cut-off    Principal Balance as
              Principal Balance                      Mortgage Loans             Date           of the Cut-off Date
    ----------------------------------------         --------------      -----------------     -------------------
    $20,391.95    to     25,000.00..........                  10         $      233,490.42             0.13%
     25,000.01    to     50,000.00..........                 177              7,136,426.35             4.03
     50,000.01    to     75,000.00..........                 343             21,545,995.16            12.18
     75,000.01    to    100,000.00..........                 305             26,567,192.31            15.02
    100,000.01    to    125,000.00..........                 229             25,737,722.08            14.55
    125,000.01    to    150,000.00..........                 169             23,245,647.42            13.14
    150,000.01    to    175,000.00..........                 113             18,278,396.45            10.33
    175,000.01    to    200,000.00..........                  86             16,158,365.87             9.13
    200,000.01    to    225,000.00..........                  76             16,207,082.70             9.16
    225,000.01    to    250,000.00..........                  50             11,909,889.39             6.73
    250,000.01    to    275,000.00..........                  32              8,390,616.59             4.74
    275,000.01    to    300,000.00..........                   2                584,663.55             0.33
    300,000.01    to    320,000.00..........                   3                 930,617.87            0.53
                                                           -----           ---------------           ------
       Total................................               1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                          Current Mortgage Interest Rates

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                 Current Mortgage                       Number of        as of the Cut-off    Principal Balance as
                Interest Rates (%)                   Mortgage Loans             Date           of the Cut-off Date
        -------------------------------------        --------------      -----------------    --------------------
        6.375   to   6.500...................                  1         $      227,077.46            0.13%
        6.501   to   6.750...................                  1                187,812.68             0.11
        6.751   to   7.000...................                  6                847,092.28             0.48
        7.001   to   7.250...................                  4                754,572.84             0.43
        7.251   to   7.500...................                  6                840,881.50             0.48
        7.501   to   7.750...................                 17              2,624,310.66             1.48
        7.751   to   8.000...................                 19              2,982,710.80             1.69
        8.001   to   8.250...................                 24              3,667,413.27             2.07
        8.251   to   8.500...................                 50              7,075,814.55             4.00
        8.501   to   8.750...................                 61              8,976,577.85             5.07
        8.751   to   9.000...................                 66              9,001,342.94             5.09
        9.001   to   9.250...................                 65              8,558,974.66             4.84
        9.251   to   9.500...................                 82             10,816,956.52             6.11
        9.501   to   9.750...................                118             14,026,117.80             7.93
        9.751   to  10.000...................                143             16,720,164.29             9.45
       10.001   to  10.250...................                 89              9,164,840.68             5.18
       10.251   to  10.500...................                134             12,912,640.90             7.30
       10.501   to  10.750...................                123             12,514,353.98             7.07
       10.751   to  11.000...................                134             14,158,734.67             8.00
       11.001   to  11.250...................                 68              6,708,354.41             3.79
       11.251   to  11.500...................                 73              7,245,840.69             4.10
       11.501   to  11.750...................                 53              5,020,532.91             2.84
       11.751   to  12.000...................                 63              5,683,244.39             3.21
       12.001   to  12.250...................                 38              3,454,666.23             1.95
       12.251   to  12.500...................                 48              3,929,622.33             2.22
       12.501   to  12.750...................                 31              2,343,893.06             1.32
       12.751   to  13.000...................                 30              2,649,308.28             1.50
       13.001   to  13.250...................                 12              1,097,577.96             0.62
       13.251   to  13.500...................                 13              1,193,222.70             0.67
       13.501   to  13.750...................                  6                395,134.50             0.22
       13.751   to  14.000...................                  8                567,643.05             0.32
       14.001   to  14.250...................                  4                157,730.46             0.09
       14.251   to  14.500...................                  4                351,418.53             0.20
       14.501   to  14.750...................                  1                 69,526.33             0.04
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                           Original Loan-to-Value Ratio

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                     Original                           Number of        as of the Cut-off    Principal Balance as
             Loan-to-Value Ratio (%)                 Mortgage Loans             Date           of the Cut-off Date
     ----------------------------------------        --------------      -----------------     -------------------
     20.33   to     25.00....................                  5         $      746,228.51             0.42%
     25.01   to     30.00....................                  5                388,770.11             0.22
     30.01   to     35.00....................                  4                273,938.85             0.15
     35.01   to     40.00....................                  4                146,428.18             0.08
     40.01   to     45.00....................                 14              1,322,078.76             0.75
     45.01   to     50.00....................                 16              1,262,041.94             0.71
     50.01   to     55.00....................                 24              2,890,046.75             1.63
     55.01   to     60.00....................                 27              2,475,944.85             1.40
     60.01   to     65.00....................                 65              6,898,477.67             3.90
     65.01   to     70.00....................                106             10,446,895.27             5.90
     70.01   to     75.00....................                149             15,252,358.02             8.62
     75.01   to     80.00....................                451             51,017,167.16            28.84
     80.01   to     85.00....................                295             32,858,128.56            18.57
     85.01   to     90.00....................                404             47,892,676.18            27.07
     90.01   to     95.00....................                 26              3,054,925.35             1.73
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                       Remaining Scheduled Term to Maturity

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
             Remaining Term (Months)                 Mortgage Loans             Date           of the Cut-off Date
      ---------------------------------------        --------------      -----------------     -------------------
      306    to    312.......................                  1           $     47,159.02             0.03%
      313    to    324.......................                  1                 38,308.05             0.02
      325    to    336.......................                  1                170,516.67             0.10
      337    to    348.......................                  1                147,919.15             0.08
      349    to    360.......................              1,591            176,522,203.27            99.77
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                            Remaining Amortization Term

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
       Remaining Amortization Term (Months)          Mortgage Loans             Date           of the Cut-off Date
       ------------------------------------          --------------      -----------------     -------------------
      240    to    240.......................                  1           $     97,207.21             0.05%
      277    to    288.......................                  1                 28,889.66             0.02
      289    to    300.......................                  1                 40,932.63             0.02
      301    to    312.......................                  2                119,700.47             0.07
      313    to    324.......................                  3                256,497.82             0.14
      325    to    336.......................                  2                285,597.88             0.16
      337    to    348.......................                 11              1,315,087.27             0.74
      349    to    360.......................              1,574            174,782,193.22            98.79
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                                   Gross Margin

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                 Gross Margin (%)                    Mortgage Loans             Date           of the Cut-off Date
      ---------------------------------------        --------------      -----------------    --------------------
      3.125  to    3.250.....................                  3           $    421,659.99             0.24%
      3.251  to    3.500.....................                  1                 59,824.20             0.03
      3.501  to    3.750.....................                  6                811,565.73             0.46
      3.751  to    4.000.....................                 19              2,848,278.91             1.61
      4.001  to    4.250.....................                 36              4,589,973.44             2.59
      4.251  to    4.500.....................                 69              9,252,887.07             5.23
      4.501  to    4.750.....................                 72              9,260,055.36             5.23
      4.751  to    5.000.....................                 98             11,076,180.55             6.26
      5.001  to    5.250.....................                137             16,550,510.94             9.35
      5.251  to    5.500.....................                136             16,506,120.23             9.33
      5.501  to    5.750.....................                145             14,975,589.96             8.46
      5.751  to    6.000.....................                157             17,765,006.27            10.04
      6.001  to    6.250.....................                122             12,658,519.58             7.15
      6.251  to    6.500.....................                127             14,713,094.68             8.32
      6.501  to    6.750.....................                124             12,200,986.27             6.90
      6.751  to    7.000.....................                103             10,962,559.88             6.20
      7.001  to    7.250.....................                 68              6,719,052.42             3.80
      7.251  to    7.500.....................                 61              5,912,903.34             3.34
      7.501  to    7.750.....................                 36              3,373,953.42             1.91
      7.751  to    8.000.....................                 24              1,894,989.38             1.07
      8.001  to    8.250.....................                 14              1,312,541.44             0.74
      8.251  to    8.500.....................                  6                361,289.36             0.20
      8.501  to    8.750.....................                  7                571,720.75             0.32
      8.751  to    9.000.....................                  7                903,158.41             0.51
      9.001  to    9.250.....................                  3                221,478.16             0.13
      9.251  to    9.500.....................                  2                158,919.07             0.09
      9.751  to   10.000.....................                  7                516,446.93             0.29
     10.001  to   10.250.....................                  2                119,744.35             0.07
     10.251  to   10.500.....................                  2                 91,954.70             0.05
     10.501  to   10.750.....................                  1                115,141.37             0.07
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                      A-16

                                     Maximum Lifetime Mortgage Interest Rates

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                 Maximum Lifetime                         Number of      as of the Cut-off    Principal Balance as
           Mortgage Interest Rates (%)                 Mortgage Loans           Date           of the Cut-off Date
           ---------------------------                 --------------    -----------------    --------------------
  12.375to 12.500                                              1        $       227,077.46             0.13%
  12.501to 12.750                                              1                187,812.68             0.11
  12.751to 13.000                                              6                847,092.28             0.48
  13.001to 13.250                                              2                282,812.25             0.16
  13.251to 13.500                                              5                691,676.21             0.39
  13.501to 13.750                                             12              1,941,993.13             1.10
  13.751to 14.000                                             16              2,642,431.01             1.49
  14.001to 14.250                                             21              3,539,625.85             2.00
  14.251to 14.500                                             38              5,152,405.55             2.91
  14.501to 14.750                                             42              5,996,225.37             3.39
  14.751to 15.000                                             40              5,620,659.53             3.18
  15.001to 15.250                                             26              2,784,732.87             1.57
  15.251to 15.500                                             38              5,152,582.29             2.91
  15.501to 15.750                                             58              7,954,998.04             4.50
  15.751to 16.000                                             53              6,220,457.97             3.52
  16.001to 16.250                                             59              7,842,673.03             4.43
  16.251to 16.500                                             78             10,120,222.43             5.72
  16.501to 16.750                                             99             11,201,749.10             6.33
  16.751to 17.000                                            134             16,268,178.74             9.19
  17.001to 17.250                                             80              8,129,126.34             4.59
  17.251to 17.500                                            123             11,636,798.24             6.58
  17.501to 17.750                                            114             11,748,296.73             6.64
  17.751to 18.000                                            126             12,674,105.22             7.16
  18.001to 18.250                                             63              6,298,116.98             3.56
  18.251to 18.500                                             77              7,477,451.01             4.23
  18.501to 18.750                                             50              4,655,647.08             2.63
  18.751to 19.000                                             59              5,163,598.30             2.92
  19.001to 19.250                                             38              3,435,909.99             1.94
  19.251to 19.500                                             41              3,328,070.00             1.88
  19.501to 19.750                                             29              2,170,723.94             1.23
  19.751to 20.000                                             26              2,459,448.78             1.39
  20.001to 20.250                                             10                929,577.96             0.53
  20.251to 20.500                                              9                798,703.53             0.45
  20.501to 20.750                                              5                347,953.13             0.20
  20.751to 21.000                                              7                418,497.82             0.24
  21.001to 21.250                                              4                157,730.46             0.09
  21.251to 21.500                                              4                351,418.53             0.20
  21.501to 21.750                                              1                 69,526.33             0.04
                                                           -----           ---------------           ------
  Total......................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                     Minimum Lifetime Mortgage Interest Rates

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                 Minimum Lifetime                       Number of        as of the Cut-off    Principal Balance as
           Mortgage Interest Rates (%)               Mortgage Loans             Date           of the Cut-off Date
           ---------------------------                 --------------    -----------------    --------------------
     4.375 to   4.500........................                  1        $       227,077.46             0.13%
     4.501 to   4.750........................                  1                167,898.23             0.09
     5.001 to   5.250........................                  4                724,312.25             0.41
     5.251 to   5.500........................                  6                777,020.46             0.44
     5.501 to   5.750........................                 10              1,579,683.90             0.89
     5.751 to   6.000........................                 11              1,500,618.13             0.85
     6.001 to   6.250........................                 19              3,008,257.89             1.70
     6.251 to   6.500........................                 33              4,309,574.21             2.44
     6.501 to   6.750........................                 38              5,369,231.83             3.03
     6.751 to   7.000........................                 42              5,665,813.99             3.20
     7.001 to   7.250........................                 16              1,807,419.88             1.02
     7.251 to   7.500........................                 19              2,019,688.77             1.14
     7.501 to   7.750........................                 38              4,869,257.36             2.75
     7.751 to   8.000........................                 25              3,229,343.28             1.83
     8.001 to   8.250........................                 13              1,584,415.01             0.90
     8.251 to   8.500........................                 23              3,307,937.02             1.87
     8.501 to   8.750........................                 35              4,940,054.43             2.79
     8.751 to   9.000........................                 36              4,703,374.01             2.66
     9.001 to   9.250........................                 50              7,077,214.03             4.00
     9.251 to   9.500........................                 65              8,742,506.19             4.94
     9.501 to   9.750........................                 87             10,278,288.09             5.81
     9.751 to  10.000........................                125             14,707,965.62             8.31
    10.001 to  10.250........................                 81              8,471,961.57             4.79
    10.251 to  10.500........................                131             12,601,676.85             7.12
    10.501 to  10.750........................                116             11,728,081.70             6.63
    10.751 to  11.000........................                127             13,453,968.78             7.60
    11.001 to  11.250........................                 68              6,661,945.69             3.77
    11.251 to  11.500........................                 70              6,996,466.81             3.95
    11.501 to  11.750........................                 50              4,719,975.67             2.67
    11.751 to  12.000........................                 63              5,679,737.53             3.21
    12.001 to  12.250........................                 38              3,454,666.23             1.95
    12.251 to  12.500........................                 48              3,929,622.33             2.22
    12.501 to  12.750........................                 30              2,265,932.08             1.28
    12.751 to  13.000........................                 29              2,615,348.02             1.48
    13.001 to  13.250........................                 12              1,097,577.96             0.62
    13.251 to  13.500........................                 12              1,110,740.03             0.63
    13.501 to  13.750........................                  6                395,134.50             0.22
    13.751 to  14.000........................                  8                567,643.05             0.32
    14.001 to  14.250........................                  4                157,730.46             0.09
    14.251 to  14.500........................                  4                351,418.53             0.20
    14.501 to  14.750........................                  1                 69,526.33             0.04
                                                           -----         -----------------           ------
       Total.................................              1,595         $  176,926,106.16           100.00%
                                                           =====         =================           ======

                                        Next Interest Rate Adjustment Date

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
             Next Interest Rate                        Number of         as of the Cut-off     as of the Cut-off
               Adjustment Date                       Mortgage Loans             Date                  Date
       ----------------------------------            --------------      -----------------     -----------------
  December 2001..............................                 1            $     38,308.05             0.02%
  January 2002...............................                 1                  47,159.02             0.03
  July 2002..................................                 1                 170,516.67             0.10
  November 2002..............................                 2                 177,548.03             0.10
  December 2002..............................                 1                  38,916.82             0.02
  January 2003...............................                 3                 449,541.90             0.25
  February 2003..............................                 4                 543,591.95             0.31
  March 2003.................................                30               3,191,445.31             1.80
  April 2003.................................               119              13,580,515.22             7.68
  May 2003...................................               274              32,095,967.54            18.14
  June 2003..................................               291              32,409,740.19            18.32
  July 2003..................................               216              23,563,738.56            13.32
  October 2003...............................                 1                 101,755.53             0.06
  November 2003..............................                 1                 107,675.46             0.06
  December 2003..............................                 1                 119,343.94             0.07
  January 2004...............................                 2                 360,145.92             0.20
  February 2004..............................                 6                 592,866.39             0.34
  March 2004.................................                19               1,945,383.52             1.10
  April 2004.................................               104              11,374,425.27             6.43
  May 2004...................................               174              19,028,098.15            10.75
  June 2004..................................               188              20,976,386.93            11.86
  July 2004..................................               153              15,817,060.00             8.94
  August 2004................................                 2                 141,050.00             0.08
  April 2006.................................                 1                  54,925.79             0.03
                                                          -----            ---------------           ------
       Total.................................             1,595            $176,926,106.16           100.00%
                                                          =====            ===============           ======

                                       Occupancy Type of Mortgaged Premises
                                                                                                    Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
                  Occupancy Type                     Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
                  --------------                     --------------     ----------------------   -------------------
  Primary Home...............................             1,520            $170,924,051.31               96.61%
  Investment.................................                72               5,816,466.55                3.29
  Second Home................................                 3                 185,588.30                0.10
                                                          -----            ---------------              ------
       Total.................................             1,595            $176,926,106.16              100.00%
                                                          =====            ===============              ======

                                                Origination Program
                                                                                                    Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
              Origination Program                    Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
              -------------------                    --------------     ----------------------   -------------------
  Full Documentation.........................             1,358            $146,554,057.64              82.83%
  Stated Documentation.......................               196              24,735,630.86              13.98
  Limited Documentation......................                40               5,597,437.72               3.16
  No Ratio Documentation.....................                 1                  38,979.94               0.02
                                                          -----            ---------------             ------
       Total.................................             1,595            $176,926,106.16             100.00%
                                                          =====            ===============             ======


                                               Mortgage Loan Purpose

                                                                                                    Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
              Mortgage Loan Purpose                  Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
              ---------------------                  --------------     ----------------------   -------------------
  Cash Out Refinance.........................               937            $104,752,705.03              59.21%
  Purchase...................................               510              56,453,174.07              31.91
  Refinance..................................               148              15,720,227.06               8.89
                                                          -----            ---------------             ------
       Total.................................             1,595            $176,926,106.16             100.00%
                                                          =====            ===============             ======


                                                   Property Type
                                                                                                   Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
                 Property Type                       Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
              ---------------------                  --------------     ----------------------   ------------------
  Single Family Detached.....................             1,322            $146,592,741.77              82.86%
  Planned Unit Development...................                62               9,027,974.10               5.10
  Two  to Four Family........................                58               6,561,305.00               3.71
  Condominium Low Rise.......................                61               6,543,005.75               3.70
  Manufactured Housing.......................                53               3,824,719.89               2.16
  Single Family Attached.....................                22               2,468,818.37               1.40
  Condominium High Rise......................                 8                 887,328.06               0.50
  Townhouse..................................                 6                 584,150.60               0.33
  Deminimus PUD..............................                 3                 436,062.62               0.25
                                                          -----            ---------------             ------
       Total.................................             1,595            $176,926,106.16             100.00%
                                                          =====            ===============             ======

                                                    Loan Types

                                                                                                    Percentage of
                                                                                Total              Mortgage Loans
                                                                              Scheduled          by Total Scheduled
                                                       Number of          Principal Balance     Principal Balance as
                   Loan Types                        Mortgage Loans     as of the Cut-off Date   of the Cut-off Date
              ---------------------                  --------------     ----------------------   -------------------
  2/28: 6 Mo LIBOR ARM......................                939            $105,903,086.37              59.86%
  3/27: 6 Mo LIBOR ARM......................                654              70,920,934.98              40.09
  5/25: 6 Mo LIBOR ARM......................                  1                  54,925.79               0.03
  6 Mo LIBOR ARM 30 Yr......................                  1                  47,159.02               0.03
                                                          -----            ---------------             ------
       Total................................              1,595            $176,926,106.16             100.00%
                                                          =====            ===============             ======

                                  Geographic Distribution of Mortgaged Properties

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
                      State                          Mortgage Loans             Date           of the Cut-off Date
                      -----                          --------------      -----------------    --------------------
  Alaska....................................                  7         $     1,075,470.31             0.61%
  Arizona...................................                 42               4,568,572.55             2.58
  Arkansas..................................                 17               1,581,081.90             0.89
  California................................                271              45,448,847.67            25.69
  Colorado..................................                 35               5,056,737.37             2.86
  Connecticut...............................                 14               1,904,653.17             1.08
  Delaware..................................                  4                 718,534.71             0.41
  District of Columbia......................                  3                 491,772.72             0.28
  Florida...................................                 77               7,876,205.20             4.45
  Georgia...................................                 93               8,870,561.02             5.01
  Hawaii....................................                  9               1,759,638.61             0.99
  Idaho.....................................                  6                 579,020.35             0.33
  Illinois..................................                 72               7,749,142.57             4.38
  Indiana...................................                 43               3,344,904.44             1.89
  Iowa......................................                 35               2,441,465.86             1.38
  Kansas....................................                 13               1,214,206.09             0.69
  Kentucky..................................                 33               2,636,543.98             1.49
  Louisiana.................................                 24               2,047,882.62             1.16
  Maine.....................................                  6                 602,535.44             0.34
  Maryland..................................                 13               1,588,715.34             0.90
  Massachusetts.............................                 12               2,256,777.01             1.28
  Michigan..................................                110               8,859,181.66             5.01
  Minnesota.................................                 57               6,223,295.55             3.52
  Mississippi...............................                  9                 636,783.57             0.36
  Missouri..................................                 66               5,256,572.53             2.97
  Montana...................................                  2                 125,298.55             0.07
  Nebraska..................................                  9                 639,493.29             0.36
  Nevada....................................                 10               1,416,213.62             0.80
  New Hampshire.............................                  3                 319,552.33             0.18
  New Jersey................................                 25               3,544,980.61             2.00
  New Mexico................................                 12               1,173,970.74             0.66
  New York..................................                 22               2,748,516.35             1.55
  North Carolina............................                 33               2,868,059.83             1.62
  North Dakota..............................                  7                 543,750.40             0.31
  Ohio......................................                 96               7,681,192.30             4.34
  Oklahoma..................................                 10                 492,498.10             0.28
  Oregon....................................                 33               4,394,300.93             2.48
  Pennsylvania..............................                 51               4,496,228.46             2.54
  South Carolina............................                 17               1,559,334.72             0.88
  South Dakota..............................                  6                 452,967.96             0.26
  Tennessee.................................                 21               2,004,936.46             1.13
  Texas.....................................                 25               1,986,912.60             1.12
  Utah......................................                 10                 988,325.94             0.56
  Virginia..................................                 53               6,455,087.51             3.65
  Washington................................                 33               4,222,982.66             2.39
  West Virginia.............................                  9                 533,101.39             0.30
  Wisconsin.................................                 36               3,373,232.47             1.91
  Wyoming...................................                  1                 116,066.70             0.07
                                                          -----            ---------------           ------
      Total:................................              1,595            $176,926,106.16           100.00%
                                                          =====            ===============           ======

         No more than approximately 0.54% of the related mortgaged property are located in any one postal zip code.



                                                             Credit Score

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                   Credit Score                      Mortgage Loans             Date           of the Cut-off Date
                   ------------                      --------------      -----------------    --------------------
  Not Available..............................                 28           $  2,049,869.80             1.16%
  401   to  450..............................                  4                524,680.94             0.30
  451   to  500..............................                161             16,337,485.43             9.23
  501   to  550..............................                490             50,336,961.73            28.45
  551   to  600..............................                440             48,407,897.91            27.36
  601   to  650..............................                308             37,107,928.47            20.97
  651   to  700..............................                112             14,864,582.94             8.40
  701   to  750..............................                 39              6,059,907.09             3.43
  751   to  788..............................                 13              1,236,791.85             0.70
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                                   Credit Grade
                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                   Credit Grade                      Mortgage Loans             Date           of the Cut-off Date
                   ------------                      --------------      -----------------     -------------------
  A..........................................                181          $  23,783,193.40            13.44%
  A+.........................................                 97             13,064,304.88             7.38
  A-.........................................                657             75,993,210.73            42.95
  B..........................................                381             39,338,586.07            22.23
  C..........................................                235             20,757,787.91            11.73
  D..........................................                 44              3,989,023.17             2.25
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======


                                                    Delinquency

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                   Delinquency                       Mortgage Loans             Date           of the Cut-off Date
                   -----------                       --------------      -----------------     -------------------
  Current....................................              1,557           $172,617,886.14            97.56%
  Delq:  30 Days.............................                 38              4,308,220.02             2.44
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======


                                                   Lien Position

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
                  Lien Position                      Mortgage Loans             Date           of the Cut-off Date
                  -------------                      --------------      ------------------    -------------------
  First Lien.................................              1,595           $176,926,106.16           100.00%
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======



                                                Prepayment Penalty
                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                        Number of        as of the Cut-off    Principal Balance as
             Prepayment Penalty Type                 Mortgage Loans             Date           of the Cut-off Date
             -----------------------                 --------------      -----------------     -------------------
  1 Year-6 months interest/80% of UPB........                 19           $  2,923,633.24             1.65%
  1.5 Year-6 months interest/80% of UPB......                  1                 39,982.00             0.02
  2 Year-6 months interest/80% of UPB........                389             45,353,563.24            25.63
  2.5 Year-1% of UPB.........................                  2                328,184.34             0.19
  3 Year-1% of UPB...........................                 12                708,077.20             0.40
  3 Year-2 months interest/80% of UPB........                  2                211,303.74             0.12
  3 Year-2% of UPB...........................                  9                919,547.84             0.52
  3 Year-3 months interest/80% of UPB........                  5              1,011,191.75             0.57
  3 Year-3/2/1                                                 3                143,706.73             0.08
  3 Year-6 months interest/80% of UPB........                721             79,761,829.77            45.08
  3.5 Year-2% of UPB.........................                  1                173,561.35             0.10
  4 Year-6 months interest/80% of UPB........                  2                194,698.66             0.11
  5 Year-1% of UPB...........................                  2                105,640.92             0.06
  5 Year-5/4/3/2/1...........................                  2                186,331.88             0.11
  5 Year-6 months interest/80% of UPB........                173             17,414,276.04             9.84
  Miscellaneous prepayment penalty...........                 57              4,997,331.82             2.82
  No prepayment penalty......................                195             22,453,245.64            12.69
                                                           -----           ---------------           ------
       Total.................................              1,595           $176,926,106.16           100.00%
                                                           =====           ===============           ======

                                              Subgroup IIB Mortgage Loans



  Total Scheduled Principal Balance:                   $71,622,559
  Number of Loans:                                             268

                                                           Average              Minimum                Maximum

  Scheduled Principal Balance:                            $267,248              $26,596                $973,903

                                                      Weighted Average          Minimum                Maximum


  Gross Coupon:                                            9.639%                 6.250%               14.500%
  Service Fee:                                             0.500%                 0.500%                0.500%
  Net Coupon:                                              9.139%                 5.750%               14.000%

  Gross Margin:                                            5.525%                 3.125%                9.770%
  First Rate Cap:                                          1.263%                 1.000%                3.000%
  Periodic Rate Cap:                                       1.075%                 1.000%                2.000%
  Life Floor:                                              8.946%                 4.250%               14.500%
  Life Cap:                                               16.253%                12.250%               21.500%

  Months to Roll (mos):                                     27                     3                     36

  Original LTV:                                            77.58%                 27.55%                95.00%
  Credit Score:                                              586                    464                   781
  Original Term (mos):                                       360                    360                   360
  Remaining Term (mos):                                      359                    352                   360
  Seasoning (mos):                                             1                      0                     8
  Remaining Amortization Term (mos):                         358                    296                   360

                                                                                Earliest               Latest

  First Payment Date:                                                        December 01, 2000        August 01, 2001
  Maturity Date:                                                             November 01, 2030          July 01, 2031


                                        Current Scheduled Principal Balance


                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
          Current Scheduled                            Number of         as of the Cut-off     as of the Cut-off
          Principal Balance                          Mortgage Loans             Date                  Date
 --------------------------------------------      ------------------  ---------------------  --------------------
 $ 26,596.24    to    50,000.00..............                19            $    707,437.24             0.99%
   50,000.01    to    75,000.00..............                29               1,758,123.05             2.45
   75,000.01    to   100,000.00..............                31               2,669,332.44             3.73
  100,000.01    to   125,000.00..............                17               1,831,677.14             2.56
  125,000.01    to   150,000.00..............                 8               1,118,719.14             1.56
  150,000.01    to   175,000.00..............                 5                 794,537.26             1.11
  175,000.01    to   200,000.00..............                 2                 376,727.51             0.53
  200,000.01    to   225,000.00..............                 2                 419,807.68             0.59
  275,000.01    to   300,000.00..............                34               9,767,747.14            13.64
  300,000.01    to   325,000.00..............                25               7,817,880.03            10.92
  325,000.01    to   350,000.00..............                18               6,122,393.93             8.55
  350,000.01    to   375,000.00..............                14               5,045,782.01             7.04
  375,000.01    to   400,000.00..............                11               4,293,910.97             6.00
  400,000.01    to   425,000.00..............                 8               3,293,405.36             4.60
  425,000.01    to   450,000.00..............                11               4,850,461.94             6.77
  450,000.01    to   475,000.00..............                 3               1,388,206.97             1.94
  475,000.01    to   500,000.00..............                 5               2,430,432.73             3.39
  500,000.01    to   525,000.00..............                 1                 504,526.88             0.70
  525,000.01    to   550,000.00..............                 4               2,144,648.49             2.99
  550,000.01    to   575,000.00..............                 5               2,809,258.74             3.92
  575,000.01    to   600,000.00..............                 3               1,792,914.64             2.50
  625,000.01    to   650,000.00..............                 3               1,893,942.20             2.64
  650,000.01    to   675,000.00..............                 3               1,990,723.23             2.78
  675,000.01    to   700,000.00..............                 1                 679,708.00             0.95
  775,000.01    to   800,000.00..............                 2               1,576,721.21             2.20
  800,000.01    to   825,000.00..............                 1                 809,678.11             1.13
  825,000.01    to   850,000.00..............                 1                 828,910.45             1.16
  925,000.01    to   950,000.00..............                 1                 931,041.82             1.30
  950,000.01    to   973,902.75..............                 1                 973,902.75             1.36
                                                            ---            ---------------           ------
      Total..................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                          Current Mortgage Interest Rates

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                 Current Mortgage                      Number of         as of the Cut-off    Principal Balance as
                Interest Rates (%)                   Mortgage Loans             Date           of the Cut-off Date
       --------------------------------------      ------------------  ---------------------  --------------------
        6.250   to   6.250...................                  1           $    364,653.67             0.51%
        6.751   to   7.000...................                  1                319,718.50             0.45
        7.001   to   7.250...................                  1                367,213.31             0.51
        7.251   to   7.500...................                  4                613,650.70             0.86
        7.501   to   7.750...................                  7              2,493,603.30             3.48
        7.751   to   8.000...................                  5              1,940,127.40             2.71
        8.001   to   8.250...................                  7              3,180,090.67             4.44
        8.251   to   8.500...................                 13              4,531,075.17             6.33
        8.501   to   8.750...................                 11              2,417,293.59             3.38
        8.751   to   9.000...................                 19              7,617,270.88            10.64
        9.001   to   9.250...................                 13              4,956,432.84             6.92
        9.251   to   9.500...................                 18              5,112,595.56             7.14
        9.501   to   9.750...................                 25              7,031,715.58             9.82
        9.751   to  10.000...................                 29              7,245,390.23            10.12
       10.001   to  10.250...................                 22              5,977,090.92             8.35
       10.251   to  10.500...................                 20              5,466,677.85             7.63
       10.501   to  10.750...................                 11              2,300,245.97             3.21
       10.751   to  11.000...................                 15              2,674,992.52             3.73
       11.001   to  11.250...................                  9              1,887,445.11             2.64
       11.251   to  11.500...................                  5                409,514.53             0.57
       11.501   to  11.750...................                  5                600,816.79             0.84
       11.751   to  12.000...................                  5                956,330.43             1.34
       12.001   to  12.250...................                  4                504,734.08             0.70
       12.251   to  12.500...................                  6              1,030,341.13             1.44
       12.501   to  12.750...................                  5                631,648.57             0.88
       12.751   to  13.000...................                  2                367,961.83             0.51
       13.001   to  13.250...................                  1                 91,200.00             0.13
       13.251   to  13.500...................                  2                 89,792.82             0.13
       13.501   to  13.750...................                  1                 43,000.00             0.06
       14.251   to  14.500...................                  1                399,935.11             0.56
                                                             ---           ---------------           ------
       Total.................................                268           $ 71,622,559.06           100.00%
                                                             ===           ===============           ======


                                           Original Loan-to-Value Ratio

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
                  Original                             Number of         as of the Cut-off     as of the Cut-off
            Loan-to-Value Ratio (%)                  Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  ---------------------  --------------------
  27.55    to    30.00.......................                 1            $     26,974.02             0.04%
  30.01    to    35.00.......................                 2                 429,836.70             0.60
  35.01    to    40.00.......................                 1                 299,581.13             0.42
  40.01    to    45.00.......................                 1                  34,957.91             0.05
  45.01    to    50.00.......................                 1                 317,500.00             0.44
  50.01    to    55.00.......................                 4               2,108,686.07             2.94
  55.01    to    60.00.......................                 9               2,588,363.97             3.61
  60.01    to    65.00.......................                16               4,953,554.27             6.92
  65.01    to    70.00.......................                21               4,623,728.83             6.46
  70.01    to    75.00.......................                29               9,619,790.52            13.43
  75.01    to    80.00.......................                77              23,280,788.73            32.50
  80.01    to    85.00.......................                43               8,904,144.78            12.43
  85.01    to    90.00.......................                59              13,610,352.68            19.00
  90.01    to    95.00.......................                 4                 824,299.45             1.15
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                       Remaining Scheduled Term to Maturity

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
              Remaining Term (Months)                Mortgage Loans             Date           of the Cut-off Date
   ------------------------------------------      ------------------  --------------------  ----------------------

   352  to   360.............................               268            $ 71,622,559.06           100.00%
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                            Remaining Amortization Term

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
            Remaining Amortization Term                Number of         as of the Cut-off    Principal Balance as
                      (Months)                       Mortgage Loans             Date           of the Cut-off Date
   ------------------------------------------      ------------------  --------------------  ----------------------

   296  to   300.............................                 1            $    322,071.88             0.45%
   325  to   336.............................                 1                  64,986.01             0.09
   337  to   348.............................                 2                 436,077.98             0.61
   349  to   360.............................               264              70,799,423.19            98.85
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======



                                                   Gross Margin

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
                                                       Number of         as of the Cut-off     as of the Cut-off
                Gross Margin(%)                      Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------
  3.125   to    3.250........................                 2            $    443,593.56             0.62%
  3.501   to    3.750........................                 2                 716,813.31             1.00
  3.751   to    4.000........................                 5               2,097,375.45             2.93
  4.001   to    4.250........................                 9               3,392,417.19             4.74
  4.251   to    4.500........................                17               4,919,720.25             6.87
  4.501   to    4.750........................                13               5,298,835.21             7.40
  4.751   to    5.000........................                16               4,341,988.79             6.06
  5.001   to    5.250........................                30               8,550,937.53            11.94
  5.251   to    5.500........................                30               8,993,218.29            12.56
  5.501   to    5.750........................                24               6,750,057.24             9.42
  5.751   to    6.000........................                33               9,317,805.03            13.01
  6.001   to    6.250........................                20               4,505,902.06             6.29
  6.251   to    6.500........................                16               2,127,405.94             2.97
  6.501   to    6.750........................                11               2,558,568.79             3.57
  6.751   to    7.000........................                13               3,367,724.38             4.70
  7.001   to    7.250........................                 7               1,681,764.88             2.35
  7.251   to    7.500........................                 7               1,405,063.19             1.96
  7.501   to    7.750........................                 5                 316,079.06             0.44
  7.751   to    8.000........................                 4                 251,696.42             0.35
  8.751   to    9.000........................                 2                 487,839.90             0.68
  9.501   to    9.750........................                 1                  43,386.28             0.06
  9.751   to    9.770........................                 1                  54,366.31             0.08
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                     Maximum Lifetime Mortgage Interest Rates

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
             Maximum Lifetime                                            Principal Balance     Principal Balance
             Mortgage Interest                         Number of         as of the Cut-off     as of the Cut-off
                 Rates (%)                           Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------
  12.250  to   12.250........................                 1            $    364,653.67             0.51%
  12.751  to   13.000........................                 1                 319,718.50             0.45
  13.001  to   13.250........................                 1                 367,213.31             0.51
  13.251  to   13.500........................                 3                 505,974.31             0.71
  13.501  to   13.750........................                 6               1,994,403.30             2.78
  13.751  to   14.000........................                 5               1,940,127.40             2.71
  14.001  to   14.250........................                 5               2,548,495.84             3.56
  14.251  to   14.500........................                 8               2,824,364.56             3.94
  14.501  to   14.750........................                10               2,406,200.95             3.36
  14.751  to   15.000........................                 9               3,658,910.87             5.11
  15.001  to   15.250........................                10               3,828,148.36             5.34
  15.251  to   15.500........................                12               3,903,155.28             5.45
  15.501  to   15.750........................                 9               2,667,409.25             3.72
  15.751  to   16.000........................                14               4,646,736.48             6.49
  16.001  to   16.250........................                 7               2,085,166.16             2.91
  16.251  to   16.500........................                14               3,144,153.82             4.39
  16.501  to   16.750........................                22               6,265,154.18             8.75
  16.751  to   17.000........................                29               7,783,994.54            10.87
  17.001  to   17.250........................                20               5,651,804.07             7.89
  17.251  to   17.500........................                18               5,346,351.31             7.46
  17.501  to   17.750........................                 7                 909,690.76             1.27
  17.751  to   18.000........................                11               1,448,011.74             2.02
  18.001  to   18.250........................                 9               1,887,445.11             2.64
  18.251  to   18.500........................                 5                 409,514.53             0.57
  18.501  to   18.750........................                 6                 645,033.82             0.90
  18.751  to   19.000........................                 5                 956,330.43             1.34
  19.001  to   19.250........................                 4                 504,734.08             0.70
  19.251  to   19.500........................                 7               1,066,406.33             1.49
  19.501  to   19.750........................                 4                 587,431.54             0.82
  19.751  to   20.000........................                 2                 367,961.83             0.51
  20.001  to   20.250........................                 1                  91,200.00             0.13
  20.251  to   20.500........................                 1                  53,727.62             0.08
  20.501  to   20.750........................                 1                  43,000.00             0.06
  21.251  to   21.500........................                 1                 399,935.11             0.56
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                     Minimum Lifetime Mortgage Interest Rates

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
             Minimum Lifetime                                            Principal Balance     Principal Balance
             Mortgage Interest                         Number of         as of the Cut-off     as of the Cut-off
                 Rates (%)                           Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------
   4.250  to    4.250........................                 1          $    364,653.67               0.51%
   4.751  to    5.000........................                 2               679,718.50               0.95
   5.251  to    5.500........................                 3               505,974.31               0.71
   5.501  to    5.750........................                 6             1,994,403.30               2.78
   5.751  to    6.000........................                 6             2,224,857.55               3.11
   6.001  to    6.250........................                 3             1,473,475.41               2.06
   6.251  to    6.500........................                 8             2,824,649.66               3.94
   6.501  to    6.750........................                 9             1,907,000.95               2.66
   6.751  to    7.000........................                 6             2,537,603.22               3.54
   7.001  to    7.250........................                 8             3,144,222.15               4.39
   7.251  to    7.500........................                 6             1,882,071.87               2.63
   7.501  to    7.750........................                 8             2,656,316.61               3.71
   7.751  to    8.000........................                 4               688,376.47               0.96
   8.001  to    8.250........................                 5             1,930,424.19               2.70
   8.251  to    8.500........................                 8             2,322,863.12               3.24
   8.501  to    8.750........................                 3             1,289,560.26               1.80
   8.751  to    9.000........................                14             5,529,667.66               7.72
   9.001  to    9.250........................                 6             2,179,424.00               3.04
   9.251  to    9.500........................                13             3,111,109.98               4.34
   9.501  to    9.750........................                17             4,589,868.82               6.41
   9.751  to   10.000........................                25             6,557,013.76               9.15
  10.001  to   10.250........................                21             5,685,346.95               7.94
  10.251  to   10.500........................                18             4,958,201.73               6.92
  10.501  to   10.750........................                 9             1,456,003.49               2.03
  10.751  to   11.000........................                13             2,117,031.03               2.96
  11.001  to   11.250........................                 9             1,887,445.11               2.64
  11.251  to   11.500........................                 5               409,514.53               0.57
  11.501  to   11.750........................                 5               600,816.79               0.84
  11.751  to   12.000........................                 5               956,330.43               1.34
  12.001  to   12.250........................                 4               504,734.08               0.70
  12.251  to   12.500........................                 6             1,030,341.13               1.44
  12.501  to   12.750........................                 5               631,648.57               0.88
  12.751  to   13.000........................                 2               367,961.83               0.51
  13.001  to   13.250........................                 1                91,200.00               0.13
  13.251  to   13.500........................                 2                89,792.82               0.13
  13.501  to   13.750........................                 1                43,000.00               0.06
  14.251  to   14.500........................                 1               399,935.11               0.56
                                                            ---          ---------------             ------
       Total.................................               268          $ 71,622,559.06             100.00%
                                                            ===          ===============             ======


                                        Next Interest Rate Adjustment Date

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
            Next Interest Rate                         Number of         as of the Cut-off     as of the Cut-off
             Adjustment Date                         Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------
  October 2001...............................                 2            $    635,107.02             0.89%
  January 2003...............................                 1                 161,702.87             0.23
  March 2003.................................                 8               1,268,383.82             1.77
  April 2003.................................                13               2,451,615.80             3.42
  May 2003...................................                41              13,099,776.28            18.29
  June 2003..................................                59              17,528,317.27            24.47
  July 2003..................................                30               8,659,552.41            12.09
  November 2003..............................                 1                 285,677.19             0.40
  December 2003..............................                 1                 291,619.05             0.41
  January 2004...............................                 1                 116,782.44             0.16
  February 2004..............................                 1                 403,489.29             0.56
  April 2004.................................                16               2,830,273.46             3.95
  May 2004...................................                31               7,685,223.35            10.73
  June 2004..................................                44              11,504,111.81            16.06
  July 2004..................................                19               4,700,927.00             6.56
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                       Occupancy Type of Mortgaged Premises

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
                                                       Number of         as of the Cut-off     as of the Cut-off
                 Occupancy Type                      Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------

  Primary....................................               256            $ 70,144,919.52            97.94%
  Second Home................................                 3                 757,360.38             1.06
  Investment.................................                 9                 720,279.16             1.01
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                                Origination Program

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
                                                       Number of         as of the Cut-off     as of the Cut-off
              Origination Program                    Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------

  Full Documentation.........................               199            $ 48,128,067.89            67.20%
  Stated Documentation.......................                47              13,597,025.50            18.98
  Limited Documentation......................                22               9,897,465.67            13.82
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                               Mortgage Loan Purpose

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
                                                       Number of         as of the Cut-off     as of the Cut-off
               Mortgage Loan Type                    Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------
  Cash Out Refinance.........................               173            $ 48,032,326.01            67.06%
  Purchase...................................                79              20,405,254.95            28.49
  Refinance..................................                16               3,184,978.10             4.45
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                                   Property Type

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
                                                       Number of         as of the Cut-off     as of the Cut-off
                 Property Type                       Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------

  Single Family Detached.....................               221            $ 58,153,701.97            81.19%
  Planned Unit Development...................                24               8,286,311.83            11.57
  Condominium Low-Rise.......................                13               4,086,776.07             5.71
  Condominium High-Rise......................                 2                 481,122.73             0.67
  Manufactured Housing.......................                 4                 277,930.62             0.39
  Two to Four Family.........................                 3                 271,729.83             0.38
  Single Family Attached.....................                 1                  64,986.01             0.09
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                                    Loan Types

                                                                                                 Percentage of
                                                                               Total             Mortgage Loans
                                                                             Scheduled         by Total Scheduled
                                                                         Principal Balance     Principal Balance
                                                       Number of         as of the Cut-off     as of the Cut-off
                   Loan Types                        Mortgage Loans             Date                  Date
  -------------------------------------------      ------------------  --------------------  ----------------------

  2/28: 6 Mo LIBOR ARM.......................               152            $ 43,169,348.45            60.27%
  3/27: 6 Mo LIBOR ARM.......................               114              27,818,103.59            38.84
  6 Mo LIBOR ARM 30 Yr.......................                 2                 635,107.02             0.89
                                                            ---            ---------------           ------
       Total.................................               268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======


                                  Geographic Distribution of Mortgaged Properties

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
                      State                          Mortgage Loans             Date           of the Cut-off Date
  ------------------------------------------       ------------------  --------------------  ----------------------
  Arizona...................................                  3            $    664,278.49             0.93%
  Arkansas..................................                  3                 153,272.80             0.21
  California................................                 87              32,365,331.23            45.19
  Colorado..................................                  5               1,291,378.01             1.80
  Connecticut...............................                  4               2,314,560.02             3.23
  Delaware..................................                  1                 283,099.98             0.40
  Florida...................................                 14               3,016,379.67             4.21
  Georgia...................................                  5               1,075,335.70             1.50
  Hawaii....................................                  2                 790,269.04             1.10
  Illinois..................................                 19               4,172,816.33             5.83
  Indiana...................................                  3                 574,445.96             0.80
  Iowa......................................                  3                 526,471.59             0.74
  Kansas....................................                  3                 309,470.27             0.43
  Kentucky..................................                  1                 106,181.77             0.15
  Louisiana.................................                  4                 772,642.42             1.08
  Maryland..................................                 11               4,698,626.38             6.56
  Massachusetts.............................                  2                 883,708.00             1.23
  Michigan..................................                 10                 961,909.21             1.34
  Minnesota.................................                  6               1,686,264.19             2.35
  Mississippi...............................                  2                 233,313.13             0.33
  Missouri..................................                  4                 595,481.96             0.83
  Nevada....................................                  3                 638,027.33             0.89
  New Jersey................................                  4               1,266,526.24             1.77
  New Mexico................................                  2                 401,205.36             0.56
  New York..................................                  2                 873,893.50             1.22
  North Carolina............................                  4                 848,870.48             1.19
  Ohio......................................                  9                 820,054.16             1.14
  Oklahoma..................................                  1                  30,000.00             0.04
  Oregon....................................                  4               1,549,847.14             2.16
  Pennsylvania..............................                  6                 704,376.25             0.98
  South Carolina............................                  2                 149,000.61             0.21
  South Dakota..............................                  3                 397,339.00             0.55
  Tennessee.................................                  2                 244,965.53             0.34
  Texas.....................................                  5                 909,370.41             1.27
  Utah......................................                  2                 309,682.35             0.43
  Virginia..................................                 12               1,729,164.42             2.41
  Washington................................                 10               2,948,677.05             4.12
  West Virginia.............................                  3                 195,159.69             0.27
  Wisconsin.................................                  2                 131,163.39             0.18
                                                            ---            ---------------           ------
       Total................................                268            $ 71,622,559.06           100.00%
                                                            ===            ===============           ======

         No more than approximately 1.99% of the related mortgaged properties are located in any one postal zip code.


                                                   Credit Score

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
                   Credit Score                      Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------      ------------------  --------------------  ----------------------
  464    to    500...........................                 18           $  3,317,384.90             4.63%
  501    to    550...........................                 83             18,054,929.79            25.21
  551    to    600...........................                 79             22,781,161.57            31.81
  601    to    650...........................                 56             17,606,873.38            24.58
  651    to    700...........................                 24              7,091,554.82             9.90
  701    to    750...........................                  7              2,486,861.43             3.47
  751    to    781...........................                  1                283,793.17             0.40
                                                             ---           ---------------           ------
       Total.................................                268           $ 71,622,559.06           100.00%
                                                             ===           ===============           ======


                                                   Credit Grade

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
                   Credit Grade                      Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------      ------------------  --------------------  ----------------------

  A..........................................                 42           $ 14,310,221.67             19.98%
  A+.........................................                 37             12,999,365.09             18.15
  A-.........................................                109             28,774,678.50             40.18
  B..........................................                 53             11,025,265.50             15.39
  C..........................................                 19              3,459,110.21              4.83
  D..........................................                  8              1,053,918.09              1.47
                                                             ---           ---------------            ------
       Total.................................                268           $ 71,622,559.06            100.00%
                                                             ===           ===============            ======


                                                    Delinquency

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
                   Delinquency                       Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------      ------------------  --------------------  ----------------------

  Current....................................                261           $ 70,636,702.89             98.62%
  Delq:  30 Days.............................                  7                985,856.17              1.38
                                                             ---           ---------------            ------
       Total.................................                268           $ 71,622,559.06            100.00%
                                                             ===           ===============            ======


                                                   Lien Position

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
                  Lien Position                      Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------      ------------------  --------------------  ----------------------
  First Lien.................................                268           $ 71,622,559.06           100.00%
                                                             ---           ---------------           ------
       Total.................................                268           $ 71,622,559.06           100.00%
                                                             ===           ===============           ======


                                                Prepayment Penalty

                                                                               Total              Percentage of
                                                                             Scheduled           Mortgage Loans
                                                                         Principal Balance     by Total Scheduled
                                                       Number of         as of the Cut-off    Principal Balance as
             Prepayment Penalty Type                 Mortgage Loans             Date           of the Cut-off Date
  -------------------------------------------      ------------------  --------------------  ----------------------

  1 Year-6 months interest/80% of UPB........                  3           $    469,879.92             0.66%
  2 Year-6 months interest/80% of UPB........                 73             19,583,715.73            27.34
  2.5 Year-1% of UPB.........................                  1                329,846.04             0.46
  3 Year-2% of UPB...........................                  2                545,024.85             0.76
  3 Year-3 months interest/80% of UPB........                  1                204,000.00             0.28
  3 Year-6 months interest/80% of UPB........                 99             23,949,907.56            33.44
  4 Year-6 months interest/80% of UPB........                  1                 97,431.19             0.14
  5 Year-6 months interest/80% of UPB........                 29              7,511,588.67            10.49
  Miscellaneous prepayment penalty...........                  9              2,113,931.35             2.95
  No prepayment penalty......................                 50             16,817,233.75            23.48
                                                             ---           ---------------           ------
       Total.................................                268           $ 71,622,559.06           100.00%
                                                             ===           ===============           ======

                                      A-36

Prospectus

[GRAPHIC OMITTED]        SAXON ASSET SECURITIES COMPANY
     SAXON                         (Depositor)


                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                     (Issuable in series by separate trusts)

                               -------------------


Each series of certificates:                      The assets of each trust:

o    will consist of one or more classes of       o    will be mortgage loans or mortgage
     mortgage pass through certificates                backed securities sold to the trust by
     representing interests in the assets of           Saxon Asset Securities Company; and
     a trust;

o    will receive principal and interest          o    will be serviced by Saxon Asset
     only from payments collected on                   Securities Company or a related
     the assets of the related trust; and              company.

o    will not be insured or guaranteed by         Mortgage loans included in any trust
     any government agency or                     will be secured by first or second liens
     instrumentality and will not be              on:
     obligations of Saxon Asset Securities
     Company or any related companies.            o    one- to four-family residential
                                                       properties,

                                                  o    condominium units,

                                                  o    manufactured housing, and

                                                  o    units in planned unit development.

         You should carefully consider the risk factors beginning on page 3 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is July 26, 2001.

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

         Information is provided to you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (2) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

         o   the principal balance and interest rate of each class,
         o   the timing and priority of interest and principal payments,
         o   statistical and other information about the mortgage assets,
         o   information about credit enhancement, if any, for each class,
         o   the ratings for each class, and
         o   the method for selling the certificates.

         The prospectus supplement describes the terms of the certificates in greater detail than this prospectus, and may provide information that differs from this prospectus. If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. Saxon Assets Securities Company does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

                                  RISK FACTORS

         Prospective investors should consider the following factors, as well as the factors identified under "Risk Factors" in the related prospectus supplement, in connection with a purchase of the certificates of any series.

The trusts will have no       The certificates will represent an ownership
significant assets other      interest in the related trust and will not
than the assets assigned      represent an interest in or obligation of any
to them by the depositor      other entity and will not be insured by any
and certificateholders        government agency or instrumentality. Each trust
may look only to those        is expected to have no significant assets other
limited assets for            than the assets assigned to it by Saxon Asset
repayment of their            Securities Company, the depositor.
certificates
                              You must rely primarily upon payments on the assets assigned to the related trust, any security for those certificates and any sources of credit enhancement identified in the related prospectus supplement for distributions on the certificates.

                              None of any governmental agency or
                              instrumentality, the depositor, any servicer, any master servicer, any trustee or any of their affiliates will guarantee or insure any assets assigned to a trust, except as set forth in the related prospectus supplement.

Credit enhancement, if        Any credit enhancement for any series of
provided, will be limited     certificates may be limited in amount and may be
in both amount and scope      subject to periodic reduction in accordance with a
of coverage, and may not      schedule or formula. In addition, credit
be sufficient to cover        enhancement may provide only very limited coverage
all losses or risks on        as to some types of losses and may provide no
your investment               coverage as to other types of losses. The trustee
                              may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates to the extent specified in the related prospectus supplement.

Property values may           If the residential real estate market in general
decline, leading to           or a regional or local area where the mortgage
higher losses on the          assets for a trust are concentrated should
mortgage loans, which         experience an overall decline in property values
could reduce your             or a significant downturn in economic conditions,
ability to be repaid          rates of delinquencies, foreclosures and losses
                              could be higher than those now generally experienced in the mortgage lending industry.

                              To the extent losses are not covered by credit enhancement, you will have to look primarily to the value of the mortgaged premises for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans.

The bankruptcy of the         The seller and the depositor intend that the
seller may result in a        transfers of assets to the depositor and, in turn,
delay in or reduction         to the related trust constitute sales rather than
of distributions              pledges to secure indebtedness for insolvency
                              purposes. If the seller becomes a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of that seller might argue that those transfers were pledges rather than sales. That position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the certificates of the related series.

State and federal credit      In addition to anti-deficiency and related
protection laws may limit     legislation, numerous other federal and state
collection of principal       statutory provisions, including the federal
and interest on the           bankruptcy laws, the federal Soldiers' and
mortgage loans                Sailors' Civil Relief Act of 1940 and state laws
                              affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.

                              Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust.

Modification of mortgage      With respect to a mortgage loan on which a
loans may delay or reduce     material default has occurred or a payment default
certificate payments          is imminent, the servicer may enter into a
                              forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payments on the mortgage loan and, consequently, the amount and timing of payments on one or more classes of the related series of certificates. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Prepayments on the            The prepayment experience on the mortgage assets
mortgage loans could          underlying a particular series of certificates
cause you to be paid          will affect:
earlier than you
expect, which may                o  the average life of each class of those
adversely affect                    certificates; and
your yield to
maturity                         o  for certificates purchased at a price other
                                    than par, the effective yield on the
                                    certificates.

                              The timing and amount of prepayments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Prepayments may also result from:

                              o  foreclosure, condemnation and other
                                 dispositions of the mortgaged premises,
                                 including amounts paid by insurers under applicable insurance policies;

                              o the repurchase of any mortgage loan as to which there has been a material breach of warranty or defect in documentation or from the deposit of certain amounts in respect of the delivery of a substitute mortgage loan;

                              o the repurchase of mortgage loans modified in lieu of refinancing;

                              o the repurchase of any liquidated mortgage loan or delinquent mortgage loan, if applicable; or

                              o  the repurchase or redemption of all the
                                 certificates of a series or all the mortgage loans or mortgage certificates in certain circumstances.

                              The yields realized by the holders of certain certificates of a series with a disproportionate allocations of principal and interest will be extremely sensitive to levels of prepayments on the mortgage assets of the related trust. No assurance can be given as to the prepayment experience of the mortgage loans underlying any series of certificates.

                              You must make your own decision as to the appropriate prepayment assumption.

You may not be able to        There can be no assurance that a secondary market
sell your securities,         will develop for the certificates of any series
and may have to hold          or, if a market does develop, that it will provide
your securities to            you with liquidity of investment or that it will
maturity even though          continue for the life of your certificates.
you may want to sell
them                          Particular classes of certificates may not
                              constitute mortgage related securities under
                              SMMEA, and some investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA certificates. In addition, if so specified in the related prospectus supplement, transferability of some classes of certificates to particular types of entities may be restricted.

                              Any restrictions on the purchase or
                              transferability of the certificates of a series may have a negative effect on the development of a secondary market for the certificates.

Issuance of certificates      If so specified in the related prospectus
in book-entry form may        supplement, a trust may issue certificates of a
reduce the liquidity          series in book-entry form. Issuance of the
of the certificates           certificates in book-entry form may reduce the
                              liquidity of the certificates in the secondary market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates. In addition, because transfers of book-entry certificates will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a book-entry certificate to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a book-entry certificate, may be impaired because physical certificates representing the certificates will generally not be available. You may experience some delay in receipt of distributions of interest on and principal of the book-entry certificates because the trustee will forward distributions through book-entry system participants which thereafter will be required to credit those distributions to your accounts as a beneficial owner of the certificates, whether directly or indirectly through financial intermediaries.

The ratings assigned to       Any rating of certificates is not a recommendation
your securities by the        to buy, sell or hold certificates and is subject
rating agencies may be        to revision or withdrawal at any time by the
lowered or withdrawn          rating agency issuing such rating. The rating of
at any time, which may        certificates credit-enhanced through external
affect the value of           credit enhancement, examples of which include a
your certificates and         letter of credit, financial guaranty insurance
your ability to sell them     policy or mortgage pool insurance policy, will
                              depend primarily on the creditworthiness of the provider of such external credit enhancement. Any lowering of the rating assigned to the claims-paying ability of the enhancement provider below the rating initially given to the certificates of the related series would likely result in a lowering of the rating assigned to the certificates. The depositor will not be obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the certificates of any series.

Any original issue            Compound interest certificates and some classes of
discount must be              certificates that are entitled only to interest
included in income            distributions will be, and particular classes of
for tax purposes              certificates may be, issued with original issue
                              discount for federal income tax purposes. The holder of a certificate issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to income. Accrued but unpaid interest on the certificates generally will be treated as original issue discount for this purpose.

Mortgage loans with           A portion of the mortgage assets included in a
balloon payment features      trust may be balloon loans that provide for the
may have a greater            payment of the unamortized principal balance of
default risk                  the mortgage loans in a single payment at
                              maturity. Balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan, generally five, seven, ten or 15 years after origination.
                              Amortization of a balloon loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The depositor does not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans must make substantial single payments at maturity, the default risk associated with balloon loans may be greater than that associated with fully-amortizing mortgage loans. The ability of a borrower to repay a balloon loan at maturity frequently will depend upon the borrowers ability to refinance the loan.
                              Neither the depositor nor the trustee is obligated to obtain refinancing. Any loss on a balloon loan resulting from a borrowers inability to obtain refinancing will be borne by certificateholders if not covered by credit enhancement.

Mortgage loans secured        A portion of the mortgage assets included in a
by junior liens may           trust may be loans secured by second or more
experience higher rates       junior liens on residential properties. Because
of delinquencies and          the rights of a holder of a second or more junior
losses                        lien are subordinate to the rights of senior
                              lienholders, the position of the trust and the holders of the related certificates could be more adversely affected by a reduction in the value of the mortgaged premises than would the position of the senior lienholders. If a borrower defaults, liquidation or other proceeds may be insufficient to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses.

The rate of delinquency       A portion of the mortgage assets included in a
on mortgage loans             trust may be secured by liens on mortgaged
secured by non-owner          premises which are not owner- occupied. The rate
occupied mortgage             of delinquencies, foreclosures and losses on the
premises could be             mortgage loans on those mortgaged premises could
higher                        be higher than on mortgage loans secured by liens
                              on mortgaged premises which are the primary residences of the owners.

The seller's underwriting     All or a portion of the mortgage assets may
standards are less            consist of mortgage loans underwritten in
stringent than those          accordance with the underwriting standards for
used by federal               non-conforming credits.
agencies, which may
increase the risk of          A mortgage loan made to a non-conforming credit
default on the mortgage       means a mortgage loan that is ineligible for
loans                         purchase by Fannie Mae or Freddie Mac due to
                              borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to:

                                 o  a borrower whose creditworthiness and
                                    repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines; or

                                 o a borrower with a record of major derogatory credit items, including default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies.

                              As a consequence, delinquencies and foreclosures can be expected to be greater with respect to those mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. In addition, changes in the values of the mortgaged premises may have a greater effect on the loss experience of those mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

                              You must make your own decision as to the effect of non-conforming credits upon the delinquency, foreclosure, and prepayment experience of the mortgage loans.

Mortgage loans may be         A substantial portion of the mortgage loans may be
delinquent, resulting         delinquent upon the issuance of the related
in greater defaults,          certificates. Inclusion of delinquent mortgage
prepayments and losses        loans may cause the rate of defaults and
                              prepayments to increase and, in turn, may cause losses to exceed the available credit enhancement and affect the yield on the related certificates.

Any violation of consumer     A number of federal and state laws and regulations
protection laws may give      related to residential mortgage refinance
the borrower the right        transactions contain stringent limits on interest
to rescind or cancel          rates and origination fees, and impose detailed
the loan transaction          disclosure requirements. In some instances, any
                              violations of these laws and regulations by the originator of a loan could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

                         DESCRIPTION OF THE CERTIFICATES

General

         The certificates described in this prospectus and in the related prospectus supplement will be issued from time to time in series under one or more trust agreements or pooling and servicing agreements. The provisions of each agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust. The following summaries describe the material provisions common to each series of certificates. The summaries do not purport to be complete and are subject to the prospectus supplement and the agreement with respect to a particular series. The material terms of the agreement with respect to a series of certificates will be further described in the related prospectus supplement and a copy of the agreement will be filed with the Securities and Exchange Commission on Form 8-K.

         The certificates of a series will be entitled to payment only from the assets of the related trust. The certificates do not represent an interest in or obligation of the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth herein and in the related prospectus supplement. Neither the certificates nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth in the related prospectus supplement. To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the applicable servicer or any other entity or paid from any applicable credit enhancement, those delinquencies may result in delays in the distribution of payments to the holders of one or more classes of certificates and those losses may be allocated to the holders of one or more classes of certificates.

         The certificates of each series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations for each class specified in the related prospectus supplement. The certificates of each series in certificated form may be transferred, subject to the limitations on transfer, if any, specified in the related agreement, or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If so specified in the prospectus supplement for a series, distributions of principal and interest on each certificate in certificated form will be made on each distribution date by or on behalf of the trustee by check mailed to each holder of a certificate at the address of the holder appearing on the books and records of the trust or by wire transfer of immediately available funds upon timely request to the trustee in writing by any holder of a certificate having an initial principal amount of at least $1,000,000 or any other amount specified in the related prospectus supplement; provided, however, that the final distribution in retirement of a certificate of a series in certificated form will be made only upon presentation and surrender of the certificate at the corporate trust office of the trustee. Distributions of principal and of interest on each class of certificates in book-entry form will be made as set forth below.

Classes of Certificates

         Each series of certificates will be issued in one or more classes as specified in the related prospectus supplement. The certificates of any class of any series:

         o        may be entitled to receive:

                  o only principal, only interest or any combination of principal and interest,

                  o prepayments of principal throughout the life of the certificates or only during specified periods,

                  o amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

         o may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of certificates of the series, and

         o which are interest bearing certificates may be entitled to receive:

                  o interest at a pass through rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of certificates of the series are entitled to receive interest and

                  o distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.


                     REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

         The prospectus supplement for a series may specify that the certificates of that series initially will be represented by one or more book-entry certificates, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company. Unless and until the certificates are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate. All references in this prospectus to actions by certificateholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to certificateholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures. The beneficial owners of the certificates will not be recognized by the trustee as certificateholders, and the beneficial owners of the certificates will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participating organizations. The beneficial owners of the certificates may hold certificates in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC. See "- Clearstream and Euroclear" in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the certificates, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

         Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries. The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

         Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of certificates under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the certificates on DTC's records. The ownership interests of the beneficial owners of the certificates are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the certificates will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the certificates.

         To facilitate subsequent transfers, all certificates deposited with DTC by its participating organizations are registered in the name of Cede. The deposit of certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the certificates. DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the certificates are credited, which may or may not be the beneficial owners of the certificates. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

         Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the certificates to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the certificates, may be limited due to lack of a physical certificate for the certificates.

         Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the certificates will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede will consent or vote with respect to the certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those organizations participating in DTC to whose accounts the certificates are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the certificates will be made to DTC. DTC's practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC's records unless

DTC has reason to believe that it will not receive payment on the distribution date. Payments by organizations participating in DTC to the beneficial owners of the certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset Securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the certificates is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the certificates may experience some delay in their receipt of principal and interest payments.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Clearstream and Euroclear

         Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the certificates. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

         The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

         The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C. Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the certificates. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

         Morgan Guaranty is a New York banking corporation and a member bank of the Federal Reserve System. Morgan Guaranty is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department. The Brussels, Belgium office of Morgan Guaranty is regulated and examined by the Belgian Banking Commission.

         The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

         Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a certificateholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the certificates among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

         The information in this section concerning Clearstream and Euroclear has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

         The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

         Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

         Initial Settlement

         All globally-offered securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the globally-offered securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors electing to hold globally-offered securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold globally-offered securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period. All globally-offered securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When globally-offered securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered securities against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered securities. After settlement has been completed, the globally-offered securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant. The globally-offered securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds that allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the globally-offered securities would accrue from the value date. Therefore, in many cases the investment income on the globally-offered securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

         Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered securities to the account of the DTC participant against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the globally-offered securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

         Material U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that usually applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons unless:

         o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption For Non-U.S. Persons. Non-U.S. Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-8, Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of that change.

         Exemption For Non-U.S. Persons with Effectively Connected Income. Non-U.S. Persons, including non-U.S. corporations or banks with a U.S. branch, that are beneficial owners of the globally-offered securities and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States. For payments made after December 31, 2000, Form 4224 will not apply, and non-U.S. persons will be required to file a Form W-8 ECI to obtain an exemption for interest payments that are effectively connected with the conduct of a trade or business in the U.S.

         Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries. Non-U.S. Persons that are beneficial owners of the globally-offered securities and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent. For payments made after December 31, 2000, Form 1001 will not apply, and non-U.S. persons will be required to file a Form W-8 BEN to claim the benefit of an applicable tax treaty.

         Exemption for U.S. Persons. U.S. Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. For payments made after December 31, 2000, Form 4224 and Form 1001 will be replaced by Form W-8 ECI and Form W-8 BEN, respectively, each of which will be effective from the date the form is signed through the end of the third succeeding calendar year.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. The depositor suggests that you consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities.

Definitive Securities

         Book-entry certificates will be issued in fully registered, certificated form to the beneficial owners of the certificates or their respective nominees, rather than to DTC or its nominee, only if:

         o DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

         o the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

         o DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry certificates, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the certificates.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the certificates, through organizations participating in DTC, of the availability of fully registered certificates. Upon surrender by DTC of the certificates representing the certificates and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the certificates.

Allocation of Distributions

         The prospectus supplement for each series of certificates will specify:

         o whether distributions on the certificates will be made monthly, quarterly, semi-annually or at other intervals,

         o        the distribution date for each distribution, and

         o the amount of each distribution allocable to principal and interest.

         All distributions with respect to each certificate of a series will be made to the person in whose name the certificate is registered as of the close of business on the record date specified in the related prospectus supplement.

         The amount available to be distributed on each distribution date with respect to each series of certificates will be determined as set forth in the related agreement and will be described in the related prospectus supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related due period or prepayment period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related prospectus supplement. The amount distributed will be allocated among the classes of certificates in the proportion and order of application set forth in the related agreement and described in the related prospectus supplement. If so specified in the related prospectus supplement, amounts received in respect of the properties securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.

         A due period is, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the calendar month in which the distribution date occurs and continuing through the first day of the calendar month in which the distribution date occurs, or any other period specified in the related prospectus supplement.

         A prepayment period is, with respect to any distribution date, the time period or periods specified in the servicing agreement for each servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to mortgage assets that will be used to pay certificateholders of such series on the distribution date.

         The prospectus supplement for each series of certificates will specify the pass through rate, or the method for determining the pass through rate, for each applicable class of certificates. One or more classes of certificates may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and some other rights and obligations of the holders of certificates and does not represent a beneficial interest in principal payments on the property securing the mortgage loans in the related trust. One or more classes of certificates, known as compound interest certificates, may provide for interest that accrues but is not currently payable. Any interest that has accrued but is not paid with respect to a compound interest certificate on any distribution date will be added to the principal balance of the compound interest certificate on such distribution date.

         The prospectus supplement for each series of certificates will specify the method by which the amount of principal to be distributed on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of certificates of the series entitled to distributions of principal. The aggregate original principal balance of the certificates of each series will equal the aggregate distributions allocable to principal that the certificates will be entitled to receive. One or more classes of certificates may be entitled to payments of principal in specified amounts on specified distribution dates, to the extent of the amount available on those distribution dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts. One or more classes of certificates may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of certificates of the same series as specified in the related prospectus supplement.

Allocation of Losses and Shortfalls

         The prospectus supplement for each series of certificates will specify the method by which realized losses or interest shortfalls will be allocated. A loss may be realized with respect to a mortgage loan as a result of:

         o the final liquidation of the mortgage loan through foreclosure sale, disposition of the related property securing the mortgage loan if acquired by deed-in-lieu of foreclosure, or otherwise,

         o the reduction of the unpaid principal balance of the mortgage loan or the modification of the payment terms of the mortgage loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

         o physical damage to the related property securing the mortgage loan of a type not covered by standard hazard insurance policies, or

         o fraud, dishonesty or misrepresentation in the origination of the mortgage loan.

         An interest shortfall may occur with respect to a mortgage loan as a result of a failure by the servicer, master servicer or trustee to advance funds to cover delinquent payments of principal or interest on such mortgage loan, the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or the prepayment in full of the mortgage loan and the failure of the servicer or, in some instances, the master servicer to pay interest to month-end.

         If so specified in the related prospectus supplement, the senior certificates of a series will not bear any realized losses on the related mortgage loans until the subordinated certificates of the series have borne realized losses up to a specified amount or loss limit or until the principal amount of the subordinated certificates has been reduced to zero, either through the allocation of realized losses, the priority of distributions or both. If so specified in the related prospectus supplement, interest shortfalls may result in a reallocation to the senior certificates of a series of amounts otherwise distributable to the subordinated certificates of the series.

Mortgage Assets

         The scheduled principal balance of the mortgage assets and the amount of any other assets included in the trust for each series of certificates (including amounts held in any pre-funding account for the series) will generally equal or exceed the aggregate original principal balance of the certificates of the series.

         Scheduled principal balance means, with respect to any mortgage loan as of any date of determination, the scheduled principal balance of the mortgage loan as of the date specified in the related prospectus supplement increased by the amount of negative amortization, if any, with respect thereto and reduced by:

         o the principal portion of all scheduled monthly payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal payments received on or before the last day of the preceding prepayment period, and

         o without duplication, the amount of any realized loss that has occurred with respect to the mortgage loan on or before the date of determination.

Optional Termination

         To the extent and under the circumstances specified in the prospectus supplement for a series, the certificates of the series may be terminated at the option of the depositor or any other party as specified in the related prospectus supplement for a purchase price specified in the prospectus supplement. Upon termination of the certificates, at the option of the terminating party, the related trust may be terminated, thereby causing the sale of the remaining trust property, or the certificates may be held or resold by the redeeming party. If so specified in the prospectus supplement for a series, the right to redeem the certificates of a series will be conditioned upon the passage of a certain date specified in the prospectus supplement or the scheduled principal balance of the mortgage loans in the trust or the outstanding principal balance of a specified class of certificates at the time of purchase aggregating less than a percentage, specified in such prospectus supplement. Notice will be given to certificateholders as provided in the related agreement.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The prepayment experience of the mortgage loans will affect (1) the average life of each class of certificates issued by the related trust and (2) for certificates purchased at a price other than par, the effective yield on the certificates.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the single monthly prepayment model, the constant prepayment rate model or the prepayment speed assumption model. The prospectus supplement for a series may contain a table setting forth percentages of the original principal amount of each class of certificates of the series to be outstanding after each of the dates shown in the table based on the prepayment assumption model. It is unlikely that the prepayment of the property securing the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

         A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including:

         o        the age of the mortgage loans,

         o        the geographic distribution of the mortgaged premises,

         o        the payment terms of the mortgage loans,

         o        the characteristics of the borrowers,

         o        homeowner mobility,

         o economic conditions generally and in the geographic area in which the mortgaged premises are located,

         o        enforceability of due-on-sale clauses,

         o        servicing decisions,

         o prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans,

         o        the availability of mortgage funds,

         o        the use of second or home equity loans by borrowers,

         o        the availability of refinancing opportunities,

         o        the use of the mortgaged premises as second or vacation homes,

         o        the net equity of the borrowers in the mortgaged premises, and

         o if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments.

The prepayment rate may also be subject to seasonal variations.

         The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans. Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans. In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

         Distributions on the certificates of a series on any distribution date generally will include interest accrued through a date specified in the related prospectus supplement that may precede the distribution date. Because interest generally will not be distributed to the certificateholders of the series until the distribution date, the effective yield to the certificateholders will be lower than the yield otherwise produced by the applicable pass through rate and purchase price for the certificates.

         The yield to maturity of any certificate will be affected by the rate of interest and, in the case of certificates purchased at a price other than par, timing of payments of principal on the mortgage loans. If the purchaser of a certificate offered at a discount calculates the anticipated yield to maturity of the certificate based on an assumed rate of payment of principal that is faster than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates the anticipated yield to maturity of the certificate based on an assumed rate of payment of principal that is slower than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.

         If so specified in a related prospectus supplement, amounts received in respect of the property securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes. The amount of excess interest required so to be applied may affect the weighted average life of the related series of certificates.

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. Because the rate of principal payments, including prepayments on the mortgage loans or on the mortgage loans underlying mortgage backed securities, will significantly affect the weighted average life and other characteristics of any class of certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the certificates to their investment objectives.

         Under some circumstances, the master servicer, certain insurers, the holders of REMIC residual certificates or other entities specified in the related prospectus supplement may have the option to effect earlier retirement of the related series of certificates.

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal at any time or over the lives of the certificates.

                                   THE TRUSTS

Assignment of Mortgage Assets

         Under the terms of the applicable agreement, the depositor will cause the mortgage assets and other assets to be included in the related trust to be assigned and transferred to the trustee together with all principal and interest paid on the mortgage assets from the date or dates specified in the related prospectus supplement. The trustee will deliver to the order of the depositor, in exchange for the mortgage assets so transferred, certificates of the related series in authorized denominations registered in the names requested by the depositor representing the beneficial ownership interest in the related trust. Each mortgage loan or mortgage backed security included in a trust will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the scheduled principal balance of each mortgage loan or mortgage backed security as of the specified date and its interest rate, its original principal balance and other specified information.

         Each mortgage loan or mortgage backed security transferred to the trustee will be assigned of record either to the trustee, the servicer of the loan, or to a document custodian acting on behalf of the trustee, and payments on each mortgage loan after the specified date or dates will be made directly to the trustee. In some instances, loans will be assigned directly from the seller or from the originator that transferred the loan to the seller, directly to the custodian, in accordance with the seller's loan purchase guidelines. As to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee the related mortgage note endorsed to the order of the trustee, evidence of recording of the related mortgage or deed of trust, an assignment of the mortgage or deed of trust in recordable form naming the related servicer, the trustee or a custodian acting on its behalf as assignee and, the other original documents evidencing or relating to the mortgage loan. In lieu of recording the assignments of mortgage loans in a particular jurisdiction, the depositor may deliver or cause to be delivered to the trustee an opinion of counsel to the effect that recording is not required to protect the right, title and interest of the trustee in the mortgage loans. The original mortgage documents are to be held by the trustee or a custodian acting on its behalf except to the extent released to the servicer or the master servicer from time to time in connection with servicing the mortgage loans.

         The depositor will make customary representations and warranties in each agreement with respect to each related mortgage asset. In addition, the seller or other sellers of mortgage assets may make customary representations and warranties with respect to the mortgage assets in the sales agreement pursuant to which the mortgage assets are assigned and transferred to the depositor. The right of the depositor to enforce these representations and warranties will be assigned to the trustee under the related agreement. If any representation or warranty is breached, and the breach adversely affects the interest of the certificateholders, the depositor or the seller will be required, subject to the terms imposed under the related agreement or sales agreement:

         o        to cure the breach,

         o to substitute other mortgage assets for the affected mortgage assets, or

         o to repurchase the affected mortgage assets at a price generally equal to the unpaid principal balance of the mortgage assets, together with accrued and unpaid interest on the mortgage assets at the rate in the related mortgage note.

         Neither the depositor nor the master servicer will be obligated to substitute mortgage assets or to repurchase mortgage assets, and no assurance can be given that the seller will perform its obligations with respect to mortgage assets.

         The following is a brief description of the mortgage assets expected to be included in the trusts. If specific information respecting the mortgage assets is not known at the time the related series of certificates is initially offered, more general information of the nature described below will be provided in the prospectus supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. A copy of the agreement with respect to each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Mortgage Loans--General

         The mortgage loans will be evidenced by promissory notes and will be secured by first, second or more junior liens on the related real property or leasehold interest, together with improvements thereon, or with respect to cooperative loans, the shares issued by the related cooperative.

         The payment terms of the mortgage loans to be included in the trust for any series will be described in the related prospectus supplement and may include any of the following features or combinations of these features or any other features described in the prospectus supplement:

         o Interest may be payable at a fixed rate or may be payable at a rate that is adjustable from time to time on specified adjustment dates by adding a specified fixed percentage to a specified index, which sum may be rounded, that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rate, a minimum rate or a combination of these limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for specified periods and under various circumstances as may be set forth in the related prospectus supplement. Mortgage loans may permit the payment of interest at a rate lower than the interest rate on the related mortgage note for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the related property or interest securing the mortgage loan or another source or may be treated as accrued interest and added to the principal balance of the mortgage loan.

         o Principal may be payable on a level basis to amortize fully the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the mortgage loan or on an interest rate that is different from the rate in the related mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

         o Payments may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may adjust or decline over time. Other mortgage loans may permit prepayments without payment of a prepayment fee. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain other transfers of the property or interest securing the related mortgage loan. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

         The property or interest securing the related mortgage loan, and, with respect to cooperative loans, the buildings owned by cooperatives, may be located in any state, territory or possession of the United States, including the District of Columbia or Puerto Rico. The property or interest securing the related mortgage loan generally will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The mortgage loans may be covered by primary mortgage insurance policies insuring against all or a part of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related prospectus supplement.

         The prospectus supplement for each series of certificates will contain information with respect to the mortgage loans expected to be included in the related trust. This information may include:

         o the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the mortgage loans as of the date set forth in the prospectus supplement,

         o the largest expected principal balance and the smallest expected principal balance of any of the mortgage loans,

         o        the types of assets securing the mortgage loans,

         o        the original terms to maturity of the mortgage loans,

         o the expected weighted average term to maturity of the mortgage loans as of the date set forth in the prospectus supplement and the expected range of the terms to maturity,

         o the expected aggregate outstanding principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

         o the expected mortgage interest rates and the range of mortgage interest rates,

         o in the case of ARM loans, the expected weighted average of the adjustable rates,

         o the expected aggregate outstanding scheduled principal balance, if any, of buy-down loans as of the date set forth in the prospectus supplement,

         o the expected aggregate outstanding principal balance, if any, of GPM loans as of the date set forth in the prospectus supplement,

         o the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to the related trust,

         o to the extent different from the amounts described in this prospectus, the amount of any standard hazard insurance policy required to be maintained with respect to each mortgage loan,

         o the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the mortgage loans, and

         o the expected geographic location of the property or interest securing the mortgage loans, or, in the case of a cooperative loan, the building owned by the related cooperative.

         If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

         ARM loans are mortgage loans providing for periodic adjustments to the related mortgage interest rate to equal the sum, which may be rounded, of a gross margin and an index.

         Buy-down loans are mortgage loans as to which funds have been provided, and deposited into an escrow account, to reduce the monthly payments of the borrowers during the early years of such mortgage loans.

         GPM loans are mortgage loans providing for monthly payments during the early years of the mortgage loans which are or may be less than the amount of interest due on the mortgage loans and as to which unpaid interest is added to the principal balance of the mortgage loans, resulting in negative amortization, and paid, together with interest, in later years.

         No assurance can be given that values of the properties or interests securing the mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, plus any additional financing by other lenders on the same properties or interests securing the mortgage loans, in the related trust become equal to or greater than the value of the properties or interests securing the mortgage loans, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         If specified in the prospectus supplement for a series, the mortgage assets in the related trust may include mortgage loans that are delinquent upon the issuance of the related certificates. The inclusion of delinquent mortgage loans in the trust for a series may cause the rate of defaults and prepayments on the mortgage loans to increase and, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the certificates of the series.

Single Family Loans

         Single family loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties. The properties which secure single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. The properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

         Cooperative loans generally will be secured by certificate interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives. A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the cooperative, as well as all other operating expenses, will depend in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

         Multi-family loans will consist of mortgage loans secured by liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by cooperatives.

Junior Mortgage Loans

         If specified in the prospectus supplement for a series, the mortgage loans assigned and transferred to the related trust may include mortgage loans secured by second or more junior liens on residential properties.

Home Improvement Loans

         Home improvement loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property. To the extent set forth in the related prospectus supplement, home improvement loans will be fully amortizing and will bear interest at a fixed or variable rate. To the extent a material portion of the mortgage assets included in a trust consists of home improvement loans, the related prospectus supplement will describe the material provisions of the mortgage loans and the programs under which they were originated.

Home Equity Lines of Credit

         Home equity lines of credit will consist of lines of credit or specified balances of those lines of credit secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The home equity lines of credit may be subordinated to other mortgages on the properties.

         As more fully described in the related prospectus supplement, interest on each home equity line of credit, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the home equity lines of credit may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each home equity line of credit from time to time. If specified in the related prospectus supplement, new draws by borrowers under home equity lines of credit automatically will become part of the trust for a series. As a result, the aggregate balances of the home equity lines of credit will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances, and the amounts usually will differ each day, as more specifically described in the prospectus supplement. Under the circumstances more fully described in the related prospectus supplement, a borrower under a home equity line of credit may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

         The properties or interests securing mortgage loans relating to home equity lines of credit will include one- to four-family residential properties, including condominium units and cooperative dwellings, and mixed-use properties. Mixed-use properties will consist of one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. The properties or interests securing mortgage loans may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each one- to four-family dwelling unit will be located on land owned in fee simple by the borrower or, if so specified in the related prospectus supplement, on land leased by the borrower for a term of at least ten years greater than the term of the related home equity lines of credit. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively-owned apartment building.

         The aggregate principal balance of home equity lines of credit secured by properties or interests securing mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. If so specified in the related prospectus supplement, the sole basis for a representation that a given percentage of the home equity lines of credit are secured by one- to four-family dwelling units that are owner-occupied will be either:

         o the making of a representation by the borrower at origination of the home equity line of credit either that the underlying properties or interests securing the mortgage loan will be used by the borrower for a period of at least six months every year or that the borrower intends to use the properties or interests securing the mortgage loans as a primary residence or

         o a finding that the address of the underlying properties or interests securing the mortgage loan is the borrower's mailing address as reflected in the master servicer's records.

         If so specified in the related prospectus supplement, the mortgaged premises may include non-owner occupied investment properties and vacation and second homes.

Repurchase of Converted Mortgage Loans

         Unless otherwise specified in the prospectus supplement for a series, the trust for the series may include mortgage loans with respect to which the related mortgage interest rate is convertible from an adjustable rate to a fixed rate at the option of the borrower upon the fulfillment of certain conditions. If so specified in the prospectus supplement, the applicable servicer, or other party specified in the prospectus supplement, may be obligated to repurchase from the trust any mortgage loan with respect to which the related mortgage interest rate has been converted from an adjustable rate to a fixed rate at a purchase price equal to the unpaid principal balance of the converted mortgage loan plus 30 days of interest thereon at the applicable mortgage interest rate. If the applicable servicer, other than a successor servicer, is not obligated to purchase converted mortgage loans, the master servicer may be obligated to purchase the converted mortgage loans to the extent provided in the prospectus supplement. The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Repurchase of Delinquent Mortgage Loans

         If so specified in the prospectus supplement for a series, the depositor may, but will not be obligated to, repurchase from the trust any mortgage loan as to which the borrower is delinquent in payments by 90 days or more at a purchase price equal to the greater of the unpaid principal balance of the delinquent mortgage loan plus interest thereon at the applicable mortgage interest rate from the date on which interest was last paid to the last day of the month in which the purchase price occurs or the fair market value of the delinquent mortgage loan at the time of its purchase. The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Substitution of Mortgage Loans

         If so specified in the prospectus supplement for a series, the depositor may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in the trust for the series. In general, any substitute mortgage loan must, on the date of the substitution:

         o have an unpaid principal balance not greater than the unpaid principal balance of any deleted mortgage loan,

         o with respect to a fixed rate mortgage loan, have a mortgage interest rate not less than, and not more than one percentage point in excess of, the mortgage interest rate of the deleted mortgage loan,

         o with respect to an ARM loan, provide for a lowest possible net rate and a highest possible net rate that is not lower than the respective net rate for the deleted mortgage loan, and have a gross margin that is not less than the gross margin of the deleted mortgage loan,

         o have a net rate that is not less than the net rate of the deleted mortgage loan,

         o have a remaining term to maturity ending not later than one year prior to the latest possible maturity date specified in the applicable agreement, and

         o comply with each applicable representation, warranty and covenant pertaining to an individual mortgage loan set forth in the applicable agreement, was underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the deleted mortgage loan and, if a seller is effecting the substitution, comply with each applicable representation, warranty or covenant pertaining to an individual mortgage loan set forth in the related sales agreement or subsequent sales agreement.

         In general, no ARM loan may be substituted unless the deleted mortgage loan is also an ARM loan and is not convertible to a fixed mortgage interest rate unless the deleted mortgage loan is so convertible.

         If more than one mortgage loan is substituted for one or more deleted mortgage loans, the amounts, rates, margins, terms and ratios described above shall be determined on a weighted average basis.

Mortgage-Backed Securities

         The mortgage-backed securities may include private, that is not guaranteed or insured by the United States or any agency or instrumentality thereof, mortgage participation or pass through certificates or other mortgage-backed securities or, representing either debt or equity, and certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA. Private mortgage-backed securities will not include participations in previously issued mortgage-backed securities unless such securities have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or were acquired in a bona fide secondary market transaction from someone other than an affiliate of the depositor. Private mortgage-backed securities will have been issued in accordance with a private mortgage-backed securities agreement.

         The related prospectus supplement for a series of certificates that evidence interests in mortgage-backed securities will specify:

         o the approximate aggregate principal amount and type of any mortgage-backed securities to be included in the trust,

         o to the extent known to the depositor, certain characteristics of the mortgage loans underlying the mortgage-backed securities including:

                  o        the payment features of the mortgage loans,

                  o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

                  o the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and

                  o the minimum and maximum stated maturities of the underlying mortgage loans at origination,

         o the maximum original term-to-stated maturity of the mortgage-backed securities,

         o the weighted average term-to-stated maturity of the mortgage-backed securities,

         o the pass through or certificate rate of the mortgage-backed securities,

         o the weighted average pass through or certificate rate of the mortgage-backed securities,

         o the issuer, servicer and trustee of the mortgage- backed securities,

         o characteristics of credit support, if any, including reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the mortgage-backed securities or to the mortgage-backed securities themselves,

         o the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the mortgage-backed securities, and

         o the terms on which other mortgage loans may be substituted for those originally underlying the mortgage-backed securities.

Pre-Funding Account

         If so specified in the related prospectus supplement, a trust may enter into a pre-funding agreement with the depositor under which the depositor will transfer additional mortgage assets to the trust following the closing date. Any pre-funding agreement will require that any mortgage loans so transferred conform to the requirements specified in the pre-funding agreement. If a pre-funding agreement is used, the related trustee will be required to deposit in a segregated account upon receipt a portion of the proceeds received by the trustee in connection with the sale of certificates of the related series. The additional mortgage assets will thereafter be transferred to the related trust in exchange for money released to the depositor from the related pre-funding account. Each pre-funding agreement will specify a period during which any transfer must occur. If all moneys originally deposited in the pre-funding account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more class of certificates as specified in the related prospectus supplement. The specified period for the acquisition by a trust of additional mortgage loans will not exceed three months from the date the trust is established and the maximum deposit of mortgage loans to the pre-funding account will not exceed thirty-five percent of the aggregate proceeds received from the sale of all class of certificates of the related series.

Asset Proceeds Account

         All payments and collections received or advanced on the mortgage assets assigned or transferred to the trust for the certificates of a series will be remitted to one or more asset proceeds accounts established and maintained in trust on behalf of the holders of the certificates. In general, reinvestment income, if any, on amounts in the asset proceeds account will not accrue for the benefit of the holders of the certificates of the series.

         If so specified in the prospectus supplement for a series, payments on the mortgage loans included in the related trust will be remitted to the servicer custodial account or the master servicer custodial account and then to the asset proceeds account for the series, net of amounts required to pay servicing fees and any amounts that are to be included in any reserve fund account or other fund or account for the series. All payments received on mortgage-backed securities included in the trust for a series will be remitted to the asset proceeds account. All or a portion of the amounts in the asset proceeds account, together with reinvestment income if payable to the certificateholders, will be available, to the extent specified in the related prospectus supplement, for the payment of trustee fees, and any other fees or expenses to be paid directly by the trustee and to make distributions with respect to certificates of the series in accordance with the respective allocations set forth in the related prospectus supplement.


                               CREDIT ENHANCEMENT

General

         If so specified in the prospectus supplement for a series, the related trust may include, or the related certificates may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the mortgage assets to the holders of the certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements. In addition, if so specified in the prospectus supplement for a series, one or more classes of certificates of the series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more lasses of certificates will bear their allocable share of any resulting losses. If a form of credit enhancement applies to several classes of certificates, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of certificates are distributed prior to the distributions to other classes of certificates, the classes of certificates which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related certificates.

Subordination

         If so specified in the related prospectus supplement, a series may include one or more classes of certificates that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of certificates of the series. If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated certificates of a series may instead be payable to one or more classes of senior certificates of the series under the circumstances and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to those mortgage assets will be borne first by classes of subordinated certificates and thereafter by one or more classes of senior certificates, under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the certificates or at any time, the aggregate losses which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise payable to the subordinated certificates that will be payable to the senior certificates on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated certificates or, if applicable, were to exceed a specified maximum amount, holders of senior certificates could experience losses on the certificates.

         If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated certificates on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in any the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels. If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the depositor or the seller or the holders of any class of certificates at the times and under the circumstances specified in the prospectus supplement.

         If so specified in the related prospectus supplement, one or more classes of certificates may bear the risk of losses not covered by credit enhancement prior to other classes of certificates. Subordination might be effected by reducing the principal balance of the subordinated certificates on account of the losses, thereby decreasing the proportionate share of distributions allocable to the certificates, or by another means specified in the prospectus supplement.

         If so specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive distributions to other classes of senior certificates and subordinated certificates, respectively, through a cross-support mechanism or otherwise. If so set forth in the prospectus supplement, the same class of certificates may constitute senior certificates with respect to specified types of payments or losses and subordinated certificates with respect to other types of payments or losses.

         Distributions may be allocated among classes of senior certificates and classes of subordinated certificates

         o        in the order of their scheduled final distribution dates,

         o        in accordance with a schedule or formula,

         o        in relation to the occurrence of events, or

         o otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated certificates, payments to holders of senior certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Certificate Guaranty Insurance Policies

         If so specified in the related prospectus supplement, one or more certificate guaranty insurance policies will be obtained and maintained for one or more classes or series of certificates. The issuer of any specified certificate guaranty insurance policy will be named in the related prospectus supplement. In general, certificate guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related certificates are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to those holders.

         The specific terms of any certificate guaranty insurance policy will be set forth in the related prospectus supplement. Certificate guaranty insurance policies may have limitations including, but not limited to, limitations on the obligation of the certificate insurer to guarantee any servicer's obligation to repurchase or substitute for any mortgage loans, to guarantee any specified rate of prepayments or to provide funds to redeem certificates on any specified date. The certificate insurer may be subrogated to the rights of the holders of the related certificates to receive distributions to which they are entitled, as well as other amounts specified in the related prospectus supplement, to the extent of any payments made by the certificate Insurer under the related certificate guaranty insurance policy.

Overcollateralization

         If so specified in the related prospectus supplement, the aggregate principal balance of the mortgage assets included in a trust may exceed the original principal balance of the related certificates. In addition, if so provided in the related prospectus supplement, specified classes of certificates may be entitled to receive distributions of excess cash as an additional payment of principal, thereby creating a limited acceleration of the payment of the principal of the certificates relative to the amortization of the related mortgage assets. This acceleration feature may continue for the life of the applicable classes of certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross Support

         If so specified in the related prospectus supplement, the ownership interests of separate trusts or separate groups of assets may be evidenced by separate classes of the related series of certificates. In that case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to specified certificates evidencing interests in one or more trusts or asset groups prior to distributions to other certificates evidencing interests in other trusts or asset groups. If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts or asset groups, without priority among the trusts or asset groups, until the credit enhancement is exhausted. If applicable, the prospectus supplement will identify the trusts or asset groups to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trusts or asset groups.

Mortgage Pool Insurance Policies

         If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related mortgage loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement. A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         A mortgage pool insurance policy will generally not insure, and many primary mortgage insurance policies may not insure, against special hazard losses or losses sustained by reason of a default arising from, among other things,

         o fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower or persons involved in the origination of the loan,

         o failure to construct mortgaged premises in accordance with plans and specifications, or

         o a claim in respect of a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or after that time, was not approved by the pool insurer.

         A failure of coverage attributable to one of the foregoing events might result in a breach of the representations and warranties of the seller or the servicer and, in that event, subject to certain limitations, might give rise to an obligation on the part of the seller or servicer to purchase the defaulted mortgage loan if the breach cannot be cured.

         The original amount of coverage under any mortgage pool insurance policy assigned to the trust for a series will be reduced over the life of the certificates of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged premises covered by the policy. The amount of claims paid includes certain expenses incurred by the servicer or the master servicer of the defaulted mortgage loan, as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. The net amounts realized by the pool insurer will depend primarily on the market value of the mortgaged premises securing the defaulted mortgage loan. The market value of the mortgaged premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably have been anticipated at the time the original mortgage loan was made. If aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, any further losses may affect adversely distributions to holders of the certificates of the series. The original amount of coverage under a mortgage pool insurance policy assigned to the trust for a series may also be reduced or canceled to the extent each rating agency that provides, at the request of the depositor, a rating for the certificates of the series confirms that the reduction or cancellation will not result in a lowering or withdrawal of the rating.

         If so specified in the related prospectus supplement, a mortgage pool insurance policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; provided, however, that any subsequent extension of coverage, and the corresponding assignment of the mortgage pool insurance policy, to the other securities or obligations does not, at the time of the extension, result in the downgrade or withdrawal of any credit rating assigned, at the request of the depositor, to the outstanding certificates of the series.

Special Hazard Insurance Policies

         If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of any special hazard insurance policy will be named in the related prospectus supplement. A special hazard insurance policy will, subject to the limitations described below, protect the holders of the certificates of such series from

         o loss by reason of damage to the mortgaged premises underlying defaulted mortgage loans caused by specified hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not covered by the standard hazard insurance policies with respect to the mortgage loans and

         o loss from partial damage to the mortgaged premises caused by reason of the application of the coinsurance clause contained in the standard hazard insurance policies.

         A special hazard insurance policy for a series will not, however, cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, insurrection, normal wear and tear or certain other risks.

         Subject to the foregoing limitations, the special hazard insurance policy with respect to a series will provide that, when there has been damage to the mortgaged premises securing a defaulted mortgage loan and the damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer or the master servicer with respect to the mortgage loan, the special hazard insurer will pay the lesser of the cost of repair of the mortgaged premises or upon transfer of the mortgaged premises to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged premises, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged premises. No claim may be validly presented under a special hazard insurance policy unless

         o hazard insurance on the mortgaged premises securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the special hazard insurer, and

         o the insured has acquired title to the mortgaged premises as a result of default by the borrower.

         If the sum of the unpaid principal amount plus accrued interest and specified expenses is paid by the special hazard insurer, that amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged premises. Any amount paid as the cost of repair of the mortgaged premises will reduce coverage by that amount.

         The terms of the agreement with respect to a series will require the master servicer to maintain the special hazard insurance policies for the series in full force and effect throughout the term of the agreement, subject to specified conditions contained in the agreement, present claims under the policies on behalf of the depositor, the trustee and the holders of the certificates of the series for all losses not otherwise covered by the applicable standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on the claims. To the extent specified in the prospectus supplement for a series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series in the related trust to provide protection in lieu of or in addition to that provided by a special hazard insurance policy.

         If so specified in the related prospectus supplement, a special hazard insurance policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; provided, however, that any subsequent extension of coverage, and the corresponding assignment of the special hazard insurance policy, to any other series or other securities or obligations does not, at the time of the extension, result in the downgrade or withdrawal of the credit rating assigned, at the request of the depositor, to the outstanding certificates of the series.

Bankruptcy Bonds

         If so specified in the related prospectus supplement, one or more mortgagor bankruptcy bonds covering losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related series in an amount specified in such prospectus supplement. The issuer of any bankruptcy bond will be named in the related prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. To the extent specified in the prospectus supplement for a series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series in the related trust to provide protection in lieu of or in addition to that provided by a bankruptcy bond.

Reserve Funds

         If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve fund accounts established and maintained with the trustee. In addition, if so specified in the related prospectus supplement, a reserve fund account may be funded with all or a portion of the interest payments on the related mortgage assets not needed to make required distributions. Cash and the principal and interest payments on other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for other purposes as may be specified in the prospectus supplement. If a letter of credit is deposited with the trustee, it will be irrevocable. Any instrument deposited in a reserve funds account will name the trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series. Additional information with respect to the instruments deposited in the reserve funds accounts may be set forth in the related prospectus supplement.

Other Credit Enhancement

         If so provided in the prospectus supplement for a series, the related trust may include, or the related certificates may be entitled to the benefits of, other specified assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements:

         o for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such trust,

         o        for the purpose of paying administrative expenses,

         o for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets,

         o for the purpose of guaranteeing timely distributions with respect to the certificates, or

         o for the other purposes as may be specified in such prospectus supplement. These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this prospectus.

Any of these arrangements must be acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the related series.


                          ORIGINATION OF MORTGAGE LOANS

General

         In originating a mortgage loan, the originator will follow either :

         o its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to Fannie Mae or Freddie Mac, or

         o credit, appraisal and underwriting standards and guidelines approved by the depositor, which may not conform to Fannie Mae or Freddie Mac guidelines.

         The underwriting guidelines with respect to loan programs approved by the depositor may be less stringent than those of Fannie Mae or Freddie Mac. For example, they may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or Freddie Mac. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a non-conforming credit means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines or a borrower who may have a record of major derogatory credit items including default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, mortgage loans underwritten according to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

         In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the mortgaged premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home. All appraisals generally are expected to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged premises including property taxes and insurance premiums, and to meet other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

         A prospective borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities, existing or prior. An employment verification is obtained from an independent source, typically the prospective borrower's employer, which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue being employed in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

         Under the limited documentation program or stated income program, greater emphasis is placed on the value and adequacy of the mortgaged premises as collateral rather than on credit underwriting, and certain credit underwriting documentation concerning income and employment verification is therefore waived. Accordingly, the maximum permitted loan-to-value ratios for loans originated under the program are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

         The depositor generally will acquire the mortgage loans from the seller. The seller will make customary representations and warranties with respect to the mortgage loans in the sales agreement by which the seller transfers its interest in the mortgage loans to the depositor. The seller will represent and warrant, among other things:

         o that each mortgage loan has been originated in compliance with all applicable laws, rules and regulations,

         o that each primary mortgage insurance policy is issued by the related mortgage insurer,

         o that each note and security instrument has been executed and delivered by the borrower and the security instrument has been duly recorded where the mortgaged premises are located in order to make effective the lien on the related mortgaged premises, and

         o that upon foreclosure on the mortgaged premises, the holders of the mortgage loan will be able to deliver good and merchantable title to the mortgaged premises.

In general, the seller will submit to the trustee with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second mortgage loans with a balance of less than $50,000, the seller will generally not obtain a mortgage title insurance policy.

         If the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower relating to a mortgage loan is found to be defective in any material respect and the breach or defect cannot be cured as specified in the agreement, the trustee may require the seller to purchase the mortgage loan from the related trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest thereon at the related mortgage interest rate through the end of the month in which the purchase occurs. In the event of a breach by the seller of a representation or warranty with respect to a mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller may under specified circumstances, in lieu of repurchasing the mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective mortgage loan. The seller's obligation to purchase a mortgage loan will not be guaranteed by the depositor or any other party.

                           SERVICING OF MORTGAGE LOANS

         Each servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the master servicer. The depositor expects that most or all of the mortgage loans will be serviced by Meritech Mortgage Services, Inc., an affiliate of the seller. In determining whether to approve a servicer, the depositor will review the credit of the servicer and, if necessary for the approval of the servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the depositor will review the servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the depositor will not approve a servicer unless either the servicer or the sub-servicer, if any:

         o has serviced conventional mortgage loans for a minimum of two years,

         o maintains a loan servicing portfolio of at least $300,000,000, and

         o has tangible net worth, determined in accordance with generally accepted accounting principles, of at least $3,000,000.

The depositor will continue to monitor on a regular basis the credit and servicing performance of the servicer and, to the extent the servicer does not meet the foregoing requirements, any sub-servicer.

         The duties to be performed by the servicers with respect to the mortgage loans included in the trust for each series will include the calculation, collection and remittance of principal and interest payments on the mortgage loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers, under the applicable insurance policies with respect to the series or from proceeds of the liquidation of the mortgage loans. Each servicer also will provide accounting and reporting services as necessary to enable the master servicer to provide required information to the depositor and the trustee with respect to the mortgage loans. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by the servicer and certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. Servicing obligations of a servicer may be delegated to an approved sub-servicer; provided, however, that the servicer remains fully responsible and liable for all its obligations under the servicing agreement. The rights of the depositor under each servicing agreement with respect to a series will be assigned to the trust for the series.

Payments on Mortgage Loans

         Each servicing agreement with respect to a series will require the related servicer to establish and maintain one or more separate, insured, to the available limits, custodial accounts into which the servicer will be required to deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by the servicer included in the trust for the series. To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw the excess funds from the account and remit the amounts to a custodial account maintained by the trustee or master servicer or to the trustee or the master servicer for deposit in the asset proceeds account for the series. The amount on deposit in any account will be invested in or collateralized as described herein.

         Each servicing agreement with respect to a series will require the related servicer, not later than the day of the month specified in the servicing agreement, to remit to the master servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans included in the trust for the series received or advanced by the servicer that were due during the related due period and principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds, including amounts paid in connection with the withdrawal from the related trust of defective mortgage loans or the purchase from the related trust of converted mortgage loans, received during the prepayment period specified in the servicing agreement, with interest to the date of prepayment or liquidation, subject to specified limitations. However, each servicer may deduct from the remittance all applicable servicing fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related servicing agreement. On or before each distribution date, the master servicer will withdraw from the master servicer custodial account and remit to the asset proceeds account those amounts available for distribution on the distribution date. In addition, there will be deposited in the asset proceeds account for the series any advances of principal and interest made by the master servicer or the trustee pursuant to the agreement to the extent the amounts were not advanced by the servicer.

         Prior to each distribution date for a series, the master servicer will furnish to the trustee a statement setting forth certain information with respect to the mortgage loans included in the trust for the series.

Advances

         If so specified in the prospectus supplement for a series, each servicing agreement with respect to the series will provide that the related servicer will be obligated to advance funds to cover, to the extent that the amounts are deemed to be recoverable from any subsequent payments on the mortgage loans:

         o delinquent payments of principal or interest on the mortgage loans,

         o delinquent payments of taxes, insurance premiums or other escrowed items and

         o        foreclosure costs, including reasonable attorney's fees.

         The failure of a servicer to make any required advance under the related servicing agreement constitutes a default under the servicing agreement for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required, if so provided in the agreement, to make advances to the extent necessary to make required distributions on certain certificates, provided that such party deems such amounts to be recoverable.

         As specified in the related prospectus supplement for a series, the advance obligation of the master servicer may be further limited to an amount specified in the agreement that has been approved by each rating agency that provides, at the request of the depositor, a rating for the certificates of the series. Any required advances by a servicer, the master servicer or the trustee, as the case may be, must be deposited into the applicable custodial account or master servicer custodial account or into the asset proceeds account and will be due not later than the distribution date to which the delinquent payment relates. Amounts so advanced by a servicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced. If an advance made by a servicer, the master servicer or the trustee, as the case may be, later proves to be unrecoverable, the servicer, the master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the asset proceeds account prior to the distribution of payments to the certificateholders.

         Any advances made by a servicer, the master servicer or the trustee with respect to mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions on the certificates of the series. Neither the servicer or the master servicer will insure or guarantee the certificates of any series or the mortgage loans included in the trust for any series, and their obligations to advance for delinquent payments will be limited to the extent that the advances will be recoverable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced.

Collection and Other Servicing Procedures

         Each servicing agreement with respect to a series will require the related servicer to make reasonable efforts to collect all payments required under the mortgage loans included in the related trust and, consistent with the servicing agreement and the applicable insurance policies with respect to each mortgage loan, to follow the collection procedures it normally would follow with respect to mortgage loans serviced for Fannie Mae.

         The mortgage note or security instrument used in originating a mortgage loan may contain a due-on-sale clause. The servicer will be required to use reasonable efforts to enforce due-on-sale clauses with respect to any mortgage note or security instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby. In any case in which properties or interests securing mortgage loans have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the related mortgage note is by its terms assumable, the servicer will be authorized to take or enter into an assumption agreement from or with the person to whom the mortgaged premises have been or are about to be conveyed, if that person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable primary mortgage insurance policies or if otherwise required by law. If the servicer enters into an assumption agreement in connection with the conveyance of any of the mortgaged premises, the servicer will release the original borrower from liability upon the mortgage loan and substitute the new borrower as obligor thereon. In no event may an assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of a mortgage loan. Fees collected for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

         Each conventional mortgage loan that has an original loan-to-value ratio of greater than 80% will, to the extent specified in the related prospectus supplement, be covered by a primary mortgage insurance policy remaining in force until the principal balance of the mortgage loan is reduced to 80% of the original fair market value of the related mortgaged premises or, with the consent of the master servicer and the mortgage insurer, after the related policy has been in effect for more than two years if the loan-to-value ratio with respect to the mortgage loan has declined to 80% or less based upon the current fair market value of the mortgaged premises. Other mortgage loans may also be covered by primary mortgage insurance policies to the extent specified in the related prospectus supplement.

         If so specified in the prospectus supplement for a series, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan included in the related trust will consist of the insured portion of the unpaid principal balance of the covered mortgage loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of specified expenses, less

         o all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or are in any way related to the related mortgaged premises,

         o hazard insurance proceeds in excess of the amount required to restore the mortgaged premises and which have not been applied to the payment of the mortgage loan,

         o        amounts expended but not approved by the mortgage insurer,

         o        claim payments previously made by the mortgage insurer, and

         o        unpaid premiums.

         If so specified in the prospectus supplement for a series, the mortgage insurer will be required to pay to the insured either the mortgage insurance loss or, at its option under certain of the primary mortgage insurance policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, after that date, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred and the date of an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged premises securing the mortgage loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

         Each servicing agreement with respect to a series will require the related servicer to cause to be maintained a standard hazard insurance policy covering each mortgaged premises securing each mortgage loan covered by the servicing agreement. Each standard hazard insurance policy is required to cover an amount at least equal to the lesser of the outstanding principal balance of the related mortgage loan or 100% of the replacement value of the improvements on the related mortgaged premises. All amounts collected by the servicer or the master servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged premises and other amounts necessary to reimburse the servicer or the master servicer for previously incurred advances or approved expenses, which may be retained by the servicer or

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the master servicer, will be deposited to the applicable custodial account maintained with respect to the mortgage loan or the asset proceeds account.

         The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged premises located in different states, the policies will not contain identical terms and conditions. The basic terms of the policies, however, generally will be determined by state law and generally will be similar. Standard hazard insurance policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. If mortgaged premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable servicing agreement will require that the servicer or the master servicer, as the case may be, cause to be maintained flood insurance with respect to the mortgaged premises. The depositor may acquire one or more special hazard insurance policies covering some of the uninsured risks described above.

         The standard hazard insurance policies covering mortgaged premises securing mortgage loans typically will contain a coinsurance clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged premises in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

         o the actual cash value, or the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed, or

         o that proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

         A servicer may satisfy its obligation to provide a standard hazard insurance policy with respect to the mortgage loans it services by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of the mortgage loans, to the extent that the policy names the servicer as loss payee and the policy provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance. If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a standard hazard insurance policy covering the related mortgage loan, then the servicer will remit to the master servicer from the servicer's own funds

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

the difference between the amount paid under the blanket policy and the amount that would have been paid under a standard hazard insurance policy covering the mortgage loan.

         Any losses incurred with respect to mortgage loans included in the trust for a series due to uninsured risks, including earthquakes, landslides, mudflows and floods, or insufficient insurance proceeds may reduce the value of the assets included in the trust for the series to the extent the losses are not covered by a special hazard insurance policy for the series and could affect distributions to holders of the certificates of the series.

Maintenance of Insurance Policies; Claims Under Those Policies and Other Realization Upon Defaulted Mortgage Loans

         The master servicer or trustee may be required to maintain with respect to a series one or more mortgage pool insurance policies, special hazard insurance policies or bankruptcy bonds in full force and effect throughout the term of the related trust, subject to payment of the applicable premiums. The terms and requirements of the policy or bond applicable to any servicer or master servicer will be described in the related prospectus supplement. If any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer or trustee will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage, or a lesser amount if each rating agency that provides, at the request of the depositor, a rating for the certificates of the series confirms that such lesser amount will not impair the rating on such certificates, of the mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond. If, however, the cost of any replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level so that the applicable premium will not exceed the cost of the premium for the terminated policy or bond or the replacement policy or other credit enhancement may be secured at such increased cost, so long as the increase in cost will not adversely affect amounts available to make payments of principal or interest on the certificates.

         If any mortgaged premises securing a defaulted mortgage loan included in the trust for a series is damaged and the proceeds, if any, from the related standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged premises to the condition necessary to permit recovery under the related mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged mortgaged premises unless it determines that the expenses will be recoverable to it through insurance proceeds or liquidation proceeds. Each servicing agreement and the agreement with respect to a series will require the servicer or the master servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the mortgage loans included in the related trust and to take all reasonable steps necessary to permit recovery under such insurance policies with respect to defaulted mortgage loans or losses on the mortgaged premises securing the mortgage loans.

         If recovery under any applicable insurance policy is not available, the servicer or the master servicer nevertheless will be obligated to follow standard practices and procedures to realize upon the defaulted mortgage loan. The servicer or the master servicer will sell the

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

mortgaged premises pursuant to foreclosure, or a trustee's sale or, in the event a deficiency judgment is available against the borrower or another person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any liquidation proceeding are less than the unpaid principal balance of the defaulted mortgage loan, there will be a reduction in the value of the assets of the trust for the related series that holders of the certificates of the series may not receive distributions of principal and interest on the certificates in full.

Modification of Mortgage Loans

         With respect to a mortgage loan on which a material default has occurred or a payment default is imminent, the related servicer may enter into a forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of principal and interest payments on the mortgage loan and, consequently, may affect the amount and timing of payments on one or more classes of the related series of certificates. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

         As a condition to any modification or forbearance related to any mortgage loan, the servicer and, if required, the master servicer, are required to determine, in their reasonable business judgment, that the modification, forbearance or substitution will maximize the recovery on the mortgage loan on a present value basis. In determining whether to grant a forbearance or a modification, the servicer and, if required, the master servicer will take into account the willingness of the borrower to perform on the mortgage loan, the general condition of the mortgaged premises and the likely proceeds from the foreclosure and liquidation of the mortgaged premises.

         The servicers will not exercise any discretion with respect to changes in any of the terms of any mortgage loan, including, but not limited to, the mortgage interest rate and whether the term of the mortgage loan is extended for a further period and the specific provisions applicable to the extension, or the disposition of delinquent or defaulted mortgage loans or mortgage loans that are secured by mortgaged premises acquired by foreclosure or by deed-in-lieu of foreclosure without the consent of the master servicer.

Evidence as to Servicing Compliance

         Within 120 days after the end of each of its fiscal years, each servicer must provide the master servicer or the trustee with a copy of its audited financial statements for the year and a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing the statements, it reviewed the results of the servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the servicing agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct the failure.

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

         The master servicer or the trustee will review, on an annual basis, the performance of each servicer under the related servicing agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer under the servicing agreement.

Events of Default and Remedies

         If so specified in the prospectus supplement for a series, events of default under the servicing agreement in respect of the series will consist of:

         o any failure by the servicer to remit to the master servicer custodial account any payment required to be made by a servicer under the terms of the servicing agreement that is not remedied within at least one business day,

         o any failure on the part of a servicer to observe or perform in any material respect any of its other covenants or agreements contained in the servicing agreement that continues unremedied for a specified period after the giving of written notice of such failure to the servicer by the master servicer,

         o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, or

         o specified actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         The master servicer will have the right under each servicing agreement to terminate the related servicer upon the occurrence of an event of default under the servicing agreement. In the event of termination, the master servicer will appoint a substitute servicer, which may be the master servicer or the trustee, subject to written confirmation by each rating agency that provides, at the request of the depositor, a rating for the certificates of the related series that the appointment will not adversely affect the ratings then in effect on the certificates. Any successor servicer, including the master servicer, will be entitled to compensation arrangements similar to those provided to the servicer.

Master Servicer Duties

         If so specified in the prospectus supplement for a series, the master servicer will;

         o administer and supervise the performance by each servicer of its duties and responsibilities under the related servicing agreement,

         o maintain any insurance policies, other than property-specific insurance policies, providing coverage for losses on the mortgage loans for such series,

         o calculate amounts payable to certificateholders on each distribution date,

         o prepare periodic reports to the trustee or the certificateholders with respect to the foregoing matters,

         o        prepare federal and state tax and information returns, and

         o prepare reports, if any, required under the Securities Exchange Act of 1934, as amended.

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

         In addition, the master servicer will receive, review and evaluate all reports, information and other data provided by each servicer to enforce the provisions of the related servicing agreement, to monitor each servicer's servicing activities, to reconcile the results of the monitoring with information provided by the servicer and to make corrective adjustments to records of the servicer and the master servicer, as appropriate. The master servicer may engage various independent contractors to perform certain of its responsibilities. However, the master servicer remains fully responsible and liable for all its obligations under each agreement, other than those specifically undertaken by a special servicer.

         The master servicer will be entitled to a monthly master servicing fee applicable to each mortgage loan expressed as a fixed percentage of the remaining scheduled principal balance of the mortgage loan.

         The master servicer may terminate a servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related servicing agreement. Upon termination of a servicer by the master servicer, the master servicer will assume the servicing obligations of the terminated servicer or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer. The master servicer's obligation to act as a servicer following the termination of a servicer will not require the master servicer to:

         o purchase mortgage loans from a trust due to a breach by the servicer of a representation or warranty under the related servicing agreement,

         o        purchase from the trust any converted mortgage loan, or

         o advance payments of principal and interest on a delinquent mortgage loan in excess of the master servicer's independent advance obligation under the related agreement.

         The master servicer for a series may resign from its obligations and duties under the agreement with respect to the series, but no resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties. If specified in the prospectus supplement for a series, the depositor may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Special Servicing Agreement

         The master servicer may appoint a special servicer to undertake certain responsibilities of the servicer with respect to certain defaulted mortgage loans securing a series. The special servicer may engage various independent contractors to perform certain of its responsibilities. However, the special servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement. As may be further specified in the related prospectus supplement, the special servicer, if any, may be entitled to various fees, including, but not limited to:

         o a monthly engagement fee applicable to each mortgage loan or related REO properties as of the first day of the immediately preceding Due Period,

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

         o a special servicing fee expressed as a fixed percentage of the remaining scheduled principal balance of each specially serviced mortgage loan or related REO properties, or

         o a performance fee applicable to each liquidated mortgage loan based upon the related liquidation proceeds.


                                  THE AGREEMENT

         The following summaries describe the material provisions common to each series of certificates. The summaries do not purport to be complete and are subject to the related prospectus supplement and the agreement with respect to the series. The material provisions of a specific agreement will be further described in the related prospectus supplement. When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summaries.

The Trustee

         The trustee under each agreement will be named in the related prospectus supplement. The trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of the depositor or the master servicer, either the depositor or the master servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor will also remove the trustee if the trustee ceases to be eligible to continue under the agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by the holders of outstanding certificates of the related series entitled to at least 51%, or another percentage specified in the related prospectus supplement, of the voting rights of the series. Certificate insurers may obtain the right to exercise all voting rights of holders of certificates. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Administration of Accounts

         Funds deposited in or remitted to the asset proceeds account, any reserve fund or any other funds or accounts for a series are to be invested by the trustee, as directed by the depositor, in certain eligible investments, which may include:

         o obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States,

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

         o within specified limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to the series,

         o commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to the series,

         o demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of the depository institution or trust company, or the senior debt obligations or commercial paper of the parent company of the depository institution or trust company, are then rated in the rating category required to support the then applicable rating assigned to the series,

         o demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC,

         o guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series at the time of issuance of the series and

         o specified repurchase agreements with respect to United States government securities.

         Permitted investments with respect to a series will include only obligations or securities that mature on or before the date on which the asset proceeds account, reserve fund and other funds or accounts for the series are required or may be anticipated to be required to be applied for the benefit of the holders of the certificates of the series. Any income, gain or loss from the investments for a series will be credited or charged to the appropriate fund or account for the series. In general, reinvestment income from permitted investments will not accrue for the benefit of the certificateholders of the series. If a reinvestment agreement is obtained with respect to a series, the related agreement will require the trustee to invest funds deposited in the asset proceeds account and any reserve fund or other fund or account for the series according to the terms of the reinvestment agreement.

Reports to Certificateholders

         Concurrently with each distribution on the certificates of any series, there will be mailed to the holders of the certificates a statement generally setting forth, to the extent applicable to the series, among other things:

         o the aggregate amount of the distribution allocable to principal, separately identifying the amount allocable to each class of certificates,

         o the aggregate amount of the distribution allocable to interest, separately identifying the amount allocable to each class of certificates,

         o the aggregate principal balance of each class of certificates after giving effect to distributions on the related distribution date,

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

         o if applicable, the amount otherwise distributable to any class of certificates that was distributed to any other class of certificates, and

         o if any class of certificates has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related mortgage assets; and

         o information regarding the levels of delinquencies and losses on the mortgage loans.

         Customary information considered necessary for certificateholders to prepare their tax returns will be furnished annually.

Events of Default and Remedies

         If so specified in the prospectus supplement for a series, events of default under the related agreement will consist of:

         o any default in the performance or breach of any covenant or warranty of the master servicer under the agreement which continues unremedied for a specified period after the giving of written notice of the default or breach to the master servicer by the trustee or by the holders of certificates entitled to at least 25% of the aggregate voting rights,

         o any failure by the master servicer to make required advances with respect to delinquent mortgage loans in the related trust,

         o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer, if any, and

         o specified actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         So long as an event of default by the master servicer under an agreement remains unremedied, the trustee may, and, at the direction of the holders of outstanding certificates of a series entitled to at least 51% of the voting rights, the trustee will, terminate all the rights and obligations of the master servicer under the related agreement, except that the holders of certificates may not direct the trustee to terminate the master servicer for its failure to make advances. Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to act as successor master servicer, the trustee may appoint or, if the holders of certificates of a series entitled to at least 51% of the voting rights of such series, or a certificate insurer entitled to exercise the voting rights of the holders of certificates, so request in writing, the trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement. The trustee and the successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the agreement.

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

         The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of the certificates of the related series unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         The agreement generally may be amended by the parties to the agreement with the consent of the holders of outstanding certificates of the related series entitled to at least 66% of the voting rights of the series. Nevertheless, no amendment shall:

         o reduce in any manner the amount of, or delay the timing of, payments received on the mortgage assets that are required to be distributed on any certificate without the consent of the holder of such certificate,

         o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described above without the consent of the holders of certificates of the class evidencing 66% of the voting rights of such class, or

         o reduce the aforesaid percentage of certificateholders required to consent to any amendment unless each holder of a certificate consents.

A certificate insurer may obtain the right to exercise all voting rights of the holders of certificates. The agreement may also be amended by the parties to the agreement without the consent of certificateholders for the purpose of, among other things:

         o        curing any ambiguity,

         o correcting or supplementing any provisions of the agreement which may be inconsistent with any other provision of the agreement,

         o modifying, eliminating or adding to any of the provisions of the agreement to the extent necessary or appropriate to maintain the qualification of the trust, or specified assets of the trust, either as a REMIC or as a grantor trust under the Internal Revenue Code at all times that any certificates are outstanding, or

         o making any other provision with respect to matters or questions arising under the agreement or matters arising with respect to the trust which are not covered by the agreement and which shall not be inconsistent with the provisions of the agreement, provided in each case that the action shall not adversely affect in any material respect the interests of any certificateholder. No amendment or supplement shall be deemed to adversely affect in any material respect any certificateholder if there is delivered to the trustee written notification from each rating agency that provides, at the request of the depositor, a rating for the certificates of the related series to the effect that the amendment or supplement will not cause the rating agency to lower or withdraw the then current rating assigned to the certificates.

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

Termination

         Each agreement and the respective obligations and responsibilities created by the agreement shall terminate upon the distribution to certificateholders of all amounts required to be paid to them pursuant to such related agreement following:

         o to the extent specified in the related prospectus supplement, the purchase of all the mortgage assets in the related trust and all mortgaged premises acquired in respect of the trust, or

         o the later of the final payment or other liquidation of the last mortgage asset remaining in the trust or the disposition of all mortgaged premises acquired in respect of the trust.

In no event, however, will any trust continue beyond the expiration of 21 years from the death of the survivor of persons specified in the related agreement. Written notice of termination of the agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates of the related series at the corporate trust office of the trustee or its agent.


                    MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS

General

         The following discussion contains summaries of the material legal aspects of mortgage loans which are general in nature. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

The Mortgage Loans

         Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit. The single family loans, multi-family loans, conventional home improvement loans, Title I Loans and home equity lines of credit generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged premises are located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner, similar to the mortgagor; the beneficiary, who is the lender, similar to a mortgagee; and the trustee, who is a third-party grantee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure

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debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Condominiums. Particular mortgage loans may be loans secured by condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building, other than the individual condominium units, and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperative Loans. Particular mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage or make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes

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possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the cooperative shares.

Foreclosure

         Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged premises. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted

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

in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made, with the exception of some governmental liens and any redemption rights that may be granted to borrowers under applicable state law. The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged premises at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest thereon and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged premises. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged premises may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. Mortgaged premises that are acquired through foreclosure must be sold by the trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before the non-judicial sale takes place.

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

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

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

         Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Junior Mortgage Loans; Rights of Senior Mortgagees

         Some of the mortgage loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust. The rights of the trustee, and therefore the certificateholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any standard hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust in any order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a standard hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

         A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the

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

advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts, and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a credit limit amount stated in the recorded mortgage.

         Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

         In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the mortgaged premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged premises while the right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal

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

judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances servicers will not seek deficiency judgments against defaulting borrowers.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of these proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of the payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of single family loans and cooperative loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of mortgage loans.

         Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

         o are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

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

         o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations incurred before the commencement of military service, and

         o may have the maturity of obligations incurred before the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

The benefits described above are subject to challenge by creditors, however, and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in the trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect of those amounts may reduce the amounts available to be paid to the holders of the certificates of the series. If so specified in the prospectus supplement for a series, any shortfalls in interest collections on mortgage loans included in the trust for the series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of certificates of the series that is entitled to receive interest in respect of the mortgage loans in proportion to the interest that each class of certificates would have otherwise been entitled to receive in respect of the mortgage loans had the interest shortfall not occurred.

Environmental Considerations

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties, including liability under federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in some circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. The U.S. Environmental Protection Agency has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991) which provides that the EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, the EPA and the Department of Justice have adopted a policy not to proceed against lenders which are acting primarily to protect a security interest at the inception of a loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. Policy on CERCLA Enforcement Against Lenders and Government Entities that Acquire Property Involuntarily (September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to limitations and conditions.

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

         On September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996. The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and other legislation. The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA an specified the activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured creditor exemption for purposes of other legislation, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

          Many state or local laws, regulations or ordinances may also require owners or operators of property, which may include a lender in certain circumstances, to incur cleanup costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property. It is possible that cleanup costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a trust and reduce the amounts otherwise distributable to the certificateholders if a mortgaged premises securing a mortgage loan becomes the property of the trust in certain circumstances and if the cleanup costs were incurred. Moreover, some states or localities by statute or ordinance impose a lien for any cleanup costs incurred by the state or locality on the property that is the subject of such cleanup costs. Some liens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction. In both instances, the lien of the states or localities would take priority over the security interest of the trustee in a mortgaged premises in the jurisdiction in question.

         It is possible that no environmental assessment or a very limited environmental assessment of the mortgaged premises was conducted and no representations or warranties are made by the depositor or the seller to the trustee or certificateholders as to the absence or effect of adverse environmental conditions on any of the mortgaged premises. In addition, the servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of adverse environmental conditions on any mortgaged premises or any casualty resulting from the presence or effect of adverse environmental conditions, and any loss or liability resulting from the presence or effect of the adverse environmental conditions will reduce the amounts otherwise available to pay to the holders of the certificates.

         If so specified in the prospectus supplement for a series, the servicers are not permitted to foreclose on any mortgaged premises without the approval of the master servicer or the trustee. The master servicer or the trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The master servicer or the trustee is required to inquire of any servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a servicer does not foreclose on mortgaged premises, the amounts otherwise available to pay the holders of the certificates may be reduced. A servicer will not be liable to

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the holders of the certificates if it fails to foreclose on mortgaged premises that it reasonably believes may be so contaminated or affected, even if the mortgaged premises are, in fact, not so contaminated or affected. In addition, a servicer will not be liable to the holders of the certificates if, based on its reasonable belief that no contamination or effect exists, the servicer forecloses on mortgaged premises and takes title to the mortgaged premises and thereafter the mortgaged premises are determined to be so contaminated or affected.

Due-on-Sale Clauses

         The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged premises. The Garn-St Germain Depository Institutions Act of 1982 preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, which loans include conventional mortgage loans, made after the effective date of the Garn-St Germain Depository Institutions Act of 1982 are enforceable within limitations as set forth in the Act and the regulations promulgated under the Act.

         By virtue of the Garn-St Germain Depository Institutions Act , a mortgage lender generally may accelerate any conventional mortgage loan which contains a due-on-sale clause upon transfer of an interest in the mortgaged premises. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

         o the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

         o a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the mortgaged premises, in each case where the transferee(s) will occupy the mortgaged premises,

         o a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged premises,

         o the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged premises, provided that the lien or encumbrance is not created under contract for deed,

         o a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

         o other transfers as set forth in the Garn-St Germain Depository Institutions Act and the regulations thereunder.

As a result, a lesser number of mortgage loans which contain due-on-sale clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.

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Enforceability of Provisions

         The forms of mortgage note, mortgage and deed of trust used by the servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees, to the extent permitted by law and not waived by the servicers, will generally be retained by the related servicer as additional servicing compensation.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the mortgaged premises or the borrower executing a second mortgage or deed of trust affecting the mortgaged premises. In other cases, courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

         A number of federal and state laws and regulations related to residential mortgage refinance transactions contain stringent limits on interest rates and origination fees, and impose detailed disclosure requirements. In some instances, any violations of these laws and regulations by the originator of the loan could cause any affected loan to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. Any affected loan would have a significantly increased risk of default or prepayment.


                                  THE DEPOSITOR

         The depositor was incorporated in Virginia on May 6, 1996. It is a wholly owned, limited-purpose financing subsidiary of Saxon Mortgage, Inc., a Virginia corporation. Saxon Mortgage, Inc. is a wholly owned subsidiary of Saxon Capital, Inc., a Virginia corporation. Saxon Capital, Inc. is a wholly owned subsidiary of Saxon Capital Acquisition Corp., a Delaware corporation. None of Saxon Capital Acquisition Corp., Saxon Capital, Inc., Saxon Mortgage, Inc. or the depositor has guaranteed, or is otherwise obligated with respect to, the certificates of

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

any series. The principal executive offices of the depositor are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the depositor is (804) 967-7400. The depositor was formed solely for the purpose of facilitating the financing and sale of mortgage assets and other related assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage assets and other related assets and taking particular actions with respect to those assets. The depositor's Articles of Incorporation limit the depositor's business to the foregoing and place certain other restrictions on the depositor's activities.


                                 USE OF PROCEEDS

         Substantially all the net proceeds from the sale of the certificates of each series will be applied by the depositor to purchase the mortgage assets assigned to the trust underlying the series and to fund any pre-funding account.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion describes the material federal income tax consequences of the purchase, ownership and disposition of the certificates. McKee Nelson LLP, special counsel to the depositor, has delivered to the depositor its opinion stating that the discussion of federal income tax issues in this section accurately sets forth its views on those issues.

         The discussion does not, however, purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules, including insurance companies, tax-exempt organizations, financial institutions or broker-dealers and holders that will hold the certificates as other than capital assets. In particular, this discussion applies only to investors that purchase certificates directly from the issuer and hold the certificates as capital assets. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or differing interpretation perhaps with retroactive effect. The discussion does not address the state or local tax consequences of the purchase, ownership and disposition of certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the certificates.

         The discussion addresses certificates of five general types:

         o        REMIC certificates,

         o        FASIT certificates,

         o        trust certificates,

         o        partnership interests, and

         o        debt certificates.

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

         The prospectus supplement for each series of certificates will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interest, high-yield interests or ownership interests in the FASIT. As used in this section and the "ERISA Considerations" section of this prospectus, Code means the Internal Revenue Code of 1986, as amended, and IRS means the Internal Revenue Service.

REMIC Certificates

         With respect to each series of REMIC certificates representing interests in all or a portion of a trust ("REMIC mortgage pool"), McKee Nelson LLP, special counsel for the depositor, will deliver its opinion generally to the effect that, assuming that:

         o        a REMIC election is timely made in the required form,

         o there is ongoing compliance with all provisions of the related trust agreement and

         o particular representations set forth in the trust agreement are true,


the REMIC mortgage pool will qualify as a REMIC and the classes of interests offered will be considered to be regular interests or residual interests in that REMIC mortgage pool within the meaning of the Code.

         REMICs may issue one or more classes of regular interests and must issue one and only one class of residual interest. A REMIC certificate representing a regular interest in a REMIC mortgage pool will be referred to as a "REMIC regular certificate" and a REMIC certificate representing a residual interest in a REMIC mortgage pool will be referred to as a "REMIC residual certificate."

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described below under "-- Status of REMIC Certificates." In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

         Among the ongoing requirements to qualify for REMIC treatment is that substantially all the assets of the REMIC mortgage pool, as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter, must consist of only qualified mortgages and permitted investments.

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

         A qualified mortgage means:

         o any obligation, including any participation or certificate of beneficial ownership therein, which is principally secured by an interest in real property, including for this purpose any obligation secured by stock held by a person as a tenant stockholder in a cooperative housing corporation, and which is transferred to the REMIC on the closing date in exchange for REMIC certificates or is purchased within three months of the closing date,

         o        any qualified replacement mortgage,

         o any regular interest in another REMIC transferred to the REMIC on the closing date in exchange for REMIC certificates, or

         o beginning on September 1, 1997, particular regular interests in a FASIT.

         Any property acquired as a result of a foreclosure or deed in lieu with respect to a qualified mortgage ("foreclosure property") is required generally to be disposed of within two years. The REMIC Regulations treat an obligation secured by a manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location as an obligation secured by real property without regard to the treatment of the obligation or the property under state law.

         Taxation of REMIC Regular Certificates. Except as otherwise stated in this discussion, the REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC mortgage pool and not as ownership interests in the REMIC mortgage pool or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC regular certificate will be treated as ordinary income to the holder of the REMIC regular certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC regular certificate will be treated as a return of capital to the extent of such holder's basis in the REMIC regular certificate. Holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         Original Issue Discount. Certain REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code. Holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The certificateholders will receive reports annually, or more frequently if required, with respect to the original issue discount accruing on the REMIC regular certificates as may be required under section 6049 of the Code and the regulations thereunder. See "-- Reporting and Other Administrative Matters of REMICs."

         Rules governing original issue discount are set forth in sections 1271 through 1273 and 1275 of the Code and in the regulations thereunder (the "OID Regulations"). Section 1272(a)(6) provides special original issue discount rules applicable to REMIC regular certificates. The OID Regulations do not address all issues presented by debt instruments subject to Code Section 1272(a)(6).

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

         Section 1272(a)(6) requires that a mortgage prepayment assumption be used in computing the accrual of original issue discount on REMIC regular certificates and for certain other federal income tax purposes. The prepayment assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Conference Committee Report to the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. In reporting original issue discount, a prepayment assumption consistent with this standard will be used. Nevertheless, the depositor does not make any representation that prepayment will in fact be made at the rate reflected in the prepayment assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding to purchase any of the REMIC regular certificates. The prospectus supplement with respect to a series of REMIC certificates will disclose the prepayment assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

         The total amount of original issue discount on a REMIC regular certificate is the excess of the stated redemption price at maturity of the REMIC regular certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC regular certificates will be the price at which a substantial amount thereof are first sold to the public, excluding bond houses and brokers. The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on such certificate other than qualified stated interest.

         If a REMIC regular certificate is sold with accrued interest that relates to a period prior to the closing date of the REMIC regular certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC regular certificate. In addition, that portion of the first interest payment in excess of interest accrued from the closing date to the first distribution date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC regular certificates, and as excludable from income when received as a payment of interest on the first distribution date, except to the extent of any accrued market discount as of that date. The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest may be treated as a separate asset, and hence is not includible in a REMIC regular certificate's issue price or stated redemption price at maturity, whose cost is recovered entirely out of interest paid on the first distribution date.

         Under the OID Regulations, qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the certificate at either:

         o a single fixed rate that appropriately takes into account the length of the interval between payments, or

         o a current value of a single qualified floating rate or "objective rate" (each, a "Single Variable Rate").

         A current value is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

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

         A qualified floating rate is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Such a rate remains qualified even though it is multiplied by

         (1)      a fixed, positive multiple greater than 0.65 but not exceeding
                  1.35,

         (2)      increased or decreased by a fixed rate, or

         (3)      both (1) and (2).

         Certain combinations of rates constitute a single qualified floating rate, including (1) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate and
(2) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument. A combination of these rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25 percentage points of one another. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if the restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction.

         An objective rate is a rate determined using a single fixed formula and based on objective financial information or economic information, excluding a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25 percentage points.

         Under the foregoing rules, some of the payments of interest on a REMIC regular certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. REMIC regular certificates other than certificates providing for variable rates of interest are not anticipated to have stated interest other than qualified stated interest, but, if any REMIC regular certificates are so offered, appropriate disclosures will be made in the prospectus supplement. Some or all of the payments on REMIC regular certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such certificates. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payments or the terms of the REMIC regular certificates or the conditions surrounding their issuance make the likelihood of late payment or nonpayment a remote contingency. Although not free from doubt, unless the prospectus supplement for a series indicates otherwise, the trustee for each series will treat all stated interest on the certificates as qualified stated interest.

         Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC regular certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the REMIC regular certificate multiplied by the number of complete years to its weighted average maturity. For this purpose, the weighted average maturity is computed as the sum of the products of each payment, other than a payment of qualified stated interest, multiplied by a fraction the numerator of which is the number of complete years from the issue date until such payment is made and the denominator of which is the stated redemption price at maturity. Although not free from doubt, the trustee for each series will take into account the prepayment assumption in computing the weighted average maturity of a certificate for purposes of determining whether any certificate has de minimis OID.

         The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding principal balance of the REMIC regular certificate. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount, together with stated interest, market discount and original issue discount, into income currently based on a constant yield method. See "-- Market Discount" and "-- Premium."

         Each holder of a REMIC regular certificate must include in gross income the sum of the daily portions of original issue discount on its REMIC regular certificate for each day during its taxable year on which it held such REMIC regular certificate. For this purpose, in the case of an original holder of a REMIC regular certificate, a calculation will first be made of the portion of the original issue discount that accrued during each accrual period, generally each period that ends on a date that corresponds to a distribution date on the REMIC regular certificate and begins on the first day following the immediately preceding accrual period, or in the case of the first such period, begins on the closing date. For any accrual period, this portion will equal the excess of (1) the sum of (A) the present value of all the distributions remaining to be made on the REMIC regular certificate, as of the end of the accrual period, that are included in the stated redemption price at maturity and (B) the sum of distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price at maturity over (2) the adjusted issue price of such REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in clause (1)(A) of the preceding sentence will be calculated based on (1) the yield to maturity of the REMIC regular certificate, calculated as of the closing date, giving effect to the prepayment assumption, (2) events, including actual prepayments, that have occurred prior to the end of the accrual period and (3) the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount with respect to the REMIC regular certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the closing date and the first distribution date that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

         A subsequent purchaser of a REMIC regular certificate that purchases such REMIC regular certificate at a cost, not including payment for accrued qualified stated interest, less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC regular certificate, the daily portions of original issue discount with respect to such REMIC regular certificate, but reduced, if the cost exceeds the adjusted issue price, by an amount equal to the product of (1) the daily portions and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the REMIC regular certificate for all days on or after the day of purchase. The adjusted issue price of a REMIC regular certificate on any given day is equal to the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the REMIC regular certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

         There is uncertainty concerning the application of section 1272(a)(6) of the Code and the OID Regulations to REMIC regular certificates bearing interest at one or more variable rates. In the absence of other authority, the provisions of the OID Regulations governing variable rate debt instruments will be used as a guide in adapting the provisions of section 1272(a)(6) to such certificates for the purpose of preparing reports furnished to certificateholders. A REMIC regular certificate bearing interest at a Single Variable Rate will take into account for each accrual period an amount corresponding to the sum of (1) the qualified stated interest accruing on the outstanding principal balance of the REMIC regular certificate, as the stated interest rate for that certificate varies from time to time, and (2) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC regular certificate, having the same principal balance and schedule of payments of principal as such certificate, subject to the same prepayment assumption, and bearing interest at a fixed rate equal to the applicable qualified floating rate or qualified inverse floating rate in the case of a REMIC regular certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the certificate in the case of a REMIC regular certificate providing for an objective rate other than a qualified inverse floating rate, in each case as of the closing date. Holders of REMIC regular certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a certificate first will be determined for an equivalent debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for a qualified floating rate or qualified inverse floating rate, such rate as of the closing date, with appropriate adjustment for any differences in intervals between interest adjustment dates, and (b) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the REMIC regular certificate. If the interest paid or accrued with respect to a Multiple Variable Rate certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment, to interest or original issue discount, as applicable, to the certificateholder's taxable income for the taxable period or periods to which such difference relates.

         In the case of a REMIC regular certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rate provided by the certificate and must be such that the fair market value of the REMIC regular certificate as of the closing date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

         Market Discount. The purchaser of a REMIC regular certificate at a market discount -- that is, at a purchase price less than the stated redemption price at maturity (or, in the case of a REMIC regular certificate issued with original issue discount, the REMIC regular certificate's adjusted issue price (as defined under "REMIC Certificates -- Original Issue Discount")) -- will recognize market discount upon receipt of each payment of principal. In particular, the holder will generally be required to allocate each payment of principal on a REMIC regular certificate first to accrued market discount and to recognize ordinary income to the extent the principal payment does not exceed the aggregate amount of accrued market discount on the REMIC regular certificate not previously included in income. The market discount must be included in income in addition to any original issue discount includible in income.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. The election, if made, will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election is made, the certificateholder is deemed to have made an election to include on a current basis market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. A taxpayer may not revoke an election to accrue interest, discount and premium on a constant yield method without the consent of the IRS.

         Under a statutory de minimis exception, market discount with respect to a REMIC regular certificate will be considered to be zero for purposes of sections 1276 through 1278 of the Code if it is less than 0.25% of the stated redemption price at maturity of such REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting the de minimis rule with respect to original issue discount, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same principle will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC regular certificate would be treated in a manner similar to de minimis original issue discount. See "REMIC certificates -- Original Issue Discount." Such treatment would result in de minimis market discount being included in income at a slower rate than market discount would be required to be included using the method described in the preceding paragraph.

         The Treasury Department is authorized to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments the principal of which is payable in more than one installment. Nevertheless, no such regulations have been issued. Until regulations are issued, certain rules described in the Committee Report might apply. Under those rules, the holder of a REMIC regular certificate purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. The prepayment assumption, if any, used in calculating the accrual of original issue discount should be used in calculating the accrual of market discount. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. Because regulations have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         A certificateholder generally will be required to treat a portion of any gain on sale or exchange of a REMIC regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods less market discount previously reported as ordinary income as distributions in reduction of the stated redemption price at maturity were received. See "-- Sales of REMIC Certificates" below. A certificateholder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC regular certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest expense deferral rule described above will not apply.

         Premium. A REMIC regular certificate purchased at a cost, not including payment for accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC regular certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that apply to accrual of market discount on installment obligations also apply in amortizing premium under Code Section 171 on installment obligations such as the REMIC regular certificates.

         Treasury regulations concerning amortization of premium ("the Premium Regulations") describe the constant yield method under which premium is amortized and provide that the resulting offset to interest income may be taken into account only as a certificateholder takes the corresponding interest income into account under the holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise its redemption rights in the manner that maximizes the certificateholder's yield and the certificateholder will exercise its option in a manner that maximizes the certificateholder's yield. The Premium Regulations do not apply to debt instruments subject to section 1272(a)(6) of the Code. Nevertheless, if a certificateholder elects to amortize premium for the taxable year containing the effective date of March 2, 1998, the Premium Regulations will apply to all the certificateholder's debt instruments held on or after the first day of that taxable year.

         Treatment of Subordinated Certificates. REMIC regular certificates may include one or more classes of subordinated certificates. Holders of subordinated certificates will be required to report income with respect to such certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any mortgage loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a certificateholder of a subordinated certificate in any period could exceed the amount of cash distributed to such certificateholder in that period.

         Although not entirely clear, it appears that: (a) a holder who holds a subordinated REMIC regular certificate in the course of a trade or business or a corporate holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of its partial or complete worthlessness and (b) a noncorporate holder who does not hold a subordinated REMIC regular certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of its complete worthlessness. Special rules are applicable to banks and thrift institutions. Holders of subordinated certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to subordinated certificates.

         Status of REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute a "loans secured by interests in real property" within the meaning of section 7701(a)(19)(C)(xi) of the Code in the same proportion that the assets of the REMIC mortgage pool underlying such certificates would be treated as "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C)(i) through (x). REMIC certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B), and any amount includible in gross income with respect to the REMIC certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC would be treated as "interests in real property" as defined in section 856(c)(5)(C) or, as provided in the Committee Report, as "real estate assets" as defined in section 856(c)(5)(B)) and as "interest on obligations secured by mortgages on real property or on interests in real property," respectively. See, in this regard, "Trust Certificates -- Characterization of Investments in Trust Certificates -- Buydown Mortgage Loans," below. Moreover, if 95% or more of the assets qualify for any of the foregoing treatments, the REMIC certificates, and income thereon, will qualify for the corresponding status in their entirety. The

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investment of amounts in any reserve fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on qualified mortgages held pending distribution are considered part of the qualified mortgages for purposes of section 856(c)(5)(B) of the Code; it is unclear whether such collected payments would be so treated for purposes of section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should be denied. The determination as to the percentage of the REMIC's assets, or income, that will constitute assets, or income, described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis, or average amount of income, of each category of the assets held, or income accrued, by the REMIC during such calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. The prospectus supplement or the related Current Report on Form 8-K for each series of REMIC certificates will describe the assets as of the cut off date. REMIC certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of section 582(c)(1).

         For purposes of characterizing an investment in REMIC certificates, a contract secured by a manufactured home qualifying as a single family residence under section 25(e)(10) of the Code will constitute (1) a real estate asset within the meaning of section 856 and (2) an asset described in section 7701(a)(19)(C).

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of certificates, McKee Nelson LLP, special counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related trust agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the Code. Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of section 856(c)(5)(B) of the Code, and assets described in section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

         Taxation of REMlC Residual Certificates. An owner of a REMIC residual certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Basis Rules and Distributions", the net loss of the REMIC mortgage pool for each day during a calendar quarter that the Residual Owner owned such REMIC residual certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC mortgage pool for such quarter, and by allocating the daily portions among the Residual Owners, on such day, in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Taxable

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income from Residual certificates may exceed cash distributions with respect thereto in any taxable year.

         The tax treatment of any payments received by a Residual Owner in connection with the acquisition of such certificate is unclear. Such payments may be taken into account in determining the income of such holder. Alternatively, a holder may take another position. Because of the uncertainty concerning the treatment of such payments, Residual Owners should consult their tax advisers concerning the treatment of such payments for income tax purposes.

         Taxable Income or Net Loss of the REMIC Mortgage Pool. The taxable income or net loss of the REMIC mortgage pool reflects a netting of income from the qualified mortgages, any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates and the deductions and losses allowed to the REMIC mortgage pool. Such taxable income or net loss for a given calendar quarter is determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. First, a deduction is allowed for accruals of interest, including original issue discount, on the REMIC regular certificates. Second, market discount equal to the excess of any qualified mortgage's adjusted issue price (as determined under "-- REMIC Certificates -- Market Discount", and "--Premium") over its fair market value at the time of its transfer to the REMIC mortgage pool generally will be included in income as it accrues, based on a constant yield method and on the prepayment assumption. For this purpose, the fair market value of the mortgage loans will be treated as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. If one or more classes of REMIC regular certificates or REMIC residual certificates are retained by the depositor, the value of such retained interests will be estimated in order to determine the fair market value of the qualified mortgages for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "-- Prohibited Transactions and Other Possible REMIC Taxes") is taken into account. Fourth, the REMIC mortgage pool generally may deduct only items that would be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 does not apply at the REMIC mortgage pool level to investment expenses such as trustee fees or the servicing fees paid to the master servicer or sub-servicers, if any. See, however, "-- Pass through of Servicing Fees". If the deductions allowed to the REMIC mortgage pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC mortgage pool for that calendar quarter.

         Basis Rules and Distributions. A Residual Owner will not include any distribution by a REMIC mortgage pool in gross income to the extent it is less than the adjusted basis of such Residual Owner's interest in a REMIC residual certificate. The distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC residual certificate, it will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Certificates." The adjusted basis of a REMIC residual certificate is equal to the amount paid for the REMIC residual certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest.

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

         A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

         The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC mortgage pool or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Certificates."

         Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that the Residual Owner held such REMIC residual certificate. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate," generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR," in effect at the time of issuance of the REMIC residual certificate. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter is the issue price of the REMIC residual certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC residual certificate before the beginning of such quarter. The issue price of a REMIC residual certificate (a) if it is publicly offered is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold, or (b) if it is not public offered, is its fair market value on the pricing date when the prices of the REMIC regular certificates are fixed.

         For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "--Foreign Investors in REMIC Certificates."

         Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than excess inclusions and may not be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section

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857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by such shareholder.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates are disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such noneconomic REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, at the time of its transfer and based on the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents: (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC residual certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         Tax-Exempt Investors. Tax-exempt organizations, including employee benefit plans, that are subject to tax on unrelated business taxable income, as defined in section 511 of the Code, will be subject to tax on any excess inclusions attributed to them as owners of Residual certificates. Excess inclusion income associated with a Residual certificate may significantly exceed cash distributions with respect thereto. See "-- Excess Inclusions."

         Generally, tax-exempt organizations that are not subject to federal income taxation on unrelated business taxable income pursuant to section 511 of the Code are treated as disqualified organizations. Under provisions of the agreement, such organizations generally are prohibited from owning Residual certificates. See "-- Sales of REMIC Certificates."

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         Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security and thus may not be marked to market.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of such REMIC regular certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC regular certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC regular certificate. The adjusted basis of a REMIC residual certificate will be determined as described under "-- Basis Rules and Distributions." Gain from the disposition of a REMIC regular certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (2) the amount actually includible in such holder's income. Except as otherwise provided under "-- Market Discount" and "-- Premium" and under section 582(c) of the Code, any additional gain or any loss on the sale or exchange of a REMIC certificate will be capital gain or loss, provided such REMIC certificate is held as a capital asset (generally, property held for investment) within the meaning of section 1221. The Code currently provides for a top marginal tax rate of 39.6% for individuals with a maximum marginal tax rate for long-term capital gains of individuals at 20%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

         All or a portion of any gain from the sale of a REMIC certificate that might otherwise be capital gain may be treated as ordinary income (1) if such certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate AFR in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction or (2) in the case of a noncorporate taxpayer that has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

         If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification

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will in fact be implemented or, if implemented, what its precise nature or effective date would be.

         Transfers of a REMIC residual certificate to certain disqualified organizations are subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The agreement requires, as a prerequisite to any transfer of a residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a residual certificate to a disqualified organization void.

         In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a pass through entity means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.

         Pass through of Servicing Fees. In general, Residual Owners take into account taxable income or net loss of the related REMIC mortgage pool. Consequently, expenses of the REMIC mortgage pool to service providers, such as servicing compensation of the master servicer and the servicers, will be allocated to the holders of the REMIC residual certificates, and therefore will not affect the income or deductions of holders of REMIC regular certificates. In the case of a single-class REMIC (as described below), however, such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC regular certificates and REMIC residual certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in sections 56(b)(1) and 67 of the

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Code. Generally, any holder of a REMIC residual certificate and any holder of a
REMIC regular certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass through entity holding such a REMIC certificate) are permitted to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC residual certificates, and REMIC regular certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts.

         A single-class REMIC is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation section 301.7701-4(c) in the absence of a REMIC election or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC regular certificates. The master servicer intends (subject to certain exceptions which, if applicable, will be stated in the applicable prospectus supplement) to treat each REMIC mortgage pool as other than a single-class REMIC, consequently allocating servicing compensation expenses and related income amounts entirely to REMIC residual certificates.

         Prohibited Transactions and Other Possible REMIC Taxes. The Code imposes a tax on REMIC mortgage pools equal to 100% of the net income derived from prohibited transactions. In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects net income from foreclosure property to tax at the highest corporate rate. It is not anticipated that a REMIC mortgage pool will engage in any such transactions or receive any such income.

         Termination of a REMIC Mortgage Pool. In general, no special tax consequences will apply to a holder of a REMIC regular certificate upon the termination of the REMIC mortgage pool by virtue of the final payment or liquidation of the last mortgage asset remaining in the REMIC mortgage pool. If a Residual Owner's adjusted basis in its REMIC residual certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

         Reporting and Other Administrative Matters of REMICs. Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC regular certificates which are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income

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information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC mortgage pool must also comply with rules requiring the face of a REMIC certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

         The REMIC regular certificate information reports must include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC mortgage pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Backup Withholding with Respect to REMIC Certificates. Distribution of interest and principal on REMIC regular certificates, as well as payment of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code at a rate of 31 percent if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

         Foreign Investors in REMIC Certificates. Except as qualified below, payments made on a REMIC regular certificate to a REMIC regular certificateholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (1) the holder of the certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such certificate, (2) the holder of such certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder and (3) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

         "U.S. Person" means (i) a citizen or resident of the United States;
(ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United

States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons having authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Holders of REMIC regular certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC residual certificates. Further, the foregoing rules will not apply to exempt a United States shareholder (as such term is defined in section 951 of the Code) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

         Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC residual certificate. It is unclear, however, whether distributions on REMIC residual certificates will be eligible for the general exemption from withholding tax that applies to REMIC regular certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC residual certificate are to be considered paid on the obligations held by the REMIC mortgage pool, rather than on the certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC mortgage pool would so qualify. Such withholding tax generally is imposed at a rate of 30 percent but is subject to reduction under any tax treaty applicable to the Residual Owner. Nevertheless, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by Non-U.S. Persons, the provisions of the REMIC Regulations, relating to the transfer of residual interests to Non-U.S. Persons may be read to imply that withholding with respect to excess inclusion income is to be determined by reference to the amount of the excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual certificates held by Non-U.S. Persons could be subject to withholding at rates as high as 100%, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual certificates. See "REMIC Certificates -- Excess Inclusions."

         Certain restrictions relating to transfers of REMIC residual certificates to and by investors who are Non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC residual certificates to a Non-U.S. Person that have tax avoidance potential are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC residual certificate to a Non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual certificateholder amounts that will equal at least 30 percent of each excess inclusion and (2) that

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such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC residual certificate to a U.S. Person (or to a Non-U.S. Person in whose hands income from the REMIC residual certificate would be effectively connected) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC residual certificate. Thus, the REMIC's liability to withhold 30 percent of the excess inclusions is not terminated even though the REMIC residual certificate is no longer held by a Non-U.S. Person.

         Treasury regulations may affect the United States taxation of foreign investors in REMIC certificates. The withholding regulations are generally proposed to be effective for payments after December 31, 2000, regardless of the issue date of the REMIC certificate with respect to which such payments are made, subject to certain transition rules. The withholding regulations provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above and would replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The withholding regulations also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

FASIT Certificates

         General. With respect to a particular series of certificates, an election may be made to treat the trust or one or more trusts or segregated pools of assets therein as one or more FASITs within the meaning of section 860L of the Code. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. A trust or a portion or portions thereof as to which one or more FASIT elections will be made will be referred to as a "FASIT Pool." For purposes of this discussion, certificates of a series as to which one or more FASIT elections are made are referred to as "FASIT certificates" and will consist of one or more classes of "FASIT Regular certificates" and one "Ownership Interest Security" in the case of each FASIT Pool. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT certificates. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT certificates.

         Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT certificates, special counsel has advised the depositor that in their opinion (unless otherwise limited in the related prospectus supplement), assuming (1) the making of an appropriate election, (2) compliance with all provisions of the related agreement and (3)

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compliance with the applicable provisions of the law, including any amendments to the Code or applicable Treasury regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the FASIT Regular certificates will be considered to be "regular interests" in the FASIT Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Ownership Interest Security will be considered to be the "ownership interest" in the FASIT Pool, which generally is not treated as debt for tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections with respect to the related trust will be made and will also cover any material federal income tax consequences applicable to the holders of FASIT certificates.

         Status of FASIT Regular Certificates. FASIT Regular certificates held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such certificates will be considered Qualifying REIT Interest to the same extent that REMIC certificates would be so considered. FASIT Regular certificates held by a thrift institution taxed as a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates -- Status as REMIC Certificates." In addition, FASIT Regular certificates held by a financial institution to which section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT certificates will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Qualification as a FASIT. On order for the FASIT Pool to qualify as a FASIT, there must be ongoing compliance on the part of the FASIT Pool with the requirements set forth in the Code. The FASIT Pool will qualify under the Code as a FASIT in which the FASIT Regular certificates and the Ownership Interest Security will constitute the "regular interests" and the "ownership interest," respectively, if (1) a FASIT election is in effect, (2) certain tests concerning
(a) the composition of the FASIT Pool's assets and (b) the nature of the Holders' interests in the FASIT Pool are met on a continuing basis and (3) the FASIT Pool is not a regulated company as defined in section 851(a) of the Code.

         Asset Composition. In order for a FASIT Pool to be eligible for FASIT status, substantially all of the assets of the FASIT Pool must consist of permitted assets as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include

         o        cash or cash equivalents,

         o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate),

         o        foreclosure property,

         o certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

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         o        contract rights to acquire qualifying debt instruments or
                  qualifying hedging instruments,

         o        FASIT regular interests and

         o        REMIC regular interests.

Permitted assets do not include any debt instruments issued by the Holder of the Ownership Interest Security or by any person related to such Holder.

         Interests in a FASIT. In addition to the FASIT Qualification Test, the interests in a FASIT also must meet certain requirements. All the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held directly by a fully taxable domestic corporation. A FASIT interest generally qualifies as a regular interest if,

         (1)      it is designated as a regular interest,

         (2) it has a stated maturity (including options to renew) no greater than thirty years,

         (3)      it entitles its Holder to a specified principal amount,

         (4) the issue price of the interest does not exceed 125% of its stated principal amount,

         (5) the yield to maturity of the interest is less than the applicable federal rate published by the IRS plus 5%, and

         (6) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "-- REMIC Certificates -- Taxation of Regular Certificates -- Variable Rate Regular Certificates."

         If a FASIT certificate fails to meet one or more of the requirements set out in items 3, 4 or 5 above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT certificate fails to meet the requirements of item (6), but the interest payable on the FASIT certificate consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the certificate, the certificate also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on the use of losses to offset income derived from such interest. See "-- FASIT Certificates -- Tax Treatment of FASIT Regular Certificates -- Treatment of High-Yield Interests."

         Consequences of Disqualification. If a FASIT Pool fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is

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uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT Regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Certificates. Payments received by Holders of FASIT Regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular certificates. As in the case of Holders of REMIC regular certificates, Holders of FASIT Regular certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular certificate generally will be treated as ordinary income to the Holder and a principal payment on such certificate will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. Holders of FASIT Regular certificates issued with original issue discount or acquired with market discount or premium, generally will treat interest and principal payments on such certificates in the same manner described for REMIC regular certificates. See""-- REMIC Certificates --Taxation of Regular Certificates -- Market Discount," and "--Premium."

         If a FASIT Regular certificate is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the same manner as that described for REMIC regular certificates. See "-- REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." In addition, if a FASIT Regular certificate becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the Holder of such certificate should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

         Treatment of High-Yield Interests. High-Yield Interests are subject to taxation as FASIT Regular Interests. In addition, High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT certificate with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield

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Interest, for either regular income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular certificate and that have the same features as High-Yield Interests.

         Tax Treatment of Ownership Interest Security. A FASIT is not subject to taxation. An Ownership Interest Security represents the residual equity interest in a FASIT. As such, the Holder of an Ownership Interest Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the Holder of an Ownership Interest Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of an Ownership Interest Security is treated as ordinary income. In determining that taxable income, the Holder of an Ownership Interest Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the Holder of Ownership Interest certificates are subject to the same limitations on its ability to use losses to offset income from its FASIT Security as are the Holders of High-Yield Interests. See "-- FASIT Certificates -- Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to Ownership Interest certificates. Accordingly, losses on dispositions of an Ownership Interest Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other Ownership Interest Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool that is economically comparable to an Ownership Interest Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related Ownership Interest Security was required to be marked-to-market under section 475 of the Code by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of an Ownership Interest Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

         o the receipt of income derived from assets that are not permitted assets,

         o        certain dispositions of permitted assets,

         o the receipt of any income derived from any loan originated by a FASIT, and

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         o        in certain cases, the receipt of income representing a
                  servicing fee or other compensation. Any FASIT Pool for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT certificates will be subject to backup withholding to the same extent as Holders of REMIC certificates. See "-- REMIC Certificates -- Backup Withholding." For purposes of reporting and tax administration, Holders of FASIT certificates generally will be treated in the same manner as Holders of REMIC certificates.

Trust Certificates

         Classification of Trust Certificates. With respect to each series of trust certificates for which no REMIC or FASIT election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC Provisions and the FASIT Provisions), McKee Nelson LLP, special counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the arrangements pursuant to which the related trust will be administered and such trust certificates will be issued will not be classified as an association taxable as a corporation and that each such trust will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I, of subchapter J of the Code.

         A trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related trust, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the net rate on the related mortgage assets) is referred to as a "trust fractional certificate" and a trust certificate representing an equitable ownership of all or a portion of the interest paid on each mortgage loan constituting the related trust (net of normal servicing fees) is referred to as a "trust interest certificate."

Characterization of Investments in Trust Certificates.

         Trust Fractional Certificates. In the case of trust fractional certificates, McKee Nelson LLP, special counsel to the depositor, will deliver their opinion that, in general (and subject to the discussion below under "-- Buydown Mortgage Loans"), (1) trust fractional certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; (2) trust fractional certificates held by a real estate investment trust will represent "real estate assets" within the meaning of section 856(c)(5)(B) and interest on trust fractional certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(5)(B) of the Code; and (3) trust fractional certificates acquired by a REMIC in accordance with the requirements of section 860G (a)(3)(A)(i) and (ii) or section 860G(a)(4)(B) will be treated as qualified mortgages within the meaning of section 860D(a)(4).

         Trust Interest Certificates. Although there appears to be no policy reason not to accord to Trust Interest certificates the treatment described above for trust fractional certificates, there is no authority addressing such characterization for instruments similar to trust Interest certificates.

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Consequently, it is unclear to what extent, if any, (1) a trust Interest certificate owned by a domestic building and loan association within the meaning of section 7701 (a) (19) of the Code will be considered to represent "loans . .
 . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v); and (2) a real estate investment trust which owns a trust Interest certificate will be considered to own real estate assets within the meaning of section 856(c)(5)(B), and interest income thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in trust Interest certificates is material should consult their own tax advisers regarding whether the trust Interest certificates, and the income therefrom, will be so characterized.

         Buydown Mortgage Loans. The assets of certain trusts may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of trust certificates should consult their own tax advisers with respect to characterization of investments in trusts that include buydown mortgage loans.

         Although the matter is not entirely free from doubt, the portion of a trust certificate representing an interest in buydown mortgage loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent the outstanding principal balance of the buydown mortgage loans exceeds the amount held from time to time in the buydown fund. It is also possible that the entire interest in buydown mortgage loans may be so considered, because the fair market value of the real property securing each buydown mortgage loan will exceed the amount of such loan at the time it is made. Section 1.593-11(d)(2) of the Treasury regulations suggests that this latter treatment may be available, and Revenue Ruling 81-203, 1981-2 C.B. 137 may be read to imply that apportionment is generally required whenever more than a minimal amount of assets other than real property may be available to satisfy purchasers' claims.

         For similar reasons, the portion of such trust certificate representing an interest in buydown mortgage loans may be considered to represent "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Section 1.856-5 (c)(1)(i) of the Treasury regulations specifies that, if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B).

         Taxation of Trust Fractional Certificates. Each holder of a trust fractional certificate (a "trust fractional certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the assets in a trust. Accordingly, each trust fractional certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the mortgage assets and received directly its share of the payments on such mortgage assets. Because those interests may represent interests in "stripped bonds" or "stripped coupons" within the meaning of section 1286 of the Code, such interests would be considered to be newly issued

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debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the mortgage assets and the amount includible in income on account of a trust fractional certificate may differ significantly from the amount payable thereon from payments of interest on the mortgage assets. Each trust fractional certificateholder may report and deduct its allocable share of the servicing and related fees and expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the mortgage assets and paid directly its share of the servicing and related fees and expenses. A holder of a trust fractional certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by trust fractional certificateholders in lieu of amounts due with respect to any mortgage assets but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

         Purchasers of trust fractional certificates identified in the applicable prospectus supplement as representing interests in Stripped mortgage assets should read the material under "-- Application of Stripped Bond Rules," "-- Market Discount and Premium" and "-- Allocation of Purchase Price" for a discussion of particular rules applicable to their certificates. A "stripped mortgage asset" means a mortgage asset having a Retained Yield (as that term is defined below) or a mortgage asset included in a trust having either trust interest certificates or more than one class of trust fractional certificates or identified in the prospectus supplement as related to a class of trust certificates identified as representing interests in stripped mortgage assets.

         Purchasers of trust fractional certificates identified in the applicable prospectus supplement as representing interests in unstripped mortgage assets should read the material under "-- Treatment of Unstripped Certificate," "-- Market Discount and Premium," and "-- Allocation of Purchase Price" for a discussion of particular rules applicable to their certificates. Nevertheless, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the master servicer or sub-servicers as an interest in the mortgage assets, essentially equivalent to that portion of interest payable with respect to each mortgage asset that is retained ("Retained Yield"). If such a view were sustained with respect to a particular trust, such purchasers would be subject to the rules set forth under "-- Application of Stripped Bond Rules" rather than those under "-- Treatment of Unstripped Certificates." Saxon Asset Securities Company does not expect any servicing fee or master servicing fee to constitute a retained interest in the mortgage assets; nevertheless, prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in trust fractional certificates.

         Application of Stripped Bond Rules. Each trust will consist of an interest in each of the mortgage assets relating thereto, exclusive of the Retained Yield, if any. With respect to each series of certificates McKee Nelson LLP, special counsel to the depositor, will deliver their opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the owner thereof in a portion of each interest payment on the underlying mortgage assets. The sale of the trust certificates associated with any trust for which there is a class of trust

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interest certificates or two or more classes of trust fractional certificates bearing different interest rates or of trust certificates identified in the prospectus supplement as representing interests in stripped mortgage assets (subject to certain exceptions which, if applicable, will be stated in the applicable prospectus supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each mortgage asset and some of or all the interest payable thereon. As a consequence, each stripped mortgage asset will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each trust fractional certificateholder to accrue and report income attributable to its share of the principal and interest on each of the stripped mortgage assets as original issue discount on the basis of the yield to maturity of such stripped mortgage assets, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Certificates -- Original Issue Discount." The yield to maturity of a trust fractional certificateholder's interest in the stripped mortgage loans will be calculated taking account of the price at which the holder purchased the certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to trust fractional certificates, in reporting to trust fractional certificateholders such certificates will be treated as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the mortgage assets and the amount of original issue discount on such certificates will be determined accordingly. See "-- Aggregate Reporting."

         Under Treasury regulations, original issue discount determined with respect to a particular stripped mortgage loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "-- REMIC Certificates -- Original Issue Discount." Those regulations also provide that original issue discount so determined with respect to a particular stripped mortgage asset will be treated as market discount if the rate of interest on the stripped mortgage asset, including a reasonable servicing fee, is no more than one percentage point less than the unstripped rate of interest. See "-- Market Discount and Premium." The foregoing de minimis and market discount rules will be applied on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan-by-loan basis. The loan-by-loan information required for such application of those rules may not be available. See "-- Aggregate Reporting."

         Subsequent purchasers of the certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the certificates. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a trust fractional certificate is acquired, based on the characteristics of the mortgage assets at that time.

         Variable Rate Certificates. There is considerable uncertainty concerning the application of the OID Regulations to mortgage assets bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to certificateholders, stripped mortgage assets bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) will be treated as subject to the provisions of the OID Regulations governing variable rate debt instruments. The effect of the application of such

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provisions generally will be to cause certificateholders holding trust fractional certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "-- REMIC Certificates -- Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates),
(b) for a qualified inverse floating rate, such rate as of the closing date and
(c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the trust fractional certificate. If the interest paid or accrued with respect to a variable rate trust fractional certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the certificateholder's taxable income for the taxable period or periods to which such difference relates.

         The provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the mortgage assets, or to stripped certificates representing interests in such mortgage assets. If variable rate trust fractional certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such certificates may be subject to the provisions of the Contingent Debt Regulations. The application of those provisions to instruments such as the trust fractional certificates is subject to differing interpretations. Prospective purchasers of variable rate trust fractional certificates are advised to consult their tax advisers concerning the tax treatment of such certificates.

         Aggregate Reporting. The trustee intends in reporting information relating to original issue discount to certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a loan-by-loan basis (or on the basis of the rights to individual payments) taking account of an allocation of the investor's basis in the certificates among the interests in the various mortgage assets represented by such certificates according to their respective fair market values. Investors should be aware that after the fact it may not be possible to reconstruct fact sufficient loan-by-loan information should the IRS require a computation on that basis.

         Because the treatment of the certificates under the OID Regulations is both complicated and uncertain, certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on certificates.

         Treatment of Unstripped Certificates. Mortgage assets in a fund for which there is neither any class of trust interest certificates, nor more than one class of trust fractional certificates, nor any Retained Yield otherwise identified in the prospectus supplement as being unstripped mortgage assets ("unstripped mortgage assets") will be treated as wholly owned by the trust fractional certificateholders of the stated trust. Trust fractional certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "-- REMIC Certificates -- Original Issue Discount") from unstripped mortgage assets as and when collected by the trustee. Trust fractional certificateholders using an accrual method of accounting must take into account
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their pro rata shares of qualified stated interest from unstripped mortgage assets as it accrues or is received by the trustee, whichever is earlier.

         Sections 1272 through 1275 of the Code provide generally for the inclusion of original issue discount in income on the basis of a constant yield to maturity. Nevertheless, the application of the OID Regulations to mortgage loans is unclear in certain respects. The OID Regulations provide a de minimis rule for determining whether certain self-amortizing installment obligations are to be treated as having original issue discount. Such obligations have original issue discount if the points charged at origination (or other loan discount) exceed the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the term of the mortgage loan, or because of the use of an index that does not vary in a manner approved in the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "-- REMIC Certificates -- Original Issue Discount" and "-- Application of Stripped Bond Rules" and "-- Variable Rate Certificates."

         A subsequent purchaser of a trust fractional certificate that purchases such certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the unstripped mortgage assets will also be required to include in gross income, for each day on which it holds such trust fractional certificate, its allocable share of the daily portion of original issue discount with respect to each unstripped mortgage asset. That allocable share is reduced, if the cost of such subsequent purchaser's interest in such unstripped mortgage asset exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an unstripped mortgage asset on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such unstripped mortgage asset at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day reduced by the aggregate amount of payments made (other than payments of qualified stated interest) during such accrual period prior to such day.

         Market Discount and Premium. In general, if the Stripped Bond Rules do not apply to a trust fractional certificate, a purchaser of a trust fractional certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any unstripped mortgage asset is less than its allocable share of the "adjusted issue price" of such mortgage asset. See "-- Treatment of Unstripped Certificates" and "-- Application of Stripped Bond Rules." Thus, with respect to such mortgage assets, a holder will be required, under section 1276 of the Code, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such mortgage assets at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A trust fractional certificateholder may, however, elect to determine the amount of accrued market discount on a

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constant-yield-to-maturity basis. This election is made on a loan-by-loan basis and is irrevocable. In addition, the description of the market discount rules under "REMIC Certificates -- Market Discount" and "-- Premium" with respect to
(1) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (2) deferral of interest expense deductions,
(3) the de minimis exception from the market discount rules and (4) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to trust fractional certificates. Treasury regulations implementing the market discount rules have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

         If a trust fractional certificate is purchased at a premium, under existing law such premium must be allocated to each of the mortgage assets (on the basis of its relative fair market value). In general, the portion of any premium allocated to unstripped mortgage assets can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

         The application of the Stripped Bond Rules to stripped mortgage assets will generally cause any premium allocable to stripped mortgage assets to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the certificate. In that event, no additional deduction for the amortization of premium would be allowed. See "REMIC Certificates -- Market Discount" and "-- Premium" for a discussion of the application of the Premium Regulations.

         Allocation of Purchase Price. As noted above, a purchaser of a trust fractional certificate relating to unstripped mortgage assets will be required to allocate the purchase price therefor to the undivided interest it acquires in each of the mortgage assets, in proportion to the respective fair market values of the portions of such mortgage assets included in the trust at the time the certificate is purchased. The depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the mortgage assets, where the interests in the mortgage assets represented by a trust fractional certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a mortgage asset, provided the mortgage assets are not so diverse as to evoke differing prepayment expectations. Nevertheless, if there is any significant variation in interest rates among the mortgage assets, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

         Taxation of Trust Interest Certificates. With respect to each series of certificates McKee Nelson LLP, special counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that each holder of a trust interest certificate (a "trust interest certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Portion") of each of the mortgage assets in the related trust. Accordingly, and subject to the discussion below, each trust interest certificateholder is treated as owning its allocable share of the Interest Portion from the mortgage assets, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the related trust at the same time and in the same manner as such items would have been reported under the trust interest certificateholder's tax accounting method had it held directly an interest in the Interest Portion from the mortgage assets, received directly its share of the amounts received with respect to the mortgage assets and

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

paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a trust interest certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by trust interest certificateholders in lieu of amounts due with respect to any mortgage asset but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

         A trust interest certificate will consist of an undivided interest in the Interest Portion of each of the mortgage assets in the related trust. With respect to each series of certificates, a trust interest certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Portion of each of the mortgage assets (a "Stripped Interest") separated by Saxon Asset Securities Company from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying mortgage asset. As a consequence, the trust interest certificates will become subject to the Stripped Bond Rules. Each trust interest certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Portion under the method prescribed by the Code, taking account of the price at which the holder purchased the trust interest certificate. The Stripped Bond Rules generally require a holder of stripped bonds or coupon portions to accrue and report income therefrom daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "-- REMIC Certificates -- Original Issue Discount." The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to trust interest certificates. In reporting to trust interest certificateholders such certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the mortgage assets.

         Alternatively, the IRS may require trust interest certificateholders to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

         The tax treatment of the trust interest certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. Each trust interest certificate will be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a trust interest certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above under "REMIC Certificates -- Original Issue Discount" apply; however, there is no authority permitting trust interest certificateholders to take into account the prepayment assumption in computing original issue discount accruals. See "-- Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a trust interest certificate will be the purchase price paid

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

by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the trust interest certificate whether or not denominated as interest. The amount of original issue discount with respect to a trust interest certificate may be treated as zero under the original issue discount de minimis rules described above.

         The trustee intends in reporting information relating to original issue discount to certificateholders to provide such information on an aggregate poolwide basis. Applicable law is, however, unclear, and it is possible that certificateholders may be required to compute original issue discount either on a loan-by-loan basis or on a payment-by-payment basis taking account of an allocation of their basis in the certificates among the interests in the various mortgage loans represented by such certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a loan-by-loan basis. It may not be possible to reconstruct after the fact sufficient loan-by-loan information should the IRS require a computation on that basis.

         Because the treatment of the trust interest certificates under current law and the potential application of the Contingent Debt Regulations are both complicated and uncertain, trust interest certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on trust interest certificates.

         Prepayments. The proper treatment of interests, such as the trust fractional certificates and the trust interest certificates, in debt instruments that are subject to prepayment is unclear. The rules of section 1272(a)(6) of the Code described above require original issue discount to be taken into account on the basis of a constant yield to assumed maturity and actual prepayments to any pool of debt instruments the payments on which may be accelerated by reason of prepayments. The manner of determining the prepayment assumption is to be determined under Treasury regulations, but no regulations have been issued. Trust fractional certificateholders and trust interest certificateholders should consult their tax advisers as to the proper reporting of income from trust fractional certificates and trust interest certificates, as the case may be, in the light of the possibility of prepayment and, with respect to the trust interest certificates, as to the possible application of the Contingent Debt Regulations.

         Sales of Trust Certificates. If a certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the certificateholder's adjusted tax basis in the certificate. Such tax basis will equal the certificateholder's cost for the certificate, increased by any original issue or market discount previously included in income and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a certificate which is part of a conversion transaction or which the holder elects to treat as ordinary. See "REMIC Certificates -- Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the certificate was held as a capital asset except to the extent that section 582(c) of the Code applies to such gain or loss.

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

         Trust Reporting. Each holder of a trust fractional certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each holder of a trust certificate who was such a holder at any time during such year will be furnished with information regarding the amount of servicing compensation and such other customary factual information necessary or desirable to enable holders of trust certificates to prepare their tax returns.

         Back-up Withholding. In general, the rules described in "REMIC Certificates-- Back-up Withholding" will also apply to trust certificates.

         Foreign Certificateholders. Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) to a certificateholder who is not a U.S. Person, will not generally be subject to United States withholding tax, provided that the certificateholder (1) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to, each of the issuers of the mortgage assets and (2) provides required certification as to its non-United States status under penalty of perjury. Any withholding tax that does apply may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

         See further the discussion of the Withholding Regulations, under "REMIC Certificates--Foreign Investors in REMIC Certificates."

Certificates Classified as Partnership Interests

         Certain arrangements may be treated as partnerships for federal income tax purposes. In such event, the related certificates will characterized, for federal income tax purposes, as Partnership Interests as discussed in the related prospectus supplement. With respect to certificates classified as partnership interests, McKee Nelson LLP, special counsel to the depositor, will deliver their opinion (unless otherwise limited in the related prospectus supplement) generally to the effect that the arrangement pursuant to which such certificates are issued will be characterized as a partnership and not as an association taxable as a corporation or taxable mortgage pool for federal income tax purposes. The related prospectus supplement will also address any material federal income tax consequences applicable to the holder.

Debt Certificates

         General. Debt certificates may be treated, for federal income tax purposes, either as (1) non-recourse debt of the depositor secured by the related mortgage assets, in which case the related trust will constitute only a security device that constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (2) debt of a partnership, in which case the related trust will constitute a partnership for federal income tax purposes, in either case without reliance on the REMIC Provisions or the FASIT Provisions. McKee Nelson LLP, special counsel to the depositor, will deliver its opinion (unless otherwise

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

limited by the related prospectus supplement) generally to the effect that, for federal income tax purposes, assuming compliance with all the provisions of the related agreement, (1) the debt certificates will be characterized as debt issued by, and not equity in, the related trust and (2) the related trust will not be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Code) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i). Because, however, different criteria are used to determine the accounting treatment of the issuance of debt certificates, the depositor may treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the related mortgage assets to the related trust and not as the issuance of debt obligations. In that regard, it should be noted that the IRS has issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate. Assuming that debt certificates will be treated as indebtedness for federal income tax purposes, holders of debt certificates, using their method of tax accounting, will follow the federal income tax treatment hereinafter described.

         Original Issue Discount. It is likely that the debt certificates will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code because interest payments on the debt certificates may, in the event of certain shortfalls, be deferred for periods exceeding one year. As a result, interest payments may not be considered qualified stated interest payments.

         In general, a holder of a debt certificate having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a debt certificate will be computed generally as described under "-- REMIC Certificates -- Original Issue Discount." The depositor intends to report any information required with respect to the debt certificates based on the OID Regulations.

         Market Discount. A purchaser of a debt certificate may be subject to the market discount rules of Code sections 1276 through 1278. In general, market discount is the amount by which the stated redemption price at maturity (or, in the case of a debt certificate issued with original issue discount, the adjusted issue price) of the debt certificate exceeds the purchaser's basis in a debt certificate. The holder of a debt certificate that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such debt certificate are received. The amount of market discount on a debt certificate will be computed generally as described under "-- REMIC Certificates -- Market Discount."

         Premium. A debt certificate purchased at a cost greater than its stated redemption price at maturity is considered to be purchased at a premium. A holder of a debt certificate who holds a debt certificate as a capital asset within the meaning of section 1221 of the Code may elect under section 171 to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a debt certificate acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment

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obligations such as the debt certificates. The treatment of premium incurred upon the purchase of a debt certificate will be determined generally as described above under "-- REMIC Certificates -- Premium."

         Sale or Exchange of Debt Certificates. If a holder of a debt certificate sells or exchanges a debt certificate, such holder will recognize gain or loss equal to the difference, if any, between the amount received and such holder's adjusted basis in the debt certificate. The adjusted basis in the debt certificate generally will equal its initial cost, increased by any original issue discount or market discount with respect to the debt certificate previously included in such holder's gross income and reduced by the payments previously received on the debt certificate, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described above with respect to market discount, and except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt certificate recognized by an investor who holds the debt certificate as a capital asset (within the meaning of section 1221), will be capital gain or loss and will be long term or short term depending on whether the debt certificate has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the debt certificates.

         Backup Withholding. Holders of debt certificates will be subject to backup withholding rules identical to those applicable to REMIC regular Certificates. See "-- REMIC Certificates -- Backup Withholding" with respect to REMIC Certificates.

         Tax Treatment of Foreign Investors. Holders of debt certificates who are not U.S. Persons will be subject to taxation in the same manner as foreign holders of REMIC regular certificates. See "-- REMIC Certificates -- Foreign Investors in REMIC Certificates."

         For federal income tax purposes, (1) debt certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; (2) interest on debt certificates held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B); (3) debt certificates held by a real estate investment trust will not constitute real estate assets or Government securities within the meaning of section 856(c)(5)(B); and (4) debt certificates held by a regulated investment company will not constitute Government securities within the meaning of section 851(b)(3)(A)(i).


                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

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

         For example, a REMIC or FASIT mortgage pool or Non-REMIC or Non-FASIT trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC mortgage pool or trust fund formed in, owning mortgages or property in, or having servicing activity performed in a state. Further, REMIC regular certificateholders resident in non-conforming states may have their ownership of REMIC regular certificates characterized as an interest other than debt of the REMIC, such as stock or a partnership interest. Therefore, potential investors should consult their own tax advisers with respect to the various state and local tax consequences of an investment in the certificates.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on employee benefit plans within the meaning of Section 3(3) of ERISA, including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested. ERISA also imposes certain duties on those persons who are fiduciaries with respect to employee benefit plans that are subject to ERISA. Investments by employee benefit plans covered by ERISA are subject to the general fiduciary requirements of ERISA, including the requirement of investment prudence and diversification, and the requirement that the employee benefit plan's investments be made in accordance with the documents governing the employee benefit plan.

         In addition, employee benefit plans subject to ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested), and individual retirement accounts and annuities or certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" under ERISA and "disqualified persons" under the Code). Such transactions are treated as "prohibited transactions" under sections 406 and 407 of ERISA and excise taxes are imposed upon disqualified persons by section 4975 of the Code (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA). The depositor, the credit enhancer, the underwriters and the trustee, and certain of their affiliates, might be considered parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding or transfer of certificates by or on behalf of such Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless an exemption is available. The United States Department of Labor ("DOL") has issued regulations (29 C.F.R. Sections 2510.3-101 and 2550.401c-1) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which Plan assets are used to make an "equity interest" investment could be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the mortgage assets and any other assets of a trust and not merely an interest in the certificates, the assets of the trust would become subject to the fiduciary responsibility standards of ERISA, and transactions occurring between the depositor, the servicer, the credit enhancer, the underwriters and the trustee, or any of their affiliates, might constitute prohibited transactions, unless an administrative exemption applies.

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Certain such exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing of the mortgage assets are discussed below.

         DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass through certificates." A "mortgage pool" is defined as an investment pool which is held in trust and which consists solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass through certificate" is defined as a certificate which represents a beneficial undivided fractional interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans, less any fees retained by the pool sponsor.

         For the exemption to apply, PTCE 83-1 requires that:

         o The depositor and the trustee maintain a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying holders of certificates against reductions in pass through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the covered pooled mortgage loans and 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor; and

         o the payments made to and retained by the depositor in connection with the trust, together with all funds inuring to its benefit for administering the trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust.

         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the servicer, any credit enhancer or the trustee is a party in interest if the Plan does not pay more than fair market value for such certificates and the rights and interests evidenced by such certificates are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules transactions in connection with the servicing and operation of the trust, provided that any payments made to the servicer in connection with the servicing of the trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors before they purchase certificates.

         In the case of any Plan with respect to which the depositor, the servicer, the credit enhancer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

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

         o the Plan pays no more for the certificates than would be paid in an arm's-length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by the Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the servicer, the credit enhancer or the trustee.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust is a "mortgage pool," that the certificates constitute "mortgage pool pass through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

         In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the individual exemption which may be applicable to the certificates.

         One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a certificate and the circumstances under which such decision is made, including, but not limited to, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. Nevertheless, even if the conditions specified in PTCE 83-1 or one or more of these other exemptions are met, the scope of the relief provided might not cover all acts which might be construed as prohibited transactions.

         Certain classes of certificates may not be offered for sale or be transferable to Plans. The prospectus supplement for each series will indicate which classes of certificates are subject to restrictions on transfer to Plans.

         Any Plan fiduciary considering the purchase of a certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            LEGAL INVESTMENT MATTERS

         If so specified in the prospectus supplement for a series, the certificates of such series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the certificates only to the extent provided in such legislation. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the certificates of a series.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of certificates, except under limited circumstances. The OTS has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any certificates.

         If specified in the prospectus supplement for a series, one or more classes of certificates of the series will not constitute "mortgage related securities" for purposes of SMMEA. In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of certificates.

         All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes. In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any certificates. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates of a series.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing certificates, since some certificates may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any book-entry certificates, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Prospective investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.


                              PLAN OF DISTRIBUTION

         The depositor may sell the certificates offered by this prospectus and by the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The prospectus supplement for each series will set forth the terms of the offering of the series and of each class of the series, including the name or names of the underwriters, the proceeds to and their use by the depositor and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the certificates will be determined.

         The certificates of a series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the certificates of a series described in the related prospectus supplement if any are purchased. If certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and the purchasers of the certificates of the series.

         The place and time of delivery for the certificates of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed a registration statement with the Securities and Exchange Commission with respect to the certificates. The registration statement and amendments thereto and the exhibits thereto as well as reports filed with the Commission on behalf of each trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional
Offices: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site (http:\\www.sec.gov). The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         This prospectus does not contain all the information set forth in the registration statement of which this prospectus is a part, or in the exhibits relating thereto, which the depositor has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission. Copies of the agreement for a particular series will be provided to each person to whom a prospectus is delivered upon written or oral request, provided that the request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with respect to each trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates of the trust under this prospectus shall be deemed to be incorporated into and made a part of this prospectus from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The depositor will provide a copy of any and all information that has been incorporated by reference into this prospectus, not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates, upon written or oral request of any person, without charge to such person, provided that the request is made to the depositor, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

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




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


                               [GRAPHIC OMITTED]
                                     SAXON



                                  $650,410,000
                      Saxon Asset Securities Trust 2001-2


                        Saxon Asset Securities Company,
                                  as Depositor


                    Mortgage Loan Asset Backed Certificates
                                 Series 2001-2


                        GREENWICH CAPITAL MARKETS, INC.
                           CREDIT SUISSE FIRST BOSTON
                          FIRST UNION SECURITIES, INC
                                    JPMORGAN


                          ---------------------------

                             Prospectus Supplement

                          ---------------------------


                                 July 26, 2001